FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-165147-11

Dated October 7, 2013	JPMBB 2013-C15

Free Writing Prospectus Structural and Collateral Term Sheet
JPMBB 2013-C15
$1,192,907,350 (Approximate Mortgage Pool Balance)

$1,049,758,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2013-C15

JPMorgan Chase Bank, National Association Barclays Bank PLC Starwood Mortgage Funding II LLC KeyBank National Association Mortgage Loan Sellers
J.P. Morgan Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner
KeyBanc Capital Markets Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated October 7, 2013	JPMBB 2013-C15

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”) and KeyBanc Capital Markets (each individually, an “Underwriter” and collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-165147) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever.  The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials.  The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS TERMSHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERMSHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED IN THIS DOCUMENT. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / Fitch/ KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf) / AAA(sf)	$63,681,000	30.000%	2.67	11/13-8/18	45.6%	15.0%
A-2	Aaa(sf) / AAA(sf) / AAA(sf)	$365,321,000	30.000%	4.92	8/18-10/18	45.6%	15.0%
A-3	Aaa(sf) / AAA(sf) / AAA(sf)	$21,444,000	30.000%	6.88	9/20-9/20	45.6%	15.0%
A-4	Aaa(sf) / AAA(sf) / AAA(sf)	$110,000,000	30.000%	9.84	7/23-9/23	45.6%	15.0%
A-5	Aaa(sf) / AAA(sf) / AAA(sf)	$206,902,000	30.000%	9.88	9/23-9/23	45.6%	15.0%
A-SB	Aaa(sf) / AAA(sf) / AAA(sf)	$67,687,000	30.000%	7.36	8/18-7/23	45.6%	15.0%
X-A	Aaa(sf) / AAA(sf) / AAA(sf)	$928,977,000(6)	N/A	N/A	NA	N/A	N/A
X-B	Aa3(sf) / AA-(sf) / AAA(sf)	$76,047,000(6)	N/A	N/A	NA	N/A	N/A
A-S	Aaa(sf) / AAA(sf) / AAA(sf)	$93,942,000	22.125%	9.93	9/23-10/23	50.7%	13.5%
B	Aa3(sf) / AA-(sf) / AA-(sf)	$76,047,000	15.750%	9.96	10/23-10/23	54.8%	12.5%
C	A3(sf) / A-(sf) / A-(sf)	$44,734,000	12.000%	9.96	10/23-10/23	57.3%	11.9%

Privately Offered Certificates(7)
Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C	NR / NR / NR	$83,503,349(6)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-(sf) / BBB-(sf)	$59,646,000	7.000%	9.96	10/23-10/23	60.5%	11.3%
E	NR / BB(sf) / BB+(sf)	$23,858,000	5.000%	9.96	10/23-10/23	61.8%	11.1%
F	NR / B(sf) / BB(sf)	$11,929,000	4.000%	9.96	10/23-10/23	62.5%	10.9%
NR	NR / NR / NR	$47,716,349	0.000%	9.96	10/23-10/23	65.1%	10.5%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.

(3)
Assumes 0% CPR / 0% CDR and an October 29, 2013 closing date. Based on modeling assumptions as described in the Free Writing Prospectus expected to be dated October 8, 2013 (the “Free Writing Prospectus”).

(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated by dividing the aggregate UW NOI Debt Yield for the mortgage loans, by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B and Class X-C Notional Amounts are defined in the Free Writing Prospectus.
(7)
Any information in this Structural and Collateral Term Sheet concerning the Class X-C, Class D, Class E, Class F, Class NR and Class R Certificates is presented solely to enhance your understanding of the Publicly Offered Certificates.  The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Summary of Transaction Terms

Securities Offered:	$1,049,758,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co- Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Co-Manager:	KeyBanc Capital Markets Inc.
Mortgage Loan Sellers:
JPMorgan Chase Bank, National Association (“JPMCB”) (50.9%), Barclays Bank PLC (“Barclays”) (21.5%), Starwood Mortgage Funding II LLC (“SMF II”) (16.7%) and KeyBank National Association (“KeyBank”) (10.8%).

Master Servicer:	Wells Fargo Bank, National Association.
Special Servicer:	LNR Partners LLC.
Directing Certificateholder:	Eightfold Real Estate Capital Fund III, L.P.
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	U.S. Bank National Association.
Senior Trust Advisor:	Pentalpha Surveillance LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).
Pricing Date:	On or about October 16, 2013.
Closing Date:	On or about October 29, 2013.
Cut-off Date:
With respect to each mortgage loan, the related due date in October 2013, or with respect to any mortgage loan that was originated in September 2013 and has its first due date in November 2013, the related due date in October 2013.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in November 2013.
Determination Date:	11th day of each month, or if the 11th day is not a business day, on the next succeeding business day, commencing in November 2013.
Assumed Final Distribution Date:	The Distribution Date in October 2023, which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in November 2045.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-C, Class D, Class E, Class F and Class NR Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and pursuant to Regulation S, to non-U.S. Persons.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1.0% clean-up call.
Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Summary of Transaction Terms

■	Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-C Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c) the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) (the “WAC Rate”) for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass- Through Rate on the Class B Certificates for that Distribution Date.

The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class E, Class F and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, seventh, to Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Summary of Transaction Terms

■	Distribution of Principal (continued):
The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan)) to such Classes on or prior to such date.

The Class X-A, Class X-B and Class X-C Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates) and the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balances of the Class E, Class F and Class NR Certificates).

■	Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between two groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S Certificates, on the one hand (“YM Group A”) and the Class X-B, Class B, Class C and Class D Certificates, on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

No Yield Maintenance Charges will be distributed to the Class X-C, Class E, Class F and Class NR Certificates. Once the Certificates Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates.

■	Realized Losses:
Realized losses on the mortgage loans (exclusive of losses on any related companion loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A- 4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero.  The notional amount of the Class X-A, Class X-B and Class X-C Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’, Class X-B Certificates’ and Class X-C Certificates’ notional amounts, respectively. Realized losses on each whole loan will be allocated to the mortgage loan and the related pari passu companion loan, pro rata, and losses on the whole loan with a subordinate interest will be allocated first to the related subordinate companion loan and then to the related mortgage loan and pari passu companion loan, pro rata.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Summary of Transaction Terms

■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance and; (g) shortfalls resulting from other unanticipated or default-related expenses of the trust.  Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the mortgage loan, the Special Servicer will be obligated to obtain an appraisal of the related Mortgaged Property and calculate the Appraisal Reduction amount. The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related Mortgaged Property, plus the amount of any escrows and letters of credit.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each pari passu whole loan, the Appraisal Reduction amount is notionally allocated to reduce the principal balance of the related mortgage loan and the related pari passu companion loan, pro rata. With respect to the whole loan with a subordinate interest, the Appraisal Reduction amount will be notionally allocated first, to reduce the principal balance of the related subordinate companion loan and then to reduce the principal balance of the related mortgage loan and pari passu companion loan, pro rata.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Whole Loans:
Four mortgage loans are evidenced by a note and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, the “Whole Loans”) that are each secured by a single mortgage on the related mortgaged property and are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of one of these Whole Loans, the “Veritas Multifamily Portfolio Whole Loan”, the Companion Loans are (i) a related pari passu Companion Loan, and (ii) a related subordinate Companion Loan (the “Subordinate Companion Loan”).

In the case of three of these Whole Loans, the “Miracle Mile Shops Whole Loan”, the “1615 L Street Whole Loan” and the “Hulen Mall Whole Loan”, the related Companion Loans are pari passu with the related mortgage loan (these Companion Loans together with the pari passu Companion Loan related to the Veritas Multifamily Portfolio Whole Loan, the “Pari Passu Companion Loans”).

Each of these Whole Loans will be serviced under the pooling and servicing agreement for the JPMBB 2013-C15 transaction (“Serviced Whole Loans”) except for the Miracle Mile Shops Whole Loan which will be serviced pursuant to another pooling and servicing agreement as described under “Description of the Mortgage Pool – The Miracle Mile Shops Whole Loan” in the Free Writing Prospectus.

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust, on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Free Writing Prospectus.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future) or a Subordinate Companion Loan, the mezzanine lenders or Subordinate Companion Loan holder may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Sale of Defaulted Mortgage Loans and REO Properties (continued):
If the Special Servicer does not receive an offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders, so long as such lower offer was not made by the Special Servicer or any of its affiliates.

With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan (but not any Subordinate Companion Loan) and the prices will be adjusted accordingly.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either REMIC of the trust fund or cause either REMIC of the trust fund to fail to qualify as a REMIC.

With respect to the Miracle Mile Shops mortgage loan, if the special servicer under the applicable pooling and servicing agreement determines to sell such Companion Loan as described above, then the applicable special servicer will be required to sell the Whole Loan including the mortgage loan in the JPMBB 2013-C15 Trust and the Companion Loans as a single loan. In connection with any such sale, the then applicable special servicer will be required to follow procedures substantially similar to those set forth above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Control Rights:
The Class E, Class F and Class NR Certificates (the “Control Eligible Certificates”) will have certain control rights attached to them. The majority owner or appointed representative of the Class of Control Eligible Certificates that at any time of determination is the Controlling Class (such owner or representative the “Directing Certificateholder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan. With respect to any mortgage loan that has mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to the Miracle Mile Shops Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder under the applicable pooling and servicing agreement.

With respect to the 1615 L Street Whole Loan and the Hulen Mall Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement.

With respect to the Veritas Multifamily Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consent rights of the holder of the related Subordinate Companion Loan pursuant to the related intercreditor agreement or after a control event with respect to the Subordinate Companion Loan as described in the Free Writing Prospectus subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement. In addition, the holder of the Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, to purchase the related defaulted mortgage loan.

■	Directing Certificateholder:	Eightfold Real Estate Capital Fund III, L.P. (or an affiliate), is expected to be appointed the initial directing certificateholder.
■	Controlling Class:
The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Event:
A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. The Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Control Event (continued):
With respect to the Veritas Multifamily Portfolio Whole Loan, pursuant to the related intercreditor agreement, the holder of the Subordinate Companion Loan will lose its right to direct or consent to certain actions upon the occurrence of a control appraisal event with respect to such Subordinate Companion Loan, which will occur when the principal balance of such Subordinate Companion Loan (taking into account the application of realized losses, payments of principal and Appraisal Reductions to notionally reduce such balance) has been reduced to less than 25% of the initial principal balance as of the Closing Date less payments of principal.

■	Consultation Termination Event:
A Consultation Termination Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the most subordinate class among the Control Eligible Certificates that have a then outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance, and the then Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.
■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised- Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:
The Senior Trust Advisor will initially be Pentalpha Surveillance LLC.  The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Mortgage Loans.  The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the Specially Serviced Mortgage Loans except with respect to the Veritas Multifamily Portfolio Whole Loan unless a control event with respect to the Subordinate Companion Loan has occurred. The Senior Trust Advisor will have no obligations under the Pooling and Servicing Agreement with respect to the Miracle Mile Shops Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Senior Trust Advisor (continued):
The Senior Trust Advisor will be responsible for:

■       after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

■       after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. The annual report will be based on the Senior Trust Advisor’s knowledge of all of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of Specially Serviced Mortgage Loans, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

■       prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Senior Trust Advisor after such calculations have been finalized.  The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

■       after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer.  In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement.  Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation) except with respect to the Veritas Multifamily Portfolio Whole Loan unless a control event with respect to the Subordinate Companion Loan has occurred.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Senior Trust Advisor (continued):
The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Replacement of Senior Trust Advisor:
The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (iii) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the Special Servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder; provided, however, that with respect to the Veritas Multifamily Portfolio Whole Loan, the holder of the Subordinate Companion Loan (prior to a control event with respect to such Subordinate Companion Loan) will have the right to replace the Special Servicer with respect to that Whole Loan.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the Whole Loans, the holder of the related Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee to terminate the special servicer solely with respect to such Whole Loan except that this right with respect to the Veritas Multifamily Portfolio Whole Loan prior to a control event with respect to the related Subordinate Companion Loan will not be exercisable. A replacement special servicer will be selected by the applicable trustee or, prior to a Control Event, by the applicable Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to the Veritas Multifamily Portfolio Whole Loan, prior to a control change with respect to the Subordinate Companion Loan, the holder of such Subordinate Companion Loan will have the right to terminate the Special Servicer with or without cause upon at least ten business days prior notice to the Special Servicer.

With respect to the Miracle Mile Shops Whole Loan, the JPMBB 2013-C15 trust as holder of the Miracle Mile Shops Pari Passu Companion Loan has a similar right in the event of a servicing termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which will be exercised by the Directing Certificateholder prior to a Control Event.

■	Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described under “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO Loan (including Specially Serviced mortgage loans) that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each Specially Serviced mortgage loan and REO Loan at the special servicing fee rate described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Master Servicer and Special Servicer Compensation (continued):
In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans.  The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan and Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, if applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan (or serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (or serviced Whole Loan) is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected Mortgage Loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected Mortgage Loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected Mortgage Loan (including the related Companion Loan, if applicable) that would result in the total Workout Fees payable to the Special Servicer in respect of that mortgage loan (or Whole Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected Mortgage Loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO Loan being a corrected Mortgage Loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable at a rate of 1.00% of the liquidation proceeds; provided however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan or REO Loan as additional compensation within the prior 12 months.

Similar fees to those described above will be payable to the special servicer for the Miracle Mile Shops Whole Loan under the applicable pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Summary of Transaction Terms

■	Master Servicer and Special Servicer Compensation (continued):
Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a Specially Serviced Mortgage Loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■	Deal Website:
The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
                    ■       special notices
               ■     summaries of asset status reports
               ■     appraisals in connection with Appraisal Reductions plus any second appraisals ordered
               ■     an “Investor Q&A Forum”
               ■     a voluntary investor registry
               ■     SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Collateral Characteristics

	Number of	Number of	Aggregate
Mortgage	Mortgage	Mortgaged	Cut-off Date	% of
Loan Seller	Loans	Properties	Balance	IPB
JPMCB	16	75	$607,581,001	50.9%
Barclays	28	38	256,793,607	21.5
SMF II	16	24	199,206,065	16.7
KeyBank	8	14	129,326,676	10.8
	68	151	$1,192,907,350	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$1,192,907,350
Number of Mortgage Loans:	68
Number of Mortgaged Properties:	151
Average Cut-off Date Balance per Mortgage Loan:	$17,542,755
Weighted Average Current Mortgage Rate:	5.09879%
10 Largest Mortgage Loans as % of IPB:	55.8%
Weighted Average Remaining Term to Maturity(1):	99 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2):	1.53x
Weighted Average UW NOI Debt Yield(2):	10.5%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3):	65.1%
Weighted Average Maturity Date LTV(1)(2)(3):	57.9%

Other Statistics
% of Mortgage Loans with Additional Debt:	46.6%
% of Mortgaged Properties with Single Tenants:	9.5%

Amortization
Weighted Average Original Amortization Term(4):	342 months
Weighted Average Remaining Amortization Term(4):	342 months
% of Mortgage Loans with Amortizing Balloon:	48.0%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	30.1%
% of Mortgage Loans with Interest-Only:	19.3%
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure:	1.9%
% of Mortgage Loans with Partial Interest-Only, Amortizing Balloon followed by ARD-Structure:	0.6%

Cash Management(5)
% of Mortgage Loans with In-Place, CMA Lockboxes:	41.6%
% of Mortgage Loans with In-Place, Hard Lockboxes:	30.0%
% of Mortgage Loans with Soft Lockboxes:	13.5%
% of Mortgage Loans with Springing Lockboxes:	12.9%
% of Mortgage Loans with No Lockbox:	2.0%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	86.1%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	52.1%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	86.5%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	76.7%

(1)	In the case of the five mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 2, 3 and 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No.1.

(3)
In the case of Loan No. 1, the Cut-off Date LTV and the Maturity Date LTV is calculated using the appraisal’s “as-stabilized” appraised values for those units currently being remediated for fire damage at two of the properties. In the case of Loan No. 5, the Cut-off Date LTV is calculated using the appraisal’s “hypothetical as-if stabilized” appraised value of $84,000,000. The Maturity Date LTV is calculated using the real estate only “hypothetical as-if stabilized” appraised value of $76,500,000 and the maturity balance of the loan net of an additional collateral reserve collected during the loan term.

(4)	Excludes three mortgage loans that are interest-only for the entire term.
(5)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(6)	CapEx Reserves include FF&E reserves for hotel properties.
(7)	Calculated only with respect to Cut-off Date Balance for retail, office, industrial, mixed use and other-daycare properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Collateral Characteristics

Ten Largest Mortgage Loans

		Mortgage	No.	Cut-off					UW NOI	Cut-off	Maturity
		Loan	of	Date	% of	SF/Units	Property	UW NCF	Debt	Date	Date/ARD
No.	Loan Name	Seller	Prop.	Balance	IPB	/Rooms	Type	DSCR(1)	Yield(1)	LTV(1)(2)	LTV(1)(2)
1	Veritas Multifamily Portfolio	JPMCB	45	$119,000,000	9.98%	1,230	Various	1.50x	8.4%	66.5%	66.5%
2	Miracle Mile Shops	JPMCB	1	$110,000,000	9.2%	448,835	Retail	1.24x	8.4%	62.7%	58.0%
3	1615 L Street	JPMCB	1	$100,000,000	8.4%	417,383	Office	1.54x	8.1%	63.0%	63.0%
4	Hulen Mall	JPMCB	1	$90,000,000	7.5%	400,968	Retail	1.61x	10.2%	69.5%	63.4%
5	Briarcliff Office Portfolio	KeyBank	5	$57,250,000	4.8%	417,512	Various	1.33x	11.0%	68.2%	56.7%
6	369 Lexington Avenue	SMF II	1	$43,050,000	3.6%	150,947	Office	1.50x	10.6%	55.8%	48.9%
7	Regency Park Apartments	JPMCB	1	$42,000,000	3.5%	528	Multifamily	1.25x	8.2%	66.0%	61.9%
8	HPI - GSA Portfolio	JPMCB	4	$41,476,652	3.5%	547,214	Office	2.09x	16.5%	49.8%	44.1%
9	Marriott Portfolio	SMF II	3	$32,000,000	2.7%	671	Hotel	1.56x	10.5%	67.7%	56.4%
10	2 West 46th Street	SMF II	1	$30,450,000	2.6%	141,626	Office	1.53x	11.1%	50.5%	44.3%

	Top 3 Total / Weighted Average			$329,000,000	27.6%			1.43x	8.3%	64.2%	62.6%
	Top 5 Total / Weighted Average			$476,250,000	39.9%			1.45x	9.0%	65.7%	62.0%
	Top 10 Total / Weighted Average			$665,226,652	55.8%			1.49x	9.7%	63.5%	59.0%
(1)
In the case of Loan Nos. 1, 2, 3 and 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No.1.

(2)
In the case of Loan No. 1, the Cut-off Date LTV and the Maturity Date LTV is calculated using the appraisal’s “as-stabilized” appraised values for those units currently being remediated for fire damage at two of the properties. The “as-is” value assuming the units were not remediated is $313,910,000, which results in a Cut-off Date LTV and Maturity Date LTV of 67.4%. In the case of Loan No. 5, the Cut-off Date LTV is calculated using the appraisal’s “hypothetical as-if stabilized” appraised value of $84,000,000. The Maturity Date LTV is calculated using the real estate only “hypothetical as-if stabilized” appraised value of $76,500,000 and the maturity balance of the loan net of an additional collateral reserve collected during the loan term. The “as-is” value is $81,000,000, which results in a Cut-off Date LTV of 70.7%.

Pari Passu Note Loan Summary

			Companion	Total
		Trust	Loan	Mortgage Loan	Controlling
		Cut-off Date	Cut-off Date	Cut-off Date	Pooling & Servicing	Master	Special	Voting
No.	Loan Name	Balance	Balance	Balance	Agreement	Servicer	Servicer	Rights
1	Veritas Multifamily Portfolio(1)	$119,000,000	$92,500,000	$211,500,000	JPMBB 2013-C15	Wells Fargo	LNR Partners, LLC	JPMBB 2013-C15
2	Miracle Mile Shops(2)	$110,000,000	$470,000,000	$580,000,000	COMM 2013-CCRE11	Midland	Situs Holdings, LLC	COMM 2013-CCRE11
3	1615 L Street	$100,000,000	$34,250,000	$134,250,000	JPMBB 2013-C15	Wells Fargo	LNR Partners, LLC	JPMBB 2013-C15
4	Hulen Mall	$90,000,000	$40,000,000	$130,000,000	JPMBB 2013-C15	Wells Fargo	LNR Partners, LLC	JPMBB 2013-C15
(1)
The Veritas Multifamily Portfolio Total Mortgage Loan Cut-off Date Balance does not include the $20,000,000 B-Note, which is subordinate to the A-1 note and A-2 note of $119,000,000 and $92,500,000, respectively.

(2)	For more information on the Miracle Mile Shops pari passu notes, see “Description of the Mortgage Pool—The Miracle Mile Shops Whole Loan” in the Free Writing Prospectus.

Additional Debt Summary(1)

			Subordinate	Total	Trust	Total	Trust	Total Debt	Trust	Total
		Trust	Debt	Debt	UW	Debt	Cut-off	Cut-off	UW NOI	Debt
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR(2)	DSCR	LTV(2)(3)	LTV(3)	Yield(2)	Debt Yield
1	Veritas Multifamily Portfolio(4)	$119,000,000	$20,000,000	$231,500,000	1.50x	1.32x	66.5%	72.8%	8.4%	7.7%
6	369 Lexington Avenue(5)	$43,050,000	$18,450,000	$61,500,000	1.50x	0.93x	55.8%	76.4%	10.6%	7.6%
7	Regency Park Apartments	$42,000,000	$5,000,000	$47,000,000	1.25x	1.07x	66.0%	73.9%	8.2%	7.3%
10	2 West 46th Street(5)	$30,450,000	$13,050,000	$43,500,000	1.53x	0.93x	50.5%	76.4%	11.1%	7.6%
12	MHPI Manufactured Housing Portfolio	$21,000,000	$3,000,000	$24,000,000	1.45x	1.13x	74.4%	85.1%	9.5%	8.3%
(1)	In the case of Loan Nos. 6, 7, 10 and 12, subordinate debt represents mezzanine loans, and in the case of Loan No. 1, subordinate debt represents a Subordinate Companion Loan.
(2)	In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, and Cut-off Date LTV calculations include the related Pari Passu Companion Loan, but exclude the Subordinate Companion Loan.
(3)
In the case of Loan No. 1, the Cut-off Date LTV and the Maturity Date LTV is calculated using the appraisal’s “as-stabilized” appraised values for those units currently being remediated for fire damage at two of the properties.

(4)
The Veritas Multifamily Portfolio Total Debt Cut-off Date Balance includes the Pari Passu Companion Loan. In addition, certain investors in the borrowers entered into two preferred equity arrangements totaling $182,500,000, which are subordinate to the Veritas Multifamily Portfolio Whole Loan. For more information on the preferred equity, please see “Veritas Multifamily Portfolio – Preferred Equity” below.

(5)
The 369 Lexington Avenue Subordinate Debt Cut-off Date Balance and 2 West 46th Street Subordinate Debt Cut-off Date Balance are cross-defaulted and cross-collateralized. The Total Debt UW NCF DSCR, Total Debt Cut-off Date LTV and Total Debt UW NOI Debt Yield calculations are based on the aggregate balance of the mortgage loans and the cross-collateralized and cross-defaulted mezzanine loans.  The Total Debt UW NCF DSCR calculation is based on amortizing debt service payments after an initial 30-month interest-only period.  Total Debt UW NCF DSCR based on the aggregate balance of the mortgage loans and the cross-collateralized and cross-defaulted mezzanine loans during the initial 30-month interest-only period is 1.06x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Collateral Characteristics

Previous Securitization History(1)

			Property	Cut-off Date	% of	Previous
No.	Loan Name	Location	Type	Balance	IPB	Securitization
2	Miracle Mile Shops	Las Vegas, NV	Retail	$110,000,000	9.2%	BACM 2006-1, COMM 2006-C7, BACM 2006-2
3	1615 L Street	Washington, DC	Office	$100,000,000	8.4%	GSMS 2007-GG10
4	Hulen Mall	Fort Worth, TX	Retail	$90,000,000	7.5%	MSC 2005-IQ9
5	Briarcliff Office Portfolio(2)	Kansas City, MO	Various	$57,250,000	4.8%	MLMT 2005-MCP1
6	369 Lexington Avenue	New York, NY	Office	$43,050,000	3.6%	COMM 2006-C8
7	Regency Park Apartments	Austin, TX	Multifamily	$42,000,000	3.5%	COMM 2004-LB3A
10	2 West 46th Street	New York, NY	Office	$30,450,000	2.6%	COMM 2006-C8
11	National Hotel Portfolio II(3)	Various	Hotel	$24,340,443	2.0%	CSFB 2004-C2
19	Alameda Crossing	Avondale, AZ	Retail	$14,486,626	1.2%	MSC 2007-IQ15
20	North Park Plaza	Pittsburg, CA	Retail	$13,300,000	1.1%	MSC 2007-HQ4
21	Southfield Retail Portfolio	Southfield, MI	Retail	$12,900,000	1.1%	JPMCC 2003-LN1
29	McKee Place Apartments	Pittsburgh, PA	Multifamily	$10,800,000	0.9%	CGCMT 2008-C7
34	Cambridge Village Apartments	Lewisville, TX	Multifamily	$8,870,000	0.7%	CSFB 2003-C5, MEZZ 2004-C1
37	Hampton Inn Midlothian	North Chesterfield, VA	Hotel	$7,800,000	0.7%	CSFB 2004-C1
49	Best Self Storage - Henderson, NV	Henderson, NV	Self Storage	$6,336,357	0.5%	GECMC 2004-C2
51	Hampton Inn Mechanicsville	Mechanicsville, VA	Hotel	$6,000,000	0.5%	CSFB 2004-C1
52	South County Medical Plaza	San Clemente, CA	Office	$6,000,000	0.5%	CSFB 2003-C5
53	Walgreens - Riverside, CA	Riverside, CA	Retail	$5,800,000	0.5%	JPMCC 2004-C2
57	Rite Aid Rochester Portfolio(4)	Various, NY	Retail	$4,489,670	0.4%	CSFB 2001-CF2
60	Fountain Park Plaza and Sashabaw Plaza(5)	Various, MI	Retail	$4,000,000	0.3%	Various
62	Victory Center	Newport News, VA	Retail	$3,982,505	0.3%	CMAT 1999-C1
63	Buckhead Farm MHP	Fayetteville, NC	Manufactured Housing	$3,750,000	0.3%	BACM 2003-2
64	Walgreens - Bellflower, CA	Bellflower, CA	Retail	$3,718,984	0.3%	WBCMT 2003-C9
65	Commerce Park	Commerce Township, MI	Retail	$3,600,000	0.3%	JPMCC 2003-CB7
66	Brook Creek Apartments	Glendale, AZ	Multifamily	$3,320,000	0.3%	JPMCC 2003-LN1
67	Walgreens - Norfolk	Norfolk, VA	Retail	$3,100,000	0.3%	BACM 2004-1
(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

(2)	For Loan No. 5, Briarcliff Office Portfolio, only the Briarcliff III property was previously securitized.
(3)	For Loan No. 11, National Hotel Portfolio II, only the TownePlace Suites Metairie property was previously securitized.
(4)	For Loan No. 57, Rite Aid Rochester Portfolio, only the Rite Aid - Henrietta property was previously securitized.
(5)	For Loan No. 60, Fountain Park Plaza was previously securitized in JPMCC 2007-CB18 and Sashabaw Plaza was previously securitized in MSC 2005-HQ7.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Mortgage Assets with Scheduled Balloon Payments and Related Classes

Class A-2(1)

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class(2)	Term	Term	DSCR(3)	Yield(3)	LTV Ratio(3)(4)	LTV Ratio(3)(4)
1	Veritas Multifamily Portfolio	San Francisco, CA	$119,000,000	9.98%	$119,000,000	32.6%	60	60	1.50x	8.4%	66.5%	66.5%
4	Hulen Mall	Fort Worth, TX	90,000,000	7.5	82,026,343	22.5	60	60	1.61x	10.2%	69.5%	63.4%
7	Regency Park Apartments	Austin, TX	42,000,000	3.5	39,349,768	10.8	60	59	1.25x	8.2%	66.0%	61.9%
8	HPI - GSA Portfolio	Various	41,476,652	3.5	36,752,607	10.1	60	59	2.09x	16.5%	49.8%	44.1%
11	National Hotel Portfolio II	Various	24,340,443	2.0	21,704,313	5.9	60	58	2.14x	15.0%	54.5%	48.6%
12	MHPI Manufactured Housing Portfolio	Various	21,000,000	1.8	19,469,591	5.3	60	60	1.45x	9.5%	74.4%	69.0%
15	Northwest Houston Industrial Portfolio	Houston, TX	18,000,000	1.5	17,426,764	4.8	60	59	1.51x	10.4%	71.9%	69.6%
17	Sheraton Madison	Madison, WI	16,959,349	1.4	15,616,832	4.3	60	58	1.76x	11.0%	67.3%	62.0%
18	National Hotel Portfolio I	Various	15,673,770	1.3	13,976,262	3.8	60	58	2.43x	17.0%	64.8%	57.8%

Total / Weighted Average:			$388,450,215	32.6%	$365,322,481	100.0%	60	59	1.65x	10.7%	65.2%	61.5%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date.  Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 Certificate Balance.
(3)
In the case of Loan Nos. 1 and 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No.1.

(4)
In the case of Loan No. 1, the Cut-off Date LTV Ratio and the Maturity Date/ARD LTV Ratio is calculated using the appraisal’s “as-stabilized” appraised values for those units currently being remediated for fire damage at two of the properties. The “as-is” value assuming the units were not remediated is $313,910,000, which results in a Cut-off Date LTV and Maturity Date/ARD LTV Ratio of 67.4%.

Class A-3(1)

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class(2)	Term	Term	DSCR	Yield	LTV Ratio	LTV Ratio
22	Bridgeport Center	Tigard, OR	$11,985,741	1.0%	$10,636,586	49.6%	84	83	1.39x	10.0%	73.1%	64.9%
39	United Heartland	New Berlin, WI	7,680,000	0.6	6,825,155	31.8	84	83	1.45x	11.0%	60.0%	53.3%
62	Victory Center	Newport News, VA	3,982,505	0.3	2,228,519	10.4	84	83	1.33x	15.9%	60.3%	33.8%
68	Gulf Breeze - Phase II	Corpus Christi, TX	1,972,692	0.2	1,754,004	8.2	84	83	1.42x	9.8%	70.5%	62.6%

Total / Weighted Average:			$25,620,938	2.1%	$21,444,263	100.0%	84	83	1.40x	11.2%	67.0%	56.4%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date.  Each class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Range of Principal Balances			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
$1,972,692	-	$9,999,999	37	$223,055,140	18.7%	5.40910%	117	1.50x	11.4%	65.2%	52.4%
$10,000,000	-	$24,999,999	21	304,625,558	25.5	5.14437%	99	1.63x	11.5%	68.7%	59.5%
$25,000,000	-	$49,999,999	5	188,976,652	15.8	4.96817%	93	1.59x	11.4%	57.9%	51.3%
$50,000,000	-	$99,999,999	2	147,250,000	12.3	4.68370%	83	1.50x	10.5%	69.0%	60.8%
$100,000,000	-	$119,000,000	3	329,000,000	27.6	5.10701%	98	1.43x	8.3%	64.2%	62.6%
Total / Weighted Average:			68	$1,192,907,350	100.0%	5.09879%	99	1.53x	10.5%	65.1%	57.9%

Mortgage Interest Rates

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
4.25350%	-	4.30000%	1	$90,000,000	7.5%	4.25350%	60	1.61x	10.2%	69.5%	63.4%
4.30001%	-	4.50000%	1	18,000,000	1.5	4.48000%	59	1.51x	10.4%	71.9%	69.6%
4.50001%	-	4.70000%	2	141,476,652	11.9	4.62286%	101	1.70x	10.6%	59.1%	57.5%
4.70001%	-	4.90000%	4	87,249,349	7.3	4.76452%	64	1.42x	9.3%	67.5%	62.4%
4.90001%	-	5.10000%	12	195,641,267	16.4	5.00718%	103	1.68x	11.8%	60.5%	53.4%
5.10001%	-	5.30000%	10	189,211,349	15.9	5.23950%	119	1.39x	9.6%	64.9%	57.0%
5.30001%	-	5.50000%	20	332,621,684	27.9	5.39505%	98	1.47x	9.9%	67.2%	59.5%
5.50001%	-	5.95000%	18	138,707,048	11.6	5.65009%	118	1.48x	11.8%	67.8%	54.0%
Total / Weighted Average:			68	$1,192,907,350	100.0%	5.09879%	99	1.53x	10.5%	65.1%	57.9%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Term to	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
60	9	$388,450,215	32.6%	4.83127%	59	1.65x	10.7%	65.2%	61.5%
84	4	25,620,938	2.1	5.10962%	83	1.40x	11.2%	67.0%	56.4%
120	55	778,836,197	65.3	5.23186%	119	1.47x	10.3%	65.0%	56.1%
Total / Weighted Average:	68	$1,192,907,350	100.0%	5.09879%	99	1.53x	10.5%	65.1%	57.9%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Term to			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
58	-	60	9	$388,450,215	32.6%	4.83127%	59	1.65x	10.7%	65.2%	61.5%
61	-	84	4	25,620,938	2.1	5.10962%	83	1.40x	11.2%	67.0%	56.4%
85	-	120	55	778,836,197	65.3	5.23186%	119	1.47x	10.3%	65.0%	56.1%
Total / Weighted Average:			68	$1,192,907,350	100.0%	5.09879%	99	1.53x	10.5%	65.1%	57.9%
(1)
In the case of Loan Nos. 36, 39, 43, 58 and 67 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)
In the case of Loan Nos. 1, 2, 3 and 4, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No.1.

(3)
In the case of Loan No. 1, the Cut-off Date LTV and the Maturity Date LTV is calculated using the appraisal’s “as-stabilized” appraised values for those units currently being remediated for fire damage at two of the properties. In the case of Loan No. 5, the Cut-off Date LTV is calculated using the appraisal’s “hypothetical as-if stabilized” appraised value of $84,000,000. The Maturity Date LTV is calculated using the real estate only “hypothetical as-if stabilized” appraised value of $76,500,000 and the maturity balance of the loan net of an additional collateral reserve collected during the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Original Amortization Term in Months

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Amortization	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
Interest-Only	3	$230,500,000	19.3%	5.03278%	89	1.54x	8.4%	64.6%	64.6%
156	1	3,982,505	0.3	5.59400%	83	1.33x	15.9%	60.3%	33.8%
216	1	6,700,000	0.6	5.95000%	120	1.80x	16.3%	52.5%	30.8%
240	1	4,489,670	0.4	5.50000%	119	1.49x	13.0%	68.0%	43.8%
264	1	4,383,478	0.4	5.52000%	118	1.20x	9.5%	71.3%	49.9%
300	19	187,253,782	15.7	5.11647%	91	1.84x	13.9%	59.5%	48.9%
324	2	61,450,000	5.2	5.38461%	120	1.33x	10.9%	68.7%	56.9%
330	2	24,650,000	2.1	5.65248%	120	1.51x	12.4%	74.9%	60.4%
336	1	21,000,000	1.8	4.71000%	60	1.45x	9.5%	74.4%	69.0%
360	37	648,497,915	54.4	5.06415%	103	1.46x	10.0%	66.0%	58.3%
Total / Weighted Average:	68	$1,192,907,350	100.0%	5.09879%	99	1.53x	10.5%	65.1%	57.9%

Remaining Amortization Term in Months

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Amortization			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
Interest-Only			3	$230,500,000	19.3%	5.03278%	89	1.54x	8.4%	64.6%	64.6%
155	-	299	11	125,104,435	10.5	5.08675%	78	1.93x	15.1%	57.4%	46.9%
300	-	330	16	167,805,000	14.1	5.38098%	118	1.49x	11.8%	66.9%	53.8%
331	-	360	38	669,497,915	56.1	5.05304%	102	1.46x	10.0%	66.3%	58.6%
Total / Weighted Average:			68	$1,192,907,350	100.0%	5.09879%	99	1.53x	10.5%	65.1%	57.9%

Amortization Types

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Amortization Types	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
Balloon	44	$572,668,872	48.0%	5.13754%	99	1.61x	11.8%	66.5%	55.9%
IO-Balloon	16	358,985,000	30.1	5.07641%	106	1.39x	9.6%	63.7%	57.6%
Interest-Only	3	230,500,000	19.3	5.03278%	89	1.54x	8.4%	64.6%	64.6%
ARD-Balloon	4	23,073,478	1.9	5.20228%	120	1.46x	10.9%	59.3%	45.2%
ARD-IO-Balloon	1	7,680,000	0.6	4.92550%	83	1.45x	11.0%	60.0%	53.3%
Total / Weighted Average:	68	$1,192,907,350	100.0%	5.09879%	99	1.53x	10.5%	65.1%	57.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Average
Underwritten				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Net Cash Flow			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Debt Service Coverage Ratios			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
1.20x	-	1.30x	8	$193,966,929	16.3%	5.21783%	106	1.25x	8.6%	65.1%	59.0%
1.31x	-	1.40x	14	165,337,283	13.9	5.38538%	116	1.35x	10.6%	69.3%	56.7%
1.41x	-	1.50x	16	273,057,669	22.9	5.27769%	88	1.48x	9.7%	66.4%	61.1%
1.51x	-	1.60x	12	263,294,726	22.1	4.95075%	115	1.54x	9.9%	63.9%	58.1%
1.61x	-	1.75x	6	131,297,657	11.0	4.59861%	79	1.63x	10.8%	68.2%	59.8%
1.76x	-	2.00x	9	84,462,219	7.1	5.21405%	107	1.82x	12.7%	62.6%	52.9%
2.01x	-	2.25x	2	65,817,096	5.5	4.76576%	59	2.11x	15.9%	51.5%	45.8%
2.26x	-	2.43x	1	15,673,770	1.3	4.94000%	58	2.43x	17.0%	64.8%	57.8%
Total / Weighted Average:			68	$1,192,907,350	100.0%	5.09879%	99	1.53x	10.5%	65.1%	57.9%
(1)
In the case of Loan Nos. 36, 39, 43, 58 and 67 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)
In the case of Loan Nos. 1, 2, 3 and 4, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No.1.

(3)
In the case of Loan No. 1, the Cut-off Date LTV and the Maturity Date LTV is calculated using the appraisal’s “as-stabilized” appraised values for those units currently being remediated for fire damage at two of the properties. In the case of Loan No. 5, the Cut-off Date LTV is calculated using the appraisal’s “hypothetical as-if stabilized” appraised value of $84,000,000. The Maturity Date LTV is calculated using the real estate only “hypothetical as-if stabilized” appraised value of $76,500,000 and the maturity balance of the loan net of an additional collateral reserve collected during the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

LTV Ratios as of the Cut-off Date(2)(3)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Cut-off Date LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
49.8%	-	49.9%	1	$41,476,652	3.5%	4.66350%	59	2.09x	16.5%	49.8%	44.1%
50.0%	-	54.9%	6	81,190,443	6.8	5.16093%	101	1.76x	12.9%	52.5%	44.0%
55.0%	-	59.9%	6	82,158,984	6.9	5.13288%	120	1.65x	11.5%	56.8%	49.1%
60.0%	-	64.9%	12	277,805,752	23.3	5.02318%	114	1.46x	9.4%	62.9%	58.3%
65.0%	-	69.9%	21	501,266,851	42.0	5.10115%	88	1.49x	9.9%	67.7%	60.7%
70.0%	-	75.0%	22	209,008,667	17.5	5.24249%	106	1.45x	10.6%	73.2%	62.1%
Total / Weighted Average:			68	$1,192,907,350	100.0%	5.09879%	99	1.53x	10.5%	65.1%	57.9%

LTV Ratios as of the Maturity Date(1)(2)(3)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity Date/ARD LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
30.8%	-	44.9%	9	$115,117,811	9.7%	5.08979%	97	1.78x	13.9%	52.4%	42.6%
45.0%	-	49.9%	10	113,056,132	9.5	5.14039%	106	1.70x	12.2%	57.8%	48.4%
50.0%	-	54.9%	10	64,403,987	5.4	5.39163%	115	1.49x	11.6%	64.9%	52.6%
55.0%	-	59.9%	17	360,612,751	30.2	5.28833%	117	1.45x	10.2%	66.6%	57.8%
60.0%	-	64.9%	18	372,341,669	31.2	4.81429%	94	1.49x	9.6%	68.4%	62.4%
65.0%	-	69.6%	4	167,375,000	14.0	5.18874%	63	1.49x	8.8%	68.5%	67.1%
Total / Weighted Average:			68	$1,192,907,350	100.0%	5.09879%	99	1.53x	10.5%	65.1%	57.9%

Prepayment Protection

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Prepayment Protection	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
Defeasance	48	$606,352,171	50.8%	5.32179%	112	1.49x	10.9%	66.6%	56.4%
Yield Maintenance	20	586,555,179	49.2	4.86827%	85	1.56x	10.0%	63.6%	59.4%
Total / Weighted Average:	68	$1,192,907,350	100.0%	5.09879%	99	1.53x	10.5%	65.1%	57.9%

Loan Purpose

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Loan Purpose	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
Refinance	56	$1,033,513,932	86.6%	5.10046%	100	1.50x	10.2%	64.9%	57.9%
Acquisition	11	135,052,974	11.3	5.11462%	102	1.60x	11.3%	68.4%	59.2%
Acquisition and Refinance	1	24,340,443	2.0	4.94000%	58	2.14x	15.0%	54.5%	48.6%
Total / Weighted Average:	68	$1,192,907,350	100.0%	5.09879%	99	1.53x	10.5%	65.1%	57.9%
(1)
In the case of Loan Nos. 36, 39, 43, 58 and 67 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)
In the case of Loan Nos. 1, 2, 3 and 4, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No.1.

(3)
In the case of Loan No. 1, the Cut-off Date LTV and the Maturity Date LTV is calculated using the appraisal’s “as-stabilized” appraised values for those units currently being remediated for fire damage at two of the properties. In the case of Loan No. 5, the Cut-off Date LTV is calculated using the appraisal’s “hypothetical as-if stabilized” appraised value of $84,000,000. The Maturity Date LTV is calculated using the real estate only “hypothetical as-if stabilized” appraised value of $76,500,000 and the maturity balance of the loan net of an additional collateral reserve collected during the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Collateral Characteristics

Mortgaged Properties by Location(1)

	Number	Cut-off Date	%	Weighted Average
	of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
State	Properties	Balance	IPB	Occupancy	DSCR(2)	DY(2)	LTV(2)(3)	LTV(2)(3)(4)
Texas	10	$205,903,292	17.3%	96.1%	1.57x	10.7%	66.5%	60.5%
California	54	183,224,235	15.4	96.4%	1.50x	9.2%	65.5%	61.7%
Nevada	3	120,536,357	10.1	96.8%	1.26x	8.6%	63.5%	58.0%
Michigan	13	108,056,744	9.1	89.5%	1.60x	11.6%	69.9%	57.5%
Washington D.C.	1	100,000,000	8.4	89.4%	1.54x	8.1%	63.0%	63.0%
New York	4	77,989,670	6.5	97.7%	1.51x	10.9%	54.4%	46.8%
Missouri	9	76,863,451	6.4	93.3%	1.35x	10.7%	69.4%	59.0%
Wisconsin	6	34,017,642	2.9	84.5%	1.62x	11.4%	64.8%	56.6%
Arizona	4	26,190,103	2.2	88.8%	1.32x	9.8%	68.3%	55.6%
Pennsylvania	3	25,589,375	2.1	97.4%	1.46x	10.5%	66.4%	56.2%
Utah	3	21,586,313	1.8	86.4%	1.71x	12.9%	66.2%	53.0%
Virginia	4	20,882,505	1.8	78.3%	1.58x	12.7%	63.0%	45.4%
Washington	1	19,500,000	1.6	100.0%	1.57x	10.6%	65.9%	58.2%
Arkansas	4	18,185,561	1.5	64.7%	2.32x	16.3%	61.0%	54.4%
Georgia	4	17,482,682	1.5	84.4%	1.56x	11.1%	67.5%	56.4%
Massachusetts	2	15,723,449	1.3	78.8%	1.74x	13.0%	62.0%	50.9%
Colorado	2	13,917,767	1.2	97.5%	1.73x	12.9%	59.3%	50.6%
Illinois	4	13,740,000	1.2	96.4%	1.53x	10.5%	66.7%	59.8%
Oregon	1	11,985,741	1.0	90.9%	1.39x	10.0%	73.1%	64.9%
Ohio	4	11,750,000	1.0	95.9%	1.48x	12.9%	74.8%	60.6%
Tennessee	1	11,500,000	1.0	96.2%	1.91x	10.9%	59.8%	59.8%
Indiana	1	10,125,000	0.8	94.5%	1.40x	11.1%	75.0%	56.6%
Louisiana	1	9,469,050	0.8	79.3%	2.14x	15.0%	54.5%	48.6%
Florida	1	9,375,000	0.8	97.3%	1.47x	10.1%	74.4%	65.8%
New Jersey	1	8,300,000	0.7	100.0%	1.52x	11.6%	54.1%	40.8%
Alabama	5	7,096,154	0.6	81.2%	2.08x	14.7%	61.8%	53.4%
Kentucky	1	5,092,211	0.4	98.1%	1.69x	14.2%	64.5%	49.4%
North Carolina	1	3,750,000	0.3	83.3%	1.31x	9.8%	72.1%	60.4%
New Mexico	1	2,944,792	0.2	100.0%	2.09x	16.5%	49.8%	44.1%
Montana	1	1,272,167	0.1	100.0%	1.46x	10.5%	63.7%	53.2%
Minnesota	1	858,089	0.1	100.0%	1.46x	10.5%	63.7%	53.2%
Total / Weighted Average:	151	$1,192,907,350	100.0%	93.0%	1.53x	10.5%	65.1%	57.9%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 2, 3 and 4, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No.1.

(3)
In the case of Loan No. 1, the Cut-off Date LTV and the Maturity Date LTV is calculated using the appraisal’s “as-stabilized” appraised values for those units currently being remediated for fire damage at two of the properties. In the case of Loan No. 5, the Cut-off Date LTV is calculated using the appraisal’s “hypothetical as-if stabilized” appraised value of $84,000,000. The Maturity Date LTV is calculated using the real estate only “hypothetical as-if stabilized” appraised value of $76,500,000 and the maturity balance of the loan net of an additional collateral reserve collected during the loan term.

(4)
In the case of Loan Nos. 36, 39, 43, 58 and 67, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Collateral Characteristics

Mortgaged Properties by Type(1)

		Number	Cut-off Date	%	Weighted Average
		of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR(2)	DY(2)	LTV(2)(3)	LTV(2)(3)(4)
Retail	Regional Mall	2	$200,000,000	16.8%	96.9%	1.41x	9.2%	65.8%	60.4%
	Anchored	10	75,291,812	6.3	94.2%	1.51x	11.4%	66.8%	56.1%
	Freestanding	18	37,082,132	3.1	100.0%	1.42x	10.7%	62.0%	47.0%
	Unanchored	10	31,057,891	2.6	89.4%	1.55x	11.9%	70.9%	57.5%
	Subtotal	40	$343,431,835	28.8%	96.0%	1.44x	10.1%	66.1%	57.8%

Office	CBD	6	$212,672,387	17.8%	93.3%	1.61x	10.5%	57.9%	54.2%
	Suburban	10	97,273,612	8.2	96.0%	1.45x	11.5%	67.1%	56.8%
	Medical	3	26,939,375	2.3	94.4%	1.53x	11.2%	64.4%	53.7%
	Subtotal	19	$336,885,374	28.2%	94.2%	1.56x	10.8%	61.1%	54.9%

Multifamily	Garden	13	$116,652,793	9.8%	96.1%	1.36x	9.7%	69.1%	60.2%
	Mid Rise	44	116,378,937	9.8	98.4%	1.50x	8.4%	66.5%	66.5%
	Student	1	10,800,000	0.9	100.0%	1.39x	10.0%	69.7%	59.8%
	Subtotal	58	$243,831,730	20.4%	97.4%	1.43x	9.1%	67.9%	63.2%

Hotel	Limited Service	8	$54,297,219	4.6%	68.4%	2.03x	14.9%	60.0%	48.0%
	Full Service	4	48,959,349	4.1	78.6%	1.63x	10.7%	67.6%	58.3%
	Extended Stay	3	16,216,995	1.4	72.4%	2.14x	15.0%	54.5%	48.6%
	Subtotal	15	$119,473,563	10.0%	73.1%	1.88x	13.2%	62.4%	52.3%

Manufactured Housing		7	$67,600,767	5.7%	90.2%	1.58x	10.6%	72.1%	62.1%

Industrial	Flex	3	$37,500,000	3.1%	97.9%	1.54x	10.5%	68.8%	63.7%

Self Storage		4	$22,186,357	1.9%	87.7%	1.44x	9.8%	67.9%	56.4%

Mixed Use	Multifamily/Office/Retail	2	$11,385,662	1.0%	99.2%	1.47x	11.9%	68.7%	55.7%
	Retail/Office	1	6,900,000	0.6	74.9%	1.37x	10.3%	64.5%	52.3%
	Subtotal	3	$18,285,662	1.5%	90.0%	1.44x	11.3%	67.1%	54.4%

Other	Parking Garage	1	$2,621,063	0.2%	100.0%	1.50x	8.4%	66.5%	66.5%
	Daycare	1	1,091,000	0.1	100.0%	1.33x	11.0%	68.2%	56.7%
	Subtotal	2	$3,712,063	0.3%	100.0%	1.45x	9.2%	67.0%	63.6%

Total/Weighted Average:		151	$1,192,907,350	100.0%	93.0%	1.53x	10.5%	65.1%	57.9%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 2, 3 and 4, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No.1.

(3)
In the case of Loan No. 1, the Cut-off Date LTV and the Maturity Date LTV is calculated using the appraisal’s “as-stabilized” appraised values for those units currently being remediated for fire damage at two of the properties. In the case of Loan No. 5, the Cut-off Date LTV is calculated using the appraisal’s “hypothetical as-if stabilized” appraised value of $84,000,000. The Maturity Date LTV is calculated using the real estate only “hypothetical as-if stabilized” appraised value of $76,500,000 and the maturity balance of the loan net of an additional collateral reserve collected during the loan term.

(4)
In the case of Loan Nos. 36, 39, 43, 58 and 67, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Veritas Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Veritas Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Veritas Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Veritas Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$119,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$119,000,000	Property Type - Subtype:	Multifamily - Mid Rise
% of Pool by IPB:	9.98%	Net Rentable Area (Units / SF)(2):	1,230 Units / 678,131 SF
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrowers(3):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Yat-Pang Au	Occupancy(4):	97.9%
Interest Rate:	5.39585225%	Occupancy Date:	7/17/2013
Note Date:	9/16/2013	Number of Tenants(5):	22
Maturity Date:	10/1/2018	2011 NOI(6):	N/A
Interest-only Period:	60 months	2012 NOI:	$15,073,311
Original Term:	60 months	TTM NOI (as of 5/2013):	$14,984,195
Original Amortization:	None	UW Economic Occupancy(4):	96.1%
Amortization Type:	Interest Only	UW Revenues(4):	$25,577,089
Call Protection(7):	L(13), Grtr1%orYM (34),O(13)	UW Expenses:	$7,866,544
Lockbox:	Soft	UW NOI:	$17,710,545
Additional Debt(8):	Yes	UW NCF:	$17,344,223
Additional Debt Balance:	$92,500,000 / $20,000,000	Appraised Value / Per Unit(9):	$317,810,000 / $258,382
Additional Debt Type:	Pari Passu / B-Note	Appraisal Date:	Various

Escrows and Reserves(10)				Financial Information
	Initial	Monthly	Initial Cap		A-Note(1)	Whole Loan
Taxes:	$2,029,850	$225,539	N/A	Cut-off Date Loan / Unit(9):	$171,951	$188,211
Insurance:	$393,152	$39,315	N/A	Maturity Date Loan / Unit(9):	$171,951	$188,211
Replacement Reserves:	$25,998	$25,998	N/A	Cut-off Date LTV(11):	66.5%	72.8%
TI/LC:	$0	$0	N/A	Maturity Date LTV(11):	66.5%	72.8%
Other:	$4,965,883	$0	N/A	UW NCF DSCR(4):	1.50x	1.32x
				UW NOI Debt Yield:	8.4%	7.7%

Sources and Uses(8)
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
A-Note(1)	$211,500,000		91.4%	Payoff Existing Debt	$145,835,550	63.0%
B-Note	20,000,000		8.6	Return of Equity	70,025,702	30.2
				Closing Costs	8,223,865	3.6
				Upfront Reserves	7,414,883	3.2
Total Sources	$231,500,000		100.0%	Total Uses	$231,500,000	100.0%
(1)
The Veritas Multifamily Portfolio is part of a loan evidenced by two pari passu senior notes (“A-Note”) and a subordinate B-note, with an aggregate principal balance of $231.5 million. The A-Note Financial Information presented in the chart above reflects the entire $211.5 million senior portion of the Veritas Multifamily Portfolio Whole Loan.

(2)	The Net Rentable Area of 678,131 square feet represents 656,345 square feet of multifamily space (1,230 units) and 21,786 square feet of commercial space.
(3)	For a full description of the borrowers, please refer to “The Borrowers” below.
(4)
Occupancy, UW Economic Occupancy and UW Revenues include 75 residential units that are currently offline and are under renovation but are covered by a master lease provided by the sponsor. Please refer to “Master Lease” below. Occupancy excluding the 75 multifamily units is 92.6% and the UW NCF DSCR excluding the master lease cashflow for the A-Note and Whole Loan is 1.32x and 1.17x, respectively.

(5)	Number of tenants reflects commercial tenants only.
(6)	The portfolio was acquired in three separate transactions that occurred in 2011 and as a result full year 2011 NOI is not available.
(7)
$34.725 million of the Veritas Multifamily Portfolio Whole Loan is voluntarily prepayable at any time without a prepayment penalty. Any prepayment is applied pro rata among Note A-1, Note A-2 and the subordinate B-Note. Mandatory prepayments will not reduce the $34.725 million that is freely prepayable.

(8)
In conjunction with the origination of the loan, the borrowers entered into two preferred equity arrangements totaling $182.5 million. For a full description of the preferred equity arrangements, please refer to “Preferred Equity” below.

(9)
Appraised Value Per Unit, Cut-off Date Loan / Unit and Maturity Date Loan / Unit are each calculated based on 1,230 multifamily units, however an additional 2.7% of the Gross Potential Rent is attributable to the commercial component of the portfolio.

(10)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(11)
The Cut-off Date LTV and Maturity Date LTV are calculated using the “as-stabilized” appraised values for those units currently being remediated for fire damage at the 601 O’Farrell Street property and 540 Leavenworth Street property. The “as-is” value assuming the units were not remediated is $313,910,000, which results in a Cut-off Date LTV and Maturity Date LTV of 67.4% for the A-Notes and 73.7% for the Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Veritas Multifamily Portfolio

The Loan. The loan is secured by a first mortgage lien on a portfolio of 44 multifamily properties and one parking garage located in San Francisco, California. The loan has an outstanding principal balance of  $231.5 million (the “Veritas Multifamily Portfolio Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2, and a $20.0 million subordinate B-Note. Note A-1, which has an outstanding principal balance as of the Cut-off Date of $119.0 million is being contributed to the JPMBB 2013-C15 Trust.  Note A-2, with an outstanding principal balance as of the Cut-off Date of $92.5 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The subordinate B-Note is expected to be sold to a third party investor. Prior to a control event with respect to the subordinate B-Note, under certain circumstances, the holder of the subordinate B-Note will have the right to approve certain major decisions with respect to the Veritas Multifamily Portfolio Whole Loan and to replace the special servicer with or without cause. After a control event with respect to the subordinate B-Note, the holder of Note A-1 which is the Trustee of the JPMBB 2013-C15 Trust (or, prior to the occurrence and continuance of a control event, the Directing Certificateholder), will be entitled to exercise all of the rights of the controlling noteholder with respect to the Veritas Multifamily Portfolio Whole Loan; however, the holder of Note A-2 will be entitled under certain circumstances, to be consulted with respect to certain major decisions. The Veritas Multifamily Portfolio Whole Loan has a five-year term and will be interest-only for the entire term of the loan. The previously existing debt was held by multiple balance sheet lenders.

The Borrowers. The borrowing entities for the loan consist of 45 special purpose entities, each a Delaware limited liability company.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Yat-Pang Au. Mr. Au is the CEO and Founder of Veritas Investments Inc. (“Veritas”). Veritas is a privately held real estate investment and management company headquartered in San Francisco, California that currently owns over 100 apartment buildings in San Francisco totaling approximately 2,600 units. The borrowers are owned by a joint venture between Veritas and affiliates of The Baupost Group (“Baupost”), a hedge fund founded and run by Seth Klarman. Veritas is the operating partner of the joint venture.

The Properties. The portfolio consists of 44 mixed-use multifamily and retail buildings and one parking garage with a total of 1,230 multifamily units and 21,786 square feet of commercial space. The properties were built between 1890 and 1976 and range in size from 4 to 79 units. The portfolio is located entirely within San Francisco, with a majority of the properties located in notable and highly in-fill neighborhoods including Pacific Heights, Russian Hill, Marina, Mission District, Haight Ashbury and Downtown. As of July 2013, the portfolio was approximately 97.9% leased with the multifamily component and commercial component 98.7% and 87.9% leased, respectively. Due to San Francisco rent control laws which limit the annual increase in rents for an apartment, approximately 52.8% of the portfolio has an average monthly rent below the market average, which the sponsor believes represents potential cash flow upside above the underwritten cash flow to the extent units turnover, are renovated and then re-leased at market rents.

The portfolio consists of properties formerly owned by affiliates of the Lembi Group, a San Francisco based real estate company. The previous owner defaulted on a number of loans leading to multiple foreclosures across its portfolio due to the recessionary effect on the properties in conjunction with the previous manager’s operations and total debt encumbering the portfolio. The current 45-property portfolio was assembled through three separate transactions that occurred in 2011 as part of a larger acquisition by the sponsor. The sponsor acquired various debt positions held by multiple lenders for an aggregate purchase price of approximately $222.6 million which led to their subsequent acquisition of the portfolio.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	In-Place Rents	% of Total	Average Monthly Rents Per Unit(2)	Square Feet	Average Annual Rent PSF(2)
Studio	723	58.8%	712	98.5%	$12,094,683	49.6%	$1,416	301,258	$40.98
1 Bedroom	404	32.8	400	99.0%	9,401,421	38.5	$1,959	264,798	$35.83
2 Bedroom	100	8.1	99	99.0%	2,741,325	11.2	$2,308	85,932	$32.23
3/4 Bedroom	3	0.2	3	100.0%	161,938	0.7	$4,498	4,357	$37.17
Total/ Wtd. Avg.	1,230	100.0%	1,214	98.7%	$24,399,366	100.0%	$1,675	656,345	$37.71
(1)   Multifamily Unit Mix is based on the underwritten rent roll.
(2)   Average Monthly Rents Per Unit and Average Annual Rent PSF are based on occupied units only.

Historical and Current Occupancy(1)
2011(2)	2012	TTM(3)	Current(4)
97.3%	96.8%	95.7%	97.9%
(1)	Historical Occupancies are the average for each respective year and include both the multifamily and commercial portions of the portfolio.
(2)	2011 Historical Occupancy based on the average occupancy during the months the sponsor owned the assets.
(3)	TTM Occupancy represents the trailing twelve months ending in May 2013.
(4)
Current Occupancy based on the July 17, 2013 borrower provided rent roll and includes 75 master leased units. Occupancy excluding the 75 master leased units is 92.6%. Please refer to “Master Lease” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Veritas Multifamily Portfolio

Since acquiring the portfolio in 2011, the borrowers have spent approximately $11.7 million on capital improvements across the portfolio including $4.5 million on building improvements and $6.0 million on unit renovations. Building improvements include roof repairs, electrical system upgrades, lobby renovations and solar energy/green enhancements. Since acquisition, approximately 565 of the 1,230 units (45.9% of the portfolio) have undergone various levels of renovations. When a tenant vacates an apartment, the sponsor will typically perform one of two renovation plans, a “Full Renovation” or a “Paint and Clean” renovation. A full renovation is generally performed on un-renovated or deeply stabilized apartments and includes renovating all aspects of the apartment including flooring, cabinetry, appliances, bathrooms, fixtures, re-painting and electrical. An average full renovation costs approximately $36,000 per unit and takes approximately 120 days to complete. A paint and clean renovation is typically performed on apartments that are already achieving rents near market and includes painting, cleaning and minor repairs. An average paint and clean renovation costs approximately $6,000 per unit and takes approximately two weeks to complete. After renovating a unit, the sponsor typically sees an increase in rent levels.

Since acquiring the portfolio, the sponsor has achieved an annual turnover of approximately 30.7% of total units. Due to the nature of the San Francisco rent control laws it is difficult for the sponsor to forecast future tenant turnover as tenants are permitted to remain in their apartments upon renewal at a nominal increase to their current rent. All apartment rental units constructed before 1979 are subject to San Francisco’s Rent Control Ordinance (the “Ordinance”). The Ordinance provides that the annual allowable increase in rent may be no more than 60% of the percentage increase in CPI for all urban consumers in the San Francisco Oakland-San Jose region. When an existing tenant vacates, the rent can be raised to market levels, but future increases are subject to the provisions of the Ordinance. All of the properties in the portfolio were built prior to 1979 and are subject to the Ordinance.

The portfolio’s multifamily units are grouped into three categories based upon their current renovation status and rental rates. “Renovated” units include units that have been renovated by the sponsor since acquiring the portfolio or are currently under renovation. “Non-Renovated – Near Market Units” have not been renovated by the sponsor since the portfolio was acquired but are generally considered in good condition and are typically achieving rents below but near market levels. “Non-Renovated – Deeply Stabilized Units” units have not been renovated by the sponsor since acquiring the portfolio and are currently achieving average rents significantly below market levels. These units are typically occupied by long term tenants who are benefiting from the Ordinance.

Multifamily Unit Status(1)
Unit Type	# of Units	% of Total	Square Feet	In-Place Rents	% of Total	Average Monthly Rents Per Unit(2)	Average Annual Rent PSF(2)	Current Tenants Average Tenure (yrs)
Renovated(3)	565	45.9%	268,975	$13,976,361	57.3%	$2,061	$51.96	1.0
Non-Renovated – Near Market	332	27.0	191,122	6,624,758	27.2	$1,663	$34.66	4.6
Non-Renovated – Deeply Stabilized	317	25.8	186,866	3,798,248	15.6	$998	$20.33	19.3
Down for Renovation	6	0.5	4,187	-	-	-	-	-
Vacant	10	0.8	5,195	-	-	-	-	-
Total / Wtd. Avg.	1,230	100.0%	656,345	$24,399,366	100.0%	$1,675	$37.71
(1) As of the July 17, 2013 rent roll.
(2) Average Monthly Rents Per Unit and Average Annual Rent PSF are based on occupied units only.
(3) Renovated units include 75 master leased units. Please refer to “Master Lease” below.

From January through July 17, 2013, 183 new multifamily leases have been executed. The resetting of rents to market levels for these units resulted in average rental increases of 8.3%, 30.5% and 465.9% respectively for Renovated, Non-Renovated – Near Market and Non-Renovated – Deeply Stabilized units.

2013 Year-to-Date New Multifamily Leasing
Previous Unit Type	Units Turned	Previous In-Place Rents	Previous Average Monthly Rent Per Unit	New In-Place Rents	New Average Monthly Rent Per Unit	% Increase in Average Monthly Rent Per Unit
Renovated	106	$2,370,488	$1,864	$2,566,882	$2,018	8.3%
Non-Renovated – Near Market	33	$663,388	$1,675	$865,592	$2,186	30.5%
Non-Renovated – Deeply Stabilized	3	$22,457	$624	$127,080	$3,530	465.9%
Down for Renovation	25	-	-	$801,120	$2,670	NA
Vacant	16	-	-	$406,620	$2,118	NA
Total / Wtd. Avg.	183

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Veritas Multifamily Portfolio

All of the properties within the portfolio are located in the San Francisco market. According to the appraisal, as of the first quarter of 2013, the San Francisco apartment market reported a 3.2% vacancy rate and contained 136,978 rental units in 1,499 buildings that are located in 11 submarkets.

Multifamily Market Summary
Submarket	MF Units	% of Total Multifamily Units	Portfolio Vacancy(1)	Submarket Vacancy(2)	Average In- Place Rents Per Month(3)	Submarket Average Asking Rents Per Month(2)	Underwritten Net Cash Flow(4)	% of Underwritten Net Cash Flow
Civic Center / Downtown	617	50.2%	2.3%	3.5%	$1,465	$1,604	$7,343,035	42.3%
Haight Ashbury / Western Addition	336	27.3	0.3%	3.5%	$1,897	$2,163	5,498,648	31.7
Marina / Pacific Heights	138	11.2	0.0%	2.0%	$2,057	$2,368	2,438,618	14.1
Russian Hill / Embarcadero	71	5.8	0.0%	2.5%	$1,590	$2,767	1,034,694	6.0
West San Francisco	56	4.6	1.8%	4.0%	$1,764	$2,108	804,932	4.6
South of Market	12	1.0	0.0%	5.0%	$1,718	$2,157	224,295	1.3
Total / Wtd. Avg.	1,230	100.0%	1.3%				$17,344,223	100.0%
(1)	Portfolio Vacancy based on the underwritten rent roll.
(2)	Submarket Vacancy and Submarket Average Asking Rents Per Month as of the first quarter of 2013 per the appraisals.
(3)	Average In-Place Rents Per Month based on occupied units.
(4)	Underwritten Net Cash Flow includes income and expenses from 21,786 square feet of commercial space which accounts for approximately 2.7% of the gross potential rent.

Multifamily Renovation Status By Market(1)
Submarket	Total Units	Renovated(2)	% of Total	Non- Renovated – Near Market	% of Total	Non- Renovated – Deeply Stabilized	% of Total	Down for Renovation	% of Total	Vacant	% of Total
Civic Center / Downtown	617	301	53.3%	154	46.4%	148	46.7%	6	100.0%	8	80.0%
Haight Ashbury / Western Addition	336	151	26.7	98	29.5	86	27.1	0	0.0	1	10.0
Marina / Pacific Heights	138	68	12.0	39	11.7	31	9.8	0	0.0	0	0.0
Russian Hill / Embarcadero	71	32	5.7	13	3.9	26	8.2	0	0.0	0	0.0
West San Francisco	56	11	1.9	25	7.5	19	6.0	0	0.0	1	10.0
South of Market	12	2	0.4	3	0.9	7	2.2	0	0.0	0	0.0
Total / Wtd. Avg.	1,230	565	100.0%	332	100.0%	317	100.0%	6	100.0%	10	100.0%
(1)	Based on the underwritten rent roll.
(2)	Renovated units include 75 master leased units. Please refer to “Master Lease” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Veritas Multifamily Portfolio

Property Summary(1)
#	Property Address	Year Built	Multifamily Units	Commercial Square Feet	Occupancy(2)	Allocated Loan Amount	% of Portfolio Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Portfolio Underwritten NCF
1	400 Duboce Avenue	1905	79	0	98.7%	$8,087,851	6.8%	$21,600,000	$1,281,438	7.4%
2	1801 Gough Street	1928	41	0	100.0%	5,916,114	5.0	15,800,000	881,631	5.1
3	601 O’Farrell Street(3)	1928	79	1,490	97.5%	5,841,226	4.9	15,600,000	991,587	5.7
4	845 California Street	1931	58	0	94.8%	5,242,126	4.4	14,000,000	730,131	4.2
5	100 Broderick Street	1928	35	0	100.0%	4,156,257	3.5	11,100,000	645,142	3.7
6	676 Geary Street	1923	56	3,185	90.0%	4,081,369	3.4	10,900,000	631,039	3.6
7	2600 Van Ness Avenue	1926	32	0	100.0%	3,781,819	3.2	10,100,000	480,593	2.8
8	355 Fulton Street	1926	41	0	100.0%	3,444,825	2.9	9,200,000	502,908	2.9
9	655 Stockton Street	1927	35	0	100.0%	3,220,163	2.7	8,600,000	517,713	3.0
10	2363 Van Ness Avenue	1926	19	1,209	95.2%	3,220,163	2.7	8,600,000	373,045	2.2
11	1660 Bay Street	1939	24	0	100.0%	3,182,719	2.7	8,500,000	425,420	2.5
12	1520 Gough Street	1928	38	0	100.0%	3,145,275	2.6	8,400,000	454,325	2.6
13	621 Stockton Street	1917	23	0	100.0%	3,107,832	2.6	8,300,000	419,950	2.4
14	540 Leavenworth Street(3)	1914	44	0	100.0%	3,032,944	2.5	8,100,000	692,753	4.0
15	840 California Street	1908	31	0	96.8%	2,995,500	2.5	8,000,000	431,466	2.5
16	1126 Bush Street	1926	33	0	100.0%	2,883,169	2.4	7,700,000	467,245	2.7
17	691 O’Farrell Street	1916	36	1,935	92.3%	2,808,282	2.4	7,500,000	420,905	2.4
18	925 Geary Street	1913	48	0	97.9%	2,770,838	2.3	7,400,000	414,157	2.4
19	2975 Van Ness Avenue	1925	21	0	100.0%	2,621,063	2.2	7,000,000	350,483	2.0
20	1320 Washington Street(4)	1934	0	0	100.0%	2,621,063	2.2	7,000,000	78,901	0.5
21	1020 Post Street	1915	43	0	100.0%	2,583,619	2.2	6,900,000	340,579	2.0
22	1547 Clay Street	1911	27	0	100.0%	2,471,288	2.1	6,600,000	386,826	2.2
23	1840 Clay Street	1927	20	0	100.0%	2,358,957	2.0	6,300,000	327,022	1.9
24	106 Sanchez	1914	18	0	100.0%	2,358,957	2.0	6,300,000	327,670	1.9
25	755 O’Farrell Street	1922	34	288	94.3%	2,265,347	1.9	6,050,000	344,943	2.0
26	2038 Divisadero Street	1964	12	0	100.0%	2,246,625	1.9	6,000,000	328,240	1.9
27	1440 Sutter Street	1976	15	0	100.0%	2,134,294	1.8	5,700,000	334,468	1.9
28	1690 North Point Street	1937	18	0	100.0%	2,096,850	1.8	5,600,000	289,141	1.7
29	411 15th Avenue	1920	14	1,392	100.0%	1,872,188	1.6	5,000,000	216,496	1.2
30	1753 Mason Street	1906	14	2,100	100.0%	1,857,210	1.6	4,960,000	215,769	1.2
31	915 Pierce Street	1934	18	0	100.0%	1,759,856	1.5	4,700,000	261,946	1.5
32	50 Joice Street	1948	13	0	100.0%	1,684,969	1.4	4,500,000	280,676	1.6
33	1855 10th Avenue	1961	18	0	100.0%	1,684,969	1.4	4,500,000	246,108	1.4
34	124 Mason Street	1913	31	2,497	100.0%	1,647,525	1.4	4,400,000	287,636	1.7
35	1260 Broadway	1928	18	0	100.0%	1,647,525	1.4	4,400,000	224,556	1.3
36	340 Church Street	1962	12	0	100.0%	1,572,638	1.3	4,200,000	239,304	1.4
37	2500 Van Ness Avenue	1922	12	0	100.0%	1,535,194	1.3	4,100,000	191,695	1.1
38	520 Buchanan Street	1924	19	0	100.0%	1,497,750	1.3	4,000,000	242,794	1.4
39	449 O’Farrell Street	1912	28	4,854	83.9%	1,422,863	1.2	3,800,000	196,630	1.1
40	3715 California Street	1927	12	0	100.0%	1,347,975	1.1	3,600,000	174,260	1.0
41	325 9th Avenue	1924	12	0	91.7%	1,310,531	1.1	3,500,000	168,069	1.0
42	346 Leavenworth Street	1924	25	0	100.0%	1,048,425	0.9	2,800,000	175,624	1.0
43	1656 Leavenworth Street	1916	12	0	100.0%	992,260	0.8	2,650,000	128,643	0.7
44	3264-3274 Mission Street	1906	8	2,836	100.0%	992,260	0.8	2,650,000	137,277	0.8
45	500-506 Bartlett Street	1890	4	0	100.0%	449,325	0.4	1,200,000	87,018	0.5
Total			1,230	21,786	97.9%	$119,000,000	100.0%	$317,810,000	$17,344,223	100.0%
(1)	Per the appraisal and the underwriting.
(2)	Occupancy includes 75 master leased units that are currently offline and are under renovation but are covered by a master lease provided by the sponsor. Please refer to “Master Lease” below.
(3)
Appraised Values for the 601 O’Farrell Street property and the 540 Leavenworth Street property reflect “as-stabilized” values for those units currently being remediated for fire damage. The “as-is” values assuming the properties are not remediated are $14,300,000 and $5,500,000 respectively.

(4)	1320 Washington Street is currently operated as a parking facility but is zoned and eligible to be converted to an apartment building with 47 units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Veritas Multifamily Portfolio

Operating History and Underwritten Net Cash Flow(1)
	2012	TTM(2)	Underwritten	Per Unit(3)	%(4)
Multifamily Rents in Place(5)	$22,407,124	$23,238,333	$24,399,366	$19,837	91.7%
Retail Rents in Place	481,535	493,735	415,743	338	1.6
Multifamily Vacant Income	0	0	371,040	302	1.4
Retail Vacant Income	0	0	292,534	238	1.1
Gross Potential Rent	$22,888,659	$23,732,068	$25,478,683	$20,714	95.7%
Other Income(6)	998,391	949,767	1,124,527	914	4.2
Retail Reimbursements	12,906	9,525	9,525	8	0.0
Net Rental Income	$23,899,956	$24,691,360	$26,612,735	$21,636	100.0%
(Vacancy/Credit Loss)	(1,437,615)	(1,928,143)	(1,035,646)	(842)	(3.9)
Effective Gross Income	$22,462,341	$22,763,217	$25,577,089	$20,794	96.1%

Total Expenses	$7,389,029	$7,779,023	$7,866,544	$6,396	30.8%

Net Operating Income	$15,073,311	$14,984,195	$17,710,545	$14,399	69.2%

Total TI/LC, Capex/RR	0	0	366,322	298	1.4
Net Cash Flow	$15,073,311	$14,984,195	$17,344,223	$14,101	67.8%

(1)	Due to the timing of the acquisitions in 2011, year-end financials for 2011 are not available.
(2)	TTM column represents the trailing twelve months ending May 31, 2013.
(3)	Per unit is based on 1,230 multifamily units. The collateral for the loan also includes 21,786 square feet of commercial space and one parking garage.
(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)
The increase in Underwritten Multifamily Rents in Place from historical levels is primarily due to the cash flow associated with 75 residential units that are currently offline and are under renovation but are covered by a master lease that was entered into with the sponsor at the closing of the loan. Please refer to “Master Lease” below.

(6)	Other Income includes parking, storage, RUBS and other miscellaneous income.

Property Management. The portfolio is managed by GreenTree Property Management, Inc., an affiliate of the sponsor.

Master Lease. At closing, the sponsor entered into a master lease for 75 residential units that are currently offline and are under renovation. Of the 75 units, 56 are offline due to fire damage at two of the properties (601 O’Farrell Street and 540 Leavenworth Street) and are in the process of being remediated. Casualty insurance proceeds are covering the full replacement cost and business interruption costs which are estimated to total approximately $4.5 million by the time the properties are fully repaired, which is anticipated to occur by the end of 2013. The remaining 19 units are offline for standard renovations and are expected to be back online by November 2013.  Each unit is covered under the master lease at a specific monthly rent. Once a unit is re-leased it is no longer covered by the master lease. The total monthly master lease payment is $168,724 which consists of $121,409 for the fire damaged units and $47,315 for the units under renovation. At closing, the sponsor reserved six months of master lease payments for the fire damaged units and two months for the units under renovation. Occupancy excluding the master leased units is 92.6% and the UW NCF DSCR excluding the master lease cashflow for the A-Note and Veritas Multifamily Portfolio Whole Loan is 1.32x and 1.17x respectively.

Escrows and Reserves. At closing, the borrowers deposited into escrow approximately $3.5 million for deferred maintenance, $2.0 million for real estate taxes, $823,084 for initial master lease payments, $393,152 for insurance premiums, $349,375 for environmental remediation, $217,860 for future commercial tenant improvement and leasing commissions, $98,000 for outstanding leasing commissions for commercial tenants and $25,998 for the initial deposit to the replacement reserve.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $225,539.

Insurance Escrows - The borrowers are required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $39,315.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $25,998 (approximately $250 per multifamily unit and $0.20 per square foot for commercial space annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Veritas Multifamily Portfolio

Lockbox / Cash Management. The loan is structured with a soft lockbox and in-place cash management. The borrowers and property manager are required to have all collected rents deposited into a lockbox account. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR as calculated under the loan documents based on the trailing six-month period falls below 1.30x, (ii) there is an event of default under the loan documents or (iii) the borrowers or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

Release of Properties. The borrowers may release one or more individual properties from the collateral for the loan at any time during the term of the loan and prepay a portion of the loan subject to certain terms and conditions  including, without limitation (i) the payment of the applicable adjusted allocated release amount described below, and (ii) after giving effect to the applicable release, the debt yield of the loan must equal or exceed the applicable debt yield required by the loan documents, as described below.  No yield maintenance premium is due in connection with the release of the first $34.725 million (the “Free Prepayment Amount”) of the Veritas Multifamily Portfolio Whole Loan. Any prepayment is applied pro rata among Note A-1, Note A-2 and the subordinate B-Note. Once the borrowers prepay the loan up to the Free Prepayment Amount, then no additional partial releases are permitted until the date that is one year after the first payment date, and any additional releases may require the payment of a yield maintenance premium as described below.  Mandatory prepayments on the loan will not count against the Free Prepayment Amount.

The adjusted allocated release amounts will be equal to (i) with respect to any release occurring on or before the payment date in October 2016 (a) for an amount up to the Free Prepayment Amount, 120% of the allocated loan amount and (b) for releases in excess of the Free Prepayment Amount: (1) 110% of the allocated loan amount if the debt yield is equal to or exceeds the debt yield for the trailing twelve month period immediately preceding the release of the applicable property; or (2) 125% of the allocated loan amount if the debt yield is equal to or exceeds 8.5% but is less than the debt yield for the trailing twelve month period immediately preceding the release of the applicable individual property, (ii) with respect to any release occurring after the payment date in October 2016 and on or before the payment date occurring in October 2017 (a) 110% of the allocated loan amount if the debt yield is equal to or exceeds the debt yield for the trailing twelve month period immediately preceding the release of the applicable individual property or (b) 125% of the allocated loan amount if the debt yield is equal to or exceeds 8.5% but is less than the debt yield for the trailing twelve month period immediately preceding the release of the applicable individual property, and (iii) with respect to any release occurring after the payment date in October 2017 (a) 110% of the allocated loan amount if the debt yield is equal to or exceeds the debt yield for the trailing twelve month period immediately preceding the release of the applicable individual property or (b) 130% of the allocated loan amount if the debt yield is equal to or exceeds 9.0% but is less than the debt yield for the trailing twelve month period immediately preceding the release of the applicable individual property.

Preferred Equity. The joint venture entity that owns the borrowers of the Veritas Multifamily Portfolio Whole Loan has also issued two tranches of preferred equity, the “Senior Preferred Equity” and the “Junior Preferred Equity” (and together with the Senior Preferred Equity, the “Veritas Preferred Equity”) which consists of equity investments in the joint venture as well as equity investments in the direct owners of 18 additional assets that are not collateral for the Veritas Multifamily Portfolio Whole Loan (the “Other Veritas Mortgaged Properties”). The Other Veritas Mortgaged Properties are located in San Francisco, total 623 multifamily and commercial units and have an estimated value of $223.7 million. The Other Veritas Mortgaged Properties were financed in a separate transaction by an affiliate of JPMCB with $158.3 million of mortgage debt with a maturity date of September 2043. The properties and the Other Veritas Mortgaged Properties have an aggregate UW NCF DSCR of 1.02x through the Senior Preferred Equity and 0.83x through the Junior Preferred Equity. Approximately 56.8% of the underwritten cash flow is derived from the 45 properties.

In connection with the Veritas Preferred Equity, a reserve was escrowed (that is not collateral for the Veritas Multifamily Portfolio Whole Loan) of $7.0 million for any potential cash shortfalls on the Junior Preferred Equity required monthly distributions which is required to be replenished by the sponsor if the balance falls below $3.5 million. In addition, an $8.83 million reserve (that is not collateral for the Veritas Multifamily Portfolio Whole Loan) was escrowed to cover future unit turnover, renovation and capital expenditure costs associated with the properties.

The Senior Preferred Equity consists of a $118.5 million investment with a preferred investor current pay yield rate of 10.0%. The Senior Preferred Equity is required to be redeemed in October 2018. The Junior Preferred Equity consists of a $64.0 million investment with a preferred investor current pay yield rate of 11.0%. In addition, the Junior Preferred Equity is entitled to participate in 15.0% of the excess cashflow after senior obligations are paid. The Junior Preferred Equity is required to be redeemed in December 2018. Distributions are required to be made monthly on the Veritas Preferred Equity.  Additionally, certain early redemptions of the Veritas Preferred Equity are required (a) in the case of the Senior Preferred Equity, upon the sale of the last underlying property and (b) upon the occurrence of certain material defaults under the joint venture agreements and/or the loan documents or a default under the debt encumbering the Other Veritas Mortgaged Properties, including the failure to make current payments or distributions to the holders of the Veritas Preferred Equity when due (a “Removal Event”).

Although day to day management and decisions will be initially delegated to an affiliate of the sponsor as the managing member, the Veritas Preferred Equity investors have certain rights including but not limited to (a) the right to approve certain major decisions and actions, (b) the right to cure events of default under the Veritas Multifamily Portfolio Whole Loan documents and (c) the right to purchase the Veritas Multifamily Portfolio Whole Loan after default for a price generally equal to all outstanding interest and principal plus certain expenses.  Upon the occurrence of a Removal Event, the holders of the Veritas Preferred Equity also have the right to convert their interest to the managing member interest and remove the sponsor as the managing member.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Miracle Mile Shops

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Miracle Mile Shops

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Miracle Mile Shops

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Miracle Mile Shops

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$110,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$110,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	9.2%	Net Rentable Area (SF)(2):	448,835
Loan Purpose:	Refinance	Location:	Las Vegas, NV
Borrower:	Boulevard Invest LLC	Year Built / Renovated:	2000 / 2008
Sponsors:	Aby Rosen, Michael Fuchs and David Edelstein	Occupancy:	98.1%
		Occupancy Date:	7/3/2013
Interest Rate:	5.25000%	Number of Tenants:	142
Note Date:	9/3/2013	2010 NOI:	$37,839,974
Maturity Date:	9/6/2023	2011 NOI:	$41,869,045
Interest-only Period:	60 months	2012 NOI:	$43,644,243
Original Term:	120 months	TTM NOI (as of 6/2013):	$45,901,678
Original Amortization:	360 months	UW Economic Occupancy:	96.0%
Amortization Type:	IO-Balloon	UW Revenues:	$67,175,766
Call Protection(3):	L(25), Def(91), O(4)	UW Expenses:	$18,739,813
Lockbox:	Hard	UW NOI:	$48,435,953
Additional Debt:	Yes	UW NCF:	$47,672,934
Additional Debt Balance:	$470,000,000	Appraised Value / Per SF:	$925,000,000 / $2,601
Additional Debt Type:	Pari Passu	Appraisal Date:	7/11/2013

Escrows and Reserves(4)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(2):	$1,292
Taxes:	$508,750	$169,583	N/A	Maturity Date Loan / SF(2):	$1,196
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.7%
Replacement Reserves:	$0	$7,481	N/A	Maturity Date LTV:	58.0%
TI/LC:	$1,310,955	$56,104	N/A	UW NCF DSCR:	1.24x
Other:	$162,000	$0	N/A	UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$580,000,000	100.0%	Payoff Existing Debt	$551,424,876	95.1%
Return of Equity	24,018,156	4.2
Closing Costs	2,575,263	0.4
Reserves	1,981,705	0.3
Total Sources	$580,000,000	100.0%	Total Uses	$580,000,000	100.0%
(1)
Miracle Mile Shops is part of a loan evidenced by five pari passu notes with an aggregate original principal balance of $580.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $580.0 million Miracle Mile Shops Whole Loan.

(2)
Net Rentable Area of 448,835 excludes the Harmon Corridor First Release Parcel (52,926 square feet). The Harmon Corridor First Release Parcel is a freely releasable collateral parcel and has been excluded from the Appraised Value and Underwritten Base Rent.

(3)
The lockout period will be at least 25 payment dates beginning with and including the first payment date of October 6, 2013.  Defeasance of the full $580.0 million Miracle Mile Shops Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 6, 2016.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Miracle Mile Shops loan is secured by a first lien mortgage on a 448,835 square foot Class A, regional mall and the Harmon Corridor First Release Parcel as described under “The Property” located at 3663 Las Vegas Boulevard South in Las Vegas, Nevada and has an outstanding principal balance of $110.0 million. The Miracle Mile Shops Whole Loan consists of the non-controlling Note A-4-1 of a $580.0 million whole loan that is comprised of five pari passu notes (collectively, the “Miracle Mile Shops Whole Loan”).  The Miracle Mile Shops Whole Loan was originated by Cantor Commercial Real Estate (“CCRE”), Citigroup Global Markets Realty Corp. (“Citi”) and JPMCB.  Only $110.0 million of the $145.0 million non-controlling Note A-4 will be included in the JPMBB 2013-C15 trust.  The controlling Note A-1 (currently held by CCRE), non-controlling Note A-2 (expected to be securitized in the COMM 2013-CCRE11 transaction), non-controlling Note A-3 (currently held by Citi) and the non-controlling Note A-4-2 (currently held by JPMCB), with original principal balances of $145.0 million, $145.0 million, $145.0 million and $35.0 million, respectively, are expected to be included in future securitizations. CCRE, Citi and JPMCB have reserved the right to further split their respective notes into multiple notes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Miracle Mile Shops

It is anticipated that the Miracle Mile Shops loan will initially be serviced under the pooling and servicing agreement entered into in connection with the issuance of the COMM 2013-CCRE11 Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series COMM 2013-CCRE11. The master servicer of the Miracle Mile Shops Whole Loan under the COMM 2013-CCRE11 pooling and servicing agreement is Midland Loan Services, a Division of PNC Bank, National Association.   However, it is expected that after the securitization of the related pari passu companion loan designated as Note A-1, the Miracle Mile Shops Whole Loan will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with that securitization.

On the closing date of the COMM 2013-CCRE11 transaction, Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be appointed to act as the primary servicer of the Miracle Mile Shops Whole Loan and will be entitled to receive a primary servicing fee with respect to the entire Miracle Mile Shops Whole Loan pursuant to the terms of the related pooling and servicing agreement. See “Description of the Mortgage Pool—The Miracle Mile Shops Whole Loan” in the Free Writing Prospectus. The Miracle Mile Shops Whole Loan has a 10-year term and, subsequent to a 60-month interest-only period, amortizes on a 30-year schedule and accrues interest at a fixed rate equal to 5.25000%. Based on the appraised value of $925.0 million as of July 11, 2013, the Cut-off Date LTV ratio for the Miracle Mile Shops Whole Loan is 62.7% with remaining implied equity of $345.0 million.  The most recent financing of the Miracle Mile Shops was included in the BACM 2006-1, COMM 2006-C7 and BACM 2006-2 transactions.

The relationship between the holders of Note A-1, Note A-2, Note A-3, Note A-4-1 and Note A-4-2 are governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Miracle Mile Shops Whole Loan” in the accompanying Free Writing Prospectus.

The Borrower. The borrowing entity for the loan is Boulevard Invest LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Michael Fuchs and Aby Rosen, co-founders and principals of RFR Holding LLC (“RFR”), and David Edelstein, founder and principal of Tristar Capital, on a joint and several basis. RFR is a Manhattan based, privately controlled real estate investment, development and management company founded in 1991 by Aby Rosen and Michael Fuchs. RFR owns a portfolio of commercial and residential real estate, including New York City office towers, luxury condominiums, hotels and retail developments such as 375 Park Avenue, 390 Park Avenue, 530 Park Avenue, and the W South Beach Hotels & Residences in Miami, Florida. In 2002, Mr. Rosen was honored by the Landmarks Conservancy with its Chairman’s Award and was recently appointed by the Governor of New York as the Chair of the New York State Council on the Arts.

The Property. The property consists of a Class A, regional mall containing 448,835 square feet of total leasable area and an adjacent 11-story parking garage. Additionally, the property contains one freely releasable parcel totaling 52,926 square feet that has been excluded from underwritten rents in place and the appraised value (the “Harmon Corridor First Release Parcel”) and an adjacent parcel containing 9,663 square feet that may be released for a release price (the “Harmon Corridor Second Release Parcel”, and together with the Harmon Corridor First Release Parcel, the “Harmon Corridor”), as further described below under “Release of Property”. The Miracle Mile Shops property has approximately 1,300 feet of frontage along Las Vegas Boulevard at the base of the Planet Hollywood Resort & Casino (“Planet Hollywood”), which is the 36th largest hotel in the world. The local area, commonly known as the central portion of the Las Vegas Strip Resort Corridor (the “Las Vegas Strip”), consists of resort casino-hotels, business hotels, apartment complexes and commercial retail buildings. Miracle Mile Shops has nine public access points including three direct entrances from Planet Hollywood, three sidewalk accessible entrances, one valet parking entrance and two parking structure entrances. Miracle Mile Shops was originally constructed in 2000 and acquired by the sponsors in December 2003. Upon acquisition, the sponsors repositioned and rebranded the property following a $130.0 million, four year capital improvement program. The property also includes three exterior, state-of-the-art LED video screens located on the north, northwest and southwest exteriors, which contribute to the visibility of the property. Two pedestrian bridges meet at the corner of Harmon Avenue and Las Vegas Boulevard adjacent to the property, creating a source of pedestrian foot traffic. In addition, the sponsor recently built a double escalator leading from the pedestrian bridge to the southern entrance of the property.

Miracle Mile Shops is among the top five most visited malls in the United States and benefits from an average of over 70,000 daily visitors. The property caters to a middle-market customer demographic and is occupied by over 140 tenants, none of which accounts for more than 6.9% of the total collateral square feet. National tenants include American Apparel, Billabong, True Religion, Victoria’s Secret, and many first location Las Vegas tenants, including H&M, Lucky Brand Jeans, Steve Madden, Swarovski and Tommy Bahama.

As of July 3, 2013, the property was 98.1% occupied based on total collateral square feet. In-line tenants occupying less than 10,000 square feet that reported sales for a minimum of 12 months, reported annual sales of $868 per square foot with an occupancy cost of 16.5% as of June 30, 2013. In-line tenant sales per square foot at the property have grown 6.6% from 2010 to the trailing twelve month period ending June 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Miracle Mile Shops

The property is located along the central portion of the Las Vegas Strip within a highly trafficked and densely populated area. The property is immediately surrounded by over 19,000 hotel rooms and has a reported average traffic count of over 65,000 cars per day along the Las Vegas Strip. Between 2002 and 2012, Las Vegas averaged 2.6% annual growth in its Gross Metro Product (“GMP”), higher than the average annual Gross Domestic Product (“GDP”) growth of 1.6% exhibited by the U.S. over the same time period. Visitor volumes have surpassed the pre-recessionary high 2007 levels reaching approximately 39.7 million visitors in 2012, which is equivalent to a 2.95% average annual growth rate since 1990, with visitor shopping also increasing to $149 per trip, the most reported since 2005. The appraiser analyzed a set of five competitive retail properties along the Las Vegas Strip with occupancies ranging from 85.0% to 99.0% and an average occupancy of 93.0%. The appraiser’s competitive set is summarized below:

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Crystals at CityCenter	2009 / N/A	360,000	$850	85.0%	Adjacent	Louis Vuitton, Gucci, Prada, Tiffany’s, Cartier
Forum Shops at Caesars	1992 / 1997, 2004	650,000	$1,100	99.0%	0.6 miles	Apple, Victoria’s Secret, Cartier, Cheesecake Factory
Grand Canal Shoppes	1999 / N/A	500,000	$875	97.0%	1 mile	Barneys, Madame Tussaud, Tao Night Club, Sephora
The Shoppes at The Palazzo	2007 / N/A	315,000	$950	90.0%	1 mile	Burberry, Christian Louboutin, Jimmy Choo, Table 10, SushiSamba
Fashion Show Mall	1981 / 1993, 2002-03	1,890,000	$900	92.0%	1.2 miles	Neiman Marcus, Dillard’s, Macy’s, Saks Fifth Avenue, Bloomingdales
Total / Weighted Average		3,715,000	$931	93.0%
(1)	Per the appraisal.

Historical Occupancy and In-line Sales
	2010	2011	2012	TTM(1)
Occupancy(2)(3)	98.9%	99.3%	99.0%	98.1%
In-line Sales PSF(4)	$814	$884	$875	$868
(1) TTM Occupancy is as of July 3, 2013. TTM In-line Sales PSF represent the trailing twelve-months ending June 30, 2013.
(2) Historical Occupancies are as of December 31 of each respective year.
(3) TTM and Historical Occupancy based on net rentable area of 448,835 (which excludes Harmon Corridor First Release Parcel).
(4) In-line Sales PSF are for comparable tenants less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date
V Theater	NA / NA / NA	30,883	6.9%	$46.00	$416	13.1%	12/31/2018
Saxe Theater	NA / NA / NA	22,398	5.0%	$48.00	$502	13.6%	6/30/2020
Gap/Gap Kids/Baby Gap	Baa3 / BBB- / BBB-	20,872	4.7%	$50.97	$300	18.9%	8/31/2015
Playing Field Race & Sports Book	NA / NA / NA	19,647	4.4%	$45.17	N/A	N/A	7/31/2025
Cheeseburger Las Vegas	NA / NA / NA	15,940	3.6%	$59.52	$276	25.7%	10/31/2016
PBR Rock Bar	NA / NA / NA	13,694	3.1%	$158.56	$1,086	19.6%	7/31/2020
Urban Outfitters	NA / NA / NA	12,500	2.8%	$81.84	N/A	N/A	4/30/2018
Cabo Wabo	NA / NA / NA	11,457	2.6%	$166.35	$1,239	17.3%	6/30/2024
Pampas Churrascaria(5)	NA / NA / NA	9,663	2.2%	$60.00	$778	9.8%	3/31/2016
Victoria’s Secret	Ba2 / BB+ / BB+	7,772	1.7%	$91.00	$1,595	8.4%	1/31/2021
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Base Rent PSF includes $1,198,780 of contractual rent steps through December 31, 2014 and $848,976 of average contractual rent through the earlier of lease expiration or loan maturity for 21 tenants with TTM sales greater than or equal to $800 PSF subject to an underwritten occupancy cost including rent increases capped at 20.0%.

(4)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending June 30, 2013 for all tenants.
(5)	Pampas Churrascaria comprises the entirety of the Harmon Corridor Second Release Parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Miracle Mile Shops

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	8,502	1.9%	NAP	NAP	8,502	1.9%	NAP	NAP
Temporary	12	22,596	5.0	$0	0.0%	31,098	6.9%	$0	0.0%
2013 & MTM	4	5,586	1.2	507,056	1.3	36,684	8.2%	$507,056	1.3%
2014	3	10,124	2.3	638,588	1.6	46,808	10.4%	$1,145,644	2.9%
2015	12	51,884	11.6	4,073,138	10.3	98,692	22.0%	$5,218,782	13.2%
2016	17	55,314	12.3	4,147,410	10.5	154,006	34.3%	$9,366,192	23.7%
2017	14	26,567	5.9	2,321,111	5.9	180,573	40.2%	$11,687,303	29.6%
2018	10	67,800	15.1	4,798,805	12.1	248,373	55.3%	$16,486,108	41.7%
2019	12	26,757	6.0	3,606,830	9.1	275,130	61.3%	$20,092,938	50.8%
2020	10	49,809	11.1	5,201,841	13.2	324,939	72.4%	$25,294,779	64.0%
2021	22	48,480	10.8	5,861,575	14.8	373,419	83.2%	$31,156,354	78.8%
2022	11	25,685	5.7	2,911,819	7.4	399,104	88.9%	$34,068,173	86.2%
2023	8	9,465	2.1	1,693,460	4.3	408,569	91.0%	$35,761,633	90.5%
2024 & Beyond	7	40,266	9.0	3,757,680	9.5	448,835	100.0%	$39,519,312	100.0%
Total	142	448,835	100.0%	$39,519,312	100.0%
(1)	Based on the underwritten rent roll.
(2)	Excludes tenants at Harmon Corridor First Release Parcel.
(3)	Excludes expiring temporary tenant income. Please refer to “Operating History and Underwritten Net Cash Flow” below.

Operating History and Underwritten Net Cash Flow(1)
	2010	2011	2012	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$30,920,107	$34,549,972	$36,419,540	$36,904,495	$39,519,312	$88.05	69.7%
Vacant Income	0	0	0	0	1,700,400	3.79	3.0
Gross Potential Rent	$30,920,107	$34,549,972	$36,419,540	$36,904,495	$41,219,712	$91.84	72.7%
Total Reimbursements	15,939,514	16,247,546	16,001,245	15,988,174	15,497,943	34.53	27.3
Net Rental Income	$46,859,621	$50,797,518	$52,420,785	$52,892,669	$56,717,655	$126.37	100.0%
(Vacancy/Credit Loss)	(413,783)	(85,144)	(322,623)	(91,556)	(2,374,935)	(5.29)	(4.2)
Other Income(5)	11,408,845	12,312,192	11,709,750	12,858,169	12,833,046	28.59	22.6
Effective Gross Income	$57,854,683	$63,024,566	$63,807,912	$65,659,282	$67,175,766	$149.67	118.4%

Total Expenses(6)	$20,014,709	$21,155,521	$20,163,669	$19,757,604	$18,739,813	$41.75	33.0%

Net Operating Income	$37,839,974	$41,869,045	$43,644,243	$45,901,678	$48,435,953	$107.91	72.1%

Total TI/LC, Capex/RR	390,364	454,038	468,013	461,094	763,020	1.70	1.3
Net Cash Flow	$37,449,610	$41,415,007	$43,176,230	$45,440,584	$47,672,934	$106.21	71.0%
(1)
Historical cash flows include income and expenses generated by the Harmon Corridor First Release Parcel.  The Harmon Corridor First Release Parcel is freely releasable and has been excluded from the appraised value and underwriting.

(2)	TTM column represents the trailing twelve-month period ended June 30, 2013.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)
Underwritten Rents in Place includes $1,198,780 of contractual rent steps through December 31, 2014 and $848,976 of average rent through the earlier of lease expiration or loan maturity for 21 tenants with TTM sales greater than or equal to $800 per square foot subject to an underwritten occupancy cost including rent increases capped at 20.0%.  The increase in Net Operating Income from TTM to Underwritten is primarily the result of contractual rent steps, average rent and recent leasing activity, including Shoe Palace, Meatball Spot and Tervis, which combined account for approximately $620,480 of base rent.

(5)	Other Income includes percentage rent, temporary tenant income, parking, cart/kiosk income, storage rent, signage, vending and other miscellaneous income.
(6)
Historical Total Expenses exclude in-house leasing staff costs of $309,364 in 2010, $454,038 in 2011, $468,013 in 2012 and $461,094 in TTM June 30, 2013, paid in-lieu of third party leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Miracle Mile Shops

Property Management. The property is managed by RFR Realty LLC and Tristar Management, LLC, affiliates of the sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $1,310,955 for outstanding tenant improvements, renovations and leasing commissions associated with eight tenants, $508,750 for real estate taxes and $162,000 for deferred maintenance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $169,583.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $7,481 ($0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $56,104 ($1.50 per square foot annually) for TI/LC reserves.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the Actual DSCR based on the immediately preceding trailing twelve-month period during years one through five of the loan falls below 1.30x, (ii) the Actual DSCR based on the immediately preceding trailing twelve-month period during years six through ten of the loan falls below 1.15x or (iii) there is an event of default under the loan documents, all excess cash flow will be held in the cash management account as additional collateral for the loan.

“Actual DSCR” means the ratio of net cash flow to the aggregate amount of debt service due, including any outstanding mezzanine loan debt service, for the preceding twelve-month period.

Release of Property. The loan permits, at any time, the borrower to obtain the release of the Harmon Corridor First Release Parcel from the lien of the mortgage, provided, among other things, the release is in compliance with the REMIC requirements.  No value was attributed to this parcel in the appraised value and no cash flow was underwritten from it. In addition, the borrower may obtain the release from the lien of the mortgage, at any time, of the Harmon Corridor Second Release Parcel, provided, among other things, (i) the borrower pays lender a release price of $6.2 million together with any interest accrued and unpaid on such amount and the yield maintenance premium with respect to such release price and (ii) the release is in compliance with the REMIC requirements. Current tenants at the Harmon Corridor First Release Parcel are DB’s Pool & Pong Hall and Todai Sushi & Seafood Buffet, which have been excluded from the underwritten net cash flow.  The current tenant at the Harmon Corridor Second Release Parcel is Pampas Churrascaria, which leases 9,663 square feet or 2.2% of net rentable area.

Future Additional Debt. Mezzanine debt is permitted in an amount not to exceed $100.0 million, provided, among other things, (i) the combined LTV ratio is less than or equal to 65.0%, (ii) the combined debt yield is greater than or equal to 7.92500% and (iii) the combined DSCR as calculated under the terms of the loan agreement is greater than or equal to 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

1615 L Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

1615 L Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

1615 L Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

1615 L Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$100,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$100,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	8.4%	Net Rentable Area (SF):	417,383
Loan Purpose:	Refinance	Location:	Washington, D.C.
Borrower:	1615 L Street LLC	Year Built / Renovated:	1984 / 2009
Sponsor:	Bernard Spitzer	Occupancy:	89.4%
Interest Rate:	4.60600%	Occupancy Date:	6/30/2013
Note Date:	8/8/2013	Number of Tenants:	25
Maturity Date:	9/1/2023	2010 NOI:	$8,734,594
Interest-only Period:	120 months	2011 NOI:	$7,694,427
Original Term:	120 months	2012 NOI:	$9,791,337
Original Amortization:	None	TTM NOI (as of 5/2013)(2):	$10,002,063
Amortization Type:	Interest Only	UW Economic Occupancy:	89.2%
Call Protection:	L(24),Grtr1%orYM(93),O(3)	UW Revenues:	$18,745,666
Lockbox:	Hard	UW Expenses:	$7,921,427
Additional Debt:	Yes	UW NOI(2):	$10,824,239
Additional Debt Balance:	$34,250,000	UW NCF:	$9,676,107
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$213,000,000 / $510
		Appraisal Date:	4/12/2013

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:		$322
Taxes:	$1,686,862	$361,776	N/A	Maturity Date Loan / SF:		$322
Insurance:	$54,712	$8,612	N/A	Cut-off Date LTV:		63.0%
Replacement Reserves:	$7,652	$7,652	$460,000	Maturity Date LTV:		63.0%
TI/LC:	$43,477	$43,477	$2,625,000	UW NCF DSCR:		1.54x
Other:	$1,797,071	$0	N/A	UW NOI Debt Yield:		8.1%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$134,250,000		92.6%	Payoff Existing Debt	$139,984,760	96.6%
Sponsor Equity	10,707,057		7.4	Upfront Reserves	3,589,775	2.5
				Closing Costs	1,382,522	1.0
Total Sources	$144,957,057		100.0%	Total Uses	$144,957,057	100.0%
(1)
1615 L Street is part of a loan evidenced by two pari passu notes with an aggregate principal balance of approximately $134.3 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $134.3 million 1615 L Street Whole Loan.

(2)	UW NOI is higher than TTM NOI primarily due to a new lease from Kaiser Associates commencing in June 2013 and several tenants with expiring rent abatements from leases signed in 2012.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 1615 L Street loan is secured by a first mortgage lien on a 417,383 square foot office building located on L Street in Washington, D.C. The loan has an outstanding principal balance of approximately $134.3 million (the “1615 L Street Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $100.0 million and is being contributed to the JPMBB 2013-C15 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $34.3 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “1615 L Street Controlling Noteholder”) will be the Trustee of the JPMBB 2013-C15 Trust (or, prior to the occurrence and continuance of a control event, the Directing Certificateholder) and will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related 1615 L Street Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The 1615 L Street Whole Loan has a 10-year term and will be interest-only for the entire term of the loan. The previously existing mortgage debt was securitized in GSMS 2007-GG10.

The Borrower. The borrowing entity for the 1615 L Street Whole Loan is 1615 L Street LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

1615 L Street

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Bernard Spitzer. Including 1615 L Street, Bernard Spitzer’s assets include 1,087 multifamily units in Manhattan and 1,210,000 square feet of office space across four properties in the New York and Washington, D.C. metro-areas.

The Property. 1615 L Street is a Class A office property located four blocks north of the White House on the north side of L Street  between 16th and 17th Streets in Washington, D.C.’s Central Business District (“CBD”). The 13-story property is comprised of 417,383 square feet of office space. The property was constructed in 1984 and was renovated in 2009.  The sponsor originally acquired the property’s leasehold interest in 2008 for $180.0 million and in 2009 acquired the fee interest for approximately $8.0 million. In addition, the sponsor invested approximately $6.2 million in capital expenditures renovating the building’s façade and common areas, upgrading mechanical, fire and security systems, and adding a roof-top lounge as a tenant amenity in 2009. The property offers tenants various amenities, including a full-service fitness center, extensive common-area event space, a roof-top lounge and dining area, 24-hour security, a restaurant and a 287-space underground parking garage with two entrances, that results in a parking ratio of 0.69 spaces per 1,000 square feet of net rentable area.

As of June 2013, the property was 89.4% leased by 25 tenants. The largest tenant at the property, Fleishman Hillard, Inc.(“Fleishman”), leases 15.7% of the net rentable area through September 2020 and has two 5-year extension options. Fleishman has been a tenant at the property since 1997 and currently leases 65,496 square feet. Fleishman is a public relations and marketing agency and is a subsidiary of Omnicom Group Inc. (NYSE: OMC), a global advertising and marketing communications services company. The second largest tenant, Pew Research Center, leases 10.9% of the net rentable area through November 2016 and has one 5-year extension option. Pew Research Center has been a tenant at the property since 2004 and currently leases 45,315 square feet. The Pew Research Center is an American think tank organization based in Washington, D.C. The third largest tenant, The Avascent Group, leases 9.4% of the net rentable area through March 2022 and has one 5-year extension option. The Avascent Group is a strategy and management consulting firm serving clients operating in government-driven markets.

The property is located on L Street in the heart of Washington, D.C.’s CBD, four blocks north of the White House. The property is immediately surrounded by a mixture of Class A office buildings, with street level retail shops, restaurants and other eateries, situated along K Street, L Street and 18th Street, as well as interspersed residential buildings. Regional access to the area is provided by Interstate 66.  Public transportation is provided to the area by the Washington, Metropolitan Area Transportation Authority’s (“WMATA”) Metrorail and bus systems. WMATA has four Metrorail stations located within the CBD, one of which is approximately two blocks from the property. These stations serve the Red, Orange and Blue lines, which provide transportation throughout Washington, D.C. and link Washington, D.C. to the Northern Virginia and Washington, D.C.’s Maryland suburbs.

According to the appraisal, the CBD contained approximately 33.2 million square feet of office space as of fourth quarter of 2012. Vacancy in the submarket was estimated at 12.0% with Class A average asking rents of $64.16 per square foot on a full service gross basis, as of fourth quarter of 2012. The appraisal indentified five comparable properties built between 1972 and 2001 and ranging in size from approximately 241,695 to 569,769 square feet. The comparable properties reported occupancies ranging from 95.0% to 99.3%.

Historical and Current Occupancy(1)
2010	2011	2012	Current(2)(3)
80.6%	81.7%	85.8%	89.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 30, 2013.
(3)
Current Occupancy includes a 15,208 square foot lease to Kaiser Associates.  Kaiser Associates is not yet in occupancy of its space. The Kaiser Associates lease commenced in June 2013 and rent under the lease is due beginning in January 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

1615 L Street

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Fleishman Hillard, Inc.(3)	Baa1 / BBB+ / NA	65,496	15.7%	$45.57	9/30/2020
Pew Research Center(4)	NA / NA / NA	45,315	10.9%	$56.18	11/30/2016
The Avascent Group(5)	NA / NA / NA	39,411	9.4%	$47.64	3/31/2022
Independent Community Bankers of America	NA / NA / NA	39,310	9.4%	$42.76	8/31/2016
Haynes and Boone, LLP	NA / NA / NA	23,326	5.6%	$47.57	3/31/2014
Bradley Arant Boult Cummings, LLP	NA / NA / NA	20,834	5.0%	$52.80	12/31/2021
Kaiser Associates(6)	NA / NA / NA	15,208	3.6%	$47.00	2/1/2024
Institute of Scrap Recycling	NA / NA / NA	15,161	3.6%	$44.30	1/31/2017
Forest City Residential Group	NA / NA / NA	14,353	3.4%	$55.00	11/30/2013
Direct Marketing Association	NA / NA / NA	12,674	3.0%	$45.76	10/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Fleishman Hillard, Inc. has the right to contract its space by up to 19,000 square feet on September 30, 2015 and is required to pay a termination fee for each square foot that is terminated.
(4)	Pew Research Center has the right to terminate its lease on June 30, 2015 with 12 months notice and payment of a termination fee.
(5)	The Avascent Group has the right to terminate its lease on March 31, 2019 with 12 months notice and payment of a termination fee.
(6)	Kaiser Associates has the right to terminate its lease on the last day of the seventh year of its lease term with 12 months notice and payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	44,224	10.6%	NAP	NAP	44,224	10.6%	NAP	NAP
2013 & MTM	1	14,353	3.4	$789,415	4.7%	58,577	14.0%	$789,415	4.7%
2014	2	24,667	5.9	1,167,362	6.9	83,244	19.9%	$1,956,777	11.6%
2015	1	5,322	1.3	231,028	1.4	88,566	21.2%	$2,187,805	13.0%
2016	7	108,126	25.9	5,313,142	31.5	196,692	47.1%	$7,500,947	44.5%
2017	3	29,369	7.0	1,126,037	6.7	226,061	54.2%	$8,626,985	51.2%
2018	1	3,746	0.9	187,575	1.1	229,807	55.1%	$8,814,559	52.3%
2019	2	9,847	2.4	354,969	2.1	239,654	57.4%	$9,169,528	54.4%
2020	2	72,099	17.3	3,227,511	19.1	311,753	74.7%	$12,397,039	73.5%
2021	2	23,718	5.7	1,231,084	7.3	335,471	80.4%	$13,628,124	80.8%
2022	2	51,257	12.3	2,463,177	14.6	386,728	92.7%	$16,091,301	95.4%
2023	0	0	0.0	0	0.0	386,728	92.7%	$16,091,301	95.4%
2024 & Beyond	2	30,655	7.3	770,736	4.6	417,383	100.0%	$16,862,037	100.0%
Total	25	417,383	100.0%	$16,862,037	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

1615 L Street

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$14,957,310	$11,380,980	$14,106,961	$14,896,257	$16,862,037	$40.40	80.4%
Vacant Income	0	0	0	0	2,042,334	4.89	9.7
Gross Potential Rent	$14,957,310	$11,380,980	$14,106,961	$14,896,257	$18,904,371	$45.29	90.1%
Total Reimbursements	761,992	1,335,826	1,277,826	1,422,116	2,075,738	4.97	9.9
Net Rental Income	$15,719,302	$12,716,806	$15,384,787	$16,318,373	$20,980,109	$50.27	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,266,586)	(5.43)	(10.8)
Other Income	29,614	1,594,916	767,139	163,976	32,143	0.08	0.2
Effective Gross Income	$15,748,916	$14,311,722	$16,151,926	$16,482,349	$18,745,666	$44.91	89.3%

Total Expenses	$7,014,322	$6,617,295	$6,360,589	$6,480,286	$7,921,427	$18.98	42.3%

Net Operating Income	$8,734,594	$7,694,427	$9,791,337	$10,002,063	$10,824,239	$25.93	57.7%

Total TI/LC, Capex/RR	0	0	0	0	1,148,132	2.75	6.1
Net Cash Flow	$8,734,594	$7,694,427	$9,791,337	$10,002,063	$9,676,107	$23.18	51.6%
(1)	TTM column represents the trailing twelve month period ending in May 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place are higher than historical years primarily due to a new lease from Kaiser Associates commencing in June 2013 and several tenants with expiring rent abatements from leases signed in 2012.

Property Management. The property is managed by an affiliate of Cushman & Wakefield.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $1.7 million for real estate taxes, $1.1 million for outstanding tenant improvements and leasing commissions associated with the Kaiser Associates’ lease, $655,211 for free rent associated with the Kaiser Associates’ lease, $54,712 for insurance premiums, $43,477 for rollover reserves, $7,652 for replacement reserves and $1,260 for deferred maintenance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $361,776.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $8,612.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $7,652 (approximately $0.22 per square foot annually) for replacement reserves. The reserve is subject to a cap of $460,000 ($1.10 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $43,477 (approximately $1.25 per square foot annually) into the TI/LC escrow.  The reserve is subject to a cap of approximately $2.6 million (approximately $6.29 per square foot).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents payable into the lockbox account controlled by the lender. All funds in the lockbox account are swept once every business day to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR as calculated in the loan documents based on the trailing three-month period falls below 1.05x based on a 30-year amortizing mortgage constant, (ii) there is an event of default under the loan documents or (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 116

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Hulen Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Hulen Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Hulen Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Hulen Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$90,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$90,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	7.5%	Net Rentable Area (SF):	400,968
Loan Purpose:	Refinance	Location:	Fort Worth, TX
Borrower:	Hulen Mall, LLC	Year Built / Renovated:	1976 / 2011
Sponsor:	GGP Limited Partnership	Occupancy(2):	95.4%
Interest Rate:	4.25350%	Occupancy Date:	7/31/2013
Note Date:	9/6/2013	Number of Tenants(2):	112
Maturity Date:	10/1/2018	2010 NOI:	$11,571,236
Interest-only Period:	None	2011 NOI:	$11,471,245
Original Term:	60 months	2012 NOI:	$11,982,497
Original Amortization:	360 months	TTM NOI (as of 7/2013):	$12,335,566
Amortization Type:	Balloon	UW Economic Occupancy:	96.9%
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Revenues:	$19,866,556
Lockbox:	CMA	UW Expenses:	$6,580,437
Additional Debt:	Yes	UW NOI(3):	$13,286,120
Additional Debt Balance:	$40,000,000	UW NCF:	$12,364,816
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$187,000,000 / $466
		Appraisal Date:	7/27/2013

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$324
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$295
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	63.4%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.61x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$130,000,000	100.0%	Payoff Existing Debt	$103,066,086	79.3%
			Return of Equity	26,043,797	20.0
			Closing Costs	890,117	0.7
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%
(1)
Hulen Mall is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $130.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $130.0 million Hulen Mall Whole Loan.

(2)
Occupancy and Number of Tenants includes temporary tenants. Seven tenants accounting for 15,200 square feet are considered temporary tenants by the borrower. Excluding temporary tenants, occupancy is 91.6%. No income has been underwritten for the temporary tenants.

(3)	UW NOI is higher than TTM NOI primarily due to twelve new leases totaling 36,370 square feet that account for approximately $1.1 million in annual rent.
(4)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The Hulen Mall loan is secured by a first mortgage lien on 400,968 square feet of a regional mall totaling 997,538 square feet located in Fort Worth, Texas. The whole loan has an outstanding principal balance of approximately $130.0 million (the “Hulen Mall Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $90.0 million and is being contributed to the JPMBB 2013-C15 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $40.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Hulen Mall Controlling Noteholder”) will be the Trustee of the JPMBB 2013-C15 Trust (or, prior to the occurrence and continuance of a control event, the Directing Certificateholder) and will be entitled to exercise all of the rights of the Hulen Mall Controlling Noteholder with respect to the related Hulen Mall Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Hulen Mall Whole Loan has a five-year term and amortizes on a 30-year schedule. The previously existing debt was securitized in the MSC 2005-IQ9 transaction.

The Borrower. The borrowing entity for the Hulen Mall Whole Loan is Hulen Mall, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Hulen Mall

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is GGP Limited Partnership, an affiliate of General Growth Properties, Inc. (“GGP”). GGP (NYSE: GGP) is a publicly traded, self-managed and self-administered real estate investment trust focused on owning, managing, leasing and redeveloping regional malls throughout the United States. GGP currently owns, or has an interest in, 123 regional shopping malls comprising approximately 128 million square feet of gross leasable area. GGP is headquartered in Chicago, Illinois.

The Property.  Hulen Mall is an approximately one million square foot enclosed regional mall, of which 400,968 square feet serves as collateral for the loan. The property is situated on approximately 25.0 acres in southwest Fort Worth, Texas, adjacent to Interstate 20 and approximately four miles from Interstate 35, both of which provide access to the Fort Worth area. The property is anchored by Dillard’s (230,000 square feet), Macy’s (214,000 square feet) and Sears (152,570 square feet). Each of the three anchors owns its own land and improvements and is excluded from the collateral for the Hulen Mall Whole Loan. There are 4,764 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 4.78 spaces per 1,000 square feet of net rentable area. Constructed in 1976, the property was purchased by an affiliate of GGP as part of its 2004 acquisition of Rouse Properties, Inc. The property underwent an approximately $8.5 million renovation in 2011 which included interior upgrades such as LED lighting, as well as the addition of three outparcel restaurants.

As of July 31, 2013, the property was approximately 95.4% occupied by 112 tenants, seven of which are considered temporary tenants. The property’s tenancy caters to a mid-price point customer, with tenants that include Charlotte Russe, Express, Forever 21, Hollister and Victoria’s Secret. Gross mall sales for all tenants that reported as of the trailing twelve-month period ending June 30, 2013 were approximately $105.1 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $328, $344 and $347 in 2011, 2012 and the trailing twelve-month period ending June 30, 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 15.0%, 14.4% and 14.6%, respectively.

Hulen Mall is located immediately off of Interstate 20, approximately ten miles southwest of downtown Fort Worth, Texas. Interstate 20 is a major highway linking the Fort Worth area to southern Dallas approximately 35 miles to the east. The property is also approximately four miles west of Interstate 35 which provides north/south access to the region. Additionally, work is currently underway on the construction of a 27 mile tollway that will connect downtown Fort Worth to Cleburne. The tollway, which is expected to be completed during the spring of 2014, will have a dedicated exit to the property and is anticipated to improve access from the southern portion of the property’s trade area. According to the appraisal, the property has a primary trade area consisting of a 15-mile radius that contains approximately 1.1 million people, with an average household income of $63,619 as of 2013. The secondary trade area, defined as being within a 25-mile radius of the property, contains approximately 2.3 million people with an average household income as of 2013 of $69,658. The appraisal concluded per square foot market rents of $70.00 for spaces less than 1,000 square feet, $38.00 for spaces between 1,000 and 2,499 square feet, $28.00 for spaces between 2,500 and 4,999 square feet and $20.00 for spaces between 5,000 and 9,999. According to the appraisal, the property’s primary competition consists of the four properties that are detailed in the table below.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Ridgmar Mall	1976 / 2003	1,273,734	$319	91.0%	5 miles	Dillard’s, JCPenney, Macy’s, Neiman Marcus

Northeast Mall	1971 / 2000	1,644,211	$399	98.0%	15 miles	Dillard’s, Macy’s, JCPenney, Sears, Nordstrom

The Parks at Arlington Mall(2)	1987 / 2002	1,510,402	$471	99.0%	16 miles	Dillard’s, Macy’s, JCPenney, Sears

Irving Mall	1971 / 1999	1,294,626	$250	91.0%	25 miles	Dillard’s Clearance Center, Macy’s, Sears, Burlington Coat Factory
Total / Weighted Average		5,722,973	$366	95.1%
(1)	Per the appraisal.
(2)	The Parks at Arlington Mall is a GGP controlled property.

Historical Occupancy, In-line Sales and Occupancy Costs
	2010	2011	2012	TTM(1)
Occupancy(2)(3)	98.5%	99.6%	95.2%	95.4%
In-line Sales PSF(4)	$325	$328	$344	$347
Occupancy Costs(4)	14.8%	15.0%	14.4%	14.6%
(1)	TTM Occupancy is as of July 31, 2013. TTM In-line Sales PSF and Occupancy Costs represent the trailing twelve-months ending June 30, 2013.
(2)	Historical Occupancies are as of December 31 of each respective year.
(3)	Occupancy includes temporary tenants. Seven tenants accounting for 15,200 square feet are considered temporary tenants by the borrower. No income has been underwritten for these tenants.
(4)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Hulen Mall

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Dillard’s(4)	Ba3 / BB+ / BBB-	230,000	N/A	N/A	N/A	N/A	N/A
Macy’s(4)	Baa3 / BBB / NR	214,000	N/A	N/A	N/A	N/A	N/A
Sears(4)	B3 / CCC+ / B-	152,570	N/A	N/A	N/A	N/A	N/A
Total:		596,570

Top 10 Collateral Tenants
The Movie Tavern(5)	NA / NA / NA	52,420	13.1%	$9.95	$456,264	7.9%	1/31/2028
Gap	Baa3 / BBB- / BBB-	17,265	4.3%	$37.56	$168	22.3%	1/31/2016
The Shoe Dept(6)	NA / NA / NA	9,136	2.3%	$4.77	$100	9.2%	6/30/2016
BJ’s Restaurant & Brewery	NA / NA / NA	9,130	2.3%	$14.00	$442	5.4%	12/31/2031
Deb(7)	NA / NA / NA	9,078	2.3%	$19.28	$89	20.4%	1/31/2019
Express(8)	NA / BB / NA	8,793	2.2%	$21.37	$306	15.1%	1/31/2024
Victoria’s Secret(9)	Baa2 / BB+ / BB+	8,600	2.1%	$31.37	$746	6.3%	1/31/2024
Abercrombie & Fitch	NA / NA / NA	8,039	2.0%	$21.00	$162	29.2%	1/31/2016
Charlotte Russe	NA / NA / NA	6,918	1.7%	$23.85	$173	13.2%	3/31/2014
Abuelo’s	NA / NA / NA	6,892	1.7%	$22.16	$435	9.7%	1/31/2027
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending June 30, 2013 for all tenants.
(4)	Each tenant owns its own land and improvements and is excluded from the collateral for the Hulen Mall Whole Loan.
(5)
Sales PSF reflects sales per screen for The Movie Tavern. Sales per screen is based on a total of 13 screens.  In November 2012, The Movie Tavern expanded from ten screens to 13 screens, therefore sales per screen reflect eight months of sales with 13 screens and four months with ten screens.

(6)	The Shoe Dept has the option to terminate its lease with 60 days notice.
(7)
Deb has the right to terminate its lease from March 1, 2013 through February 28, 2014 with 60 days notice if gross sales are below $1.3 million. Gross sales for the TTM period ending June 30, 2013 were $808,845.

(8)	Express sales and occupancy costs reflect year-end 2012 numbers and are based on a 7,501 square foot store. Express expanded their space to an 8,793 square foot store which opened June 6, 2013.
(9)
Victoria’s Secret sales and occupancy costs reflect year-end 2012 numbers and are based on a 5,248 square foot store. Victoria’s Secret expanded their space to an 8,600 square foot store which opened July 4, 2013, however during part of 2013 they occupied a temporary space and did not report sales for that period.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	18,367	4.6%	NAP	NAP	18,367	4.6%	NAP	NAP
2013 & MTM(2)	9	19,610	4.9	$115,985	1.0%	37,977	9.5%	$115,985	1.0%
2014	18	39,409	9.8	1,653,791	14.9	77,386	19.3%	$1,769,775	16.0%
2015	11	28,797	7.2	996,814	9.0	106,183	26.5%	$2,766,589	25.0%
2016	13	58,677	14.6	1,543,960	14.0	164,860	41.1%	$4,310,549	39.0%
2017	7	26,077	6.5	742,887	6.7	190,937	47.6%	$5,053,436	45.7%
2018	17	40,280	10.0	1,610,958	14.6	231,217	57.7%	$6,664,395	60.2%
2019	4	16,770	4.2	362,138	3.3	247,987	61.8%	$7,026,533	63.5%
2020	5	5,163	1.3	424,101	3.8	253,150	63.1%	$7,450,634	67.3%
2021	5	17,244	4.3	612,963	5.5	270,394	67.4%	$8,063,597	72.9%
2022	6	17,537	4.4	719,715	6.5	287,931	71.8%	$8,783,312	79.4%
2023	11	23,771	5.9	902,760	8.2	311,702	77.7%	$9,686,072	87.5%
2024 & Beyond	6	89,266	22.3	1,377,978	12.5	400,968	100.0%	$11,064,050	100.0%
Total	112	400,968	100.0%	$11,064,050	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes seven tenants accounting for 15,200 square feet that are considered temporary tenants by the borrower. No income has been underwritten for these tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Hulen Mall

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$9,251,629	$9,299,246	$9,926,038	$10,195,656	$11,064,050	$27.59	59.4%
Vacant Income	0	0	0	0	392,984	0.98	2.1
Gross Potential Rent	$9,251,629	$9,299,246	$9,926,038	$10,195,656	$11,457,034	$28.57	61.5%
Total Reimbursements	6,553,671	6,577,159	6,554,928	6,760,351	7,159,380	17.86	38.5
Net Rental Income	$15,805,300	$15,876,405	$16,480,966	$16,956,007	$18,616,414	$46.43	100.0%
(Vacancy/Credit Loss)	27,383	8,713	(54,203)	(64,252)	(578,984)	(1.44)	(3.1)
Other Income	1,879,952	2,021,809	1,949,432	1,829,126	1,829,126	4.56	9.8
Effective Gross Income	$17,712,635	$17,906,927	$18,376,195	$18,720,881	$19,866,556	$49.55	106.7%
Total Expenses	$6,141,399	$6,435,682	$6,393,698	$6,385,315	$6,580,437	$16.41	33.1%
Net Operating Income	$11,571,236	$11,471,245	$11,982,497	$12,335,566	$13,286,120	$33.14	66.9%
Total TI/LC, Capex/RR	0	0	0	0	921,304	2.30	4.6
Net Cash Flow	$11,571,236	$11,471,245	$11,982,497	$12,335,566	$12,364,816	$30.84	62.2%
(1)	TTM column represents the trailing twelve-month period ending July 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is higher than TTM primarily due to twelve new leases totaling 36,370 square feet which account for approximately $1.1 million in annual rent.

Property Management. The property is managed by an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Cash Sweep Event exists.

A “Cash Sweep Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the property manager not dismissed within 90 days or (iii) the DSCR as calculated in the loan documents based on the trailing twelve-month period falls below 1.25x.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Sweep Event exists. In addition, the borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no Cash Sweep Event exists. Following the occurrence and during the continuance of a Cash Sweep Event, the borrower is required to deposit $14,257 per month ($0.43 per square foot annually) for replacement reserves. The reserve is subject to a cap of $171,083 ($0.43 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no Cash Sweep Event exists. Following the occurrence and during the continuance of a Cash Sweep Event, the borrower is required to deposit $66,311 per month ($1.98 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $795,734 ($1.98 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account are swept daily to a segregated cash management account under control of the lender. During a Cash Sweep Event, all rents swept to the segregated cash management account will be held in trust for the benefit of the lender as additional security for the loan. The lender will have a first priority security interest in the cash management account.

Future Additional Debt. A mezzanine loan may be obtained by the borrower’s affiliates, provided certain terms and conditions are satisfied, including, but not limited to, the following: (i) no event of default exists; (ii) the LTV of the mortgage and mezzanine loans does not exceed 62.6% based on a recent appraisal; (iii) the DSCR as calculated in the loan documents is not less than 1.62x (taking into account the mezzanine loan); (iv) the debt yield (taking into account the mezzanine loan) is not less than 9.14%; (v) the maturity date of the mezzanine loan will be no earlier than the final maturity date of the mortgage loan or is freely prepayable from and after the maturity date of the mortgage loan and (vi) after securitization, the borrower is required to deliver a confirmation from the rating agencies that such mezzanine loan will not result in the downgrade, qualification or withdrawal of the current ratings of the certificates with respect to the mezzanine loan. Additionally, the sponsor and certain of its affiliates are permitted to pledge their direct or indirect equity interests in the borrower as part of a corporate financing.  In connection with this financing, the loan documents require, among other things, that the net asset value of the pledgor (together with any other co-borrowers or guarantors) be at least $600 million, and that there be no change in the property management as a result of the pledge or the exercise of any remedies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Briarcliff Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Briarcliff Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Briarcliff Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$57,250,000	Title:	Fee
Cut-off Date Principal Balance:	$57,250,000	Property Type - Subtype:	Various - Various
% of Pool by IPB:	4.8%	Net Rentable Area (SF):	417,512
Loan Purpose:	Refinance	Location:	Kansas City, MO
Borrowers:	BDC Office Park, LLC and Hilltop SPE, LLC	Year Built / Renovated:	Various / N/A
		Occupancy:	95.8%
Sponsors(1):	Various	Occupancy Date:	9/3/2013
Interest Rate:	5.36000%	Number of Tenants:	36
Note Date:	9/16/2013	2010 NOI:	$5,609,097
Maturity Date:	10/1/2023	2011 NOI:	$5,872,093
Interest-only Period:	None	2012 NOI:	$6,651,846
Original Term:	120 months	TTM NOI (as of 7/2013):	$5,855,039
Original Amortization:	324 months	UW Economic Occupancy:	95.0%
Amortization Type:	Balloon	UW Revenues:	$10,215,993
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$3,928,055
Lockbox:	CMA	UW NOI(2):	$6,287,937
Additional Debt:	N/A	UW NCF:	$5,341,786
Additional Debt Balance:	N/A	Appraised Value / Per SF(3):	$84,000,000 / $201
Additional Debt Type:	N/A	Appraisal Date:	8/13/2013

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$137
Taxes:	$1,203,202	$120,320	N/A	Maturity Date Loan / SF:	$108
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	68.2%
Replacement Reserves:	$6,959	$6,959	N/A	Maturity Date LTV(5):	56.7%
TI/LC:	$34,793	$34,793	$835,032	UW NCF DSCR:	1.33x
Other:	$3,215,644	Springing	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$57,250,000	95.2%	Payoff Existing Debt	$55,301,894	92.0%
Sponsor Equity	2,871,052	4.8	Upfront Reserves	4,460,598	7.4
			Closing Costs	358,560	0.6
Total Sources	$60,121,052	100.0%	Total Uses	$60,121,052	100.0%
(1)	For a full description of Sponsors, please refer to “The Sponsors” below.
(2)
The UW NOI is higher than the TTM NOI as a result of an executed lease to Regus (RGN-Kansas City I, LLC) for 12,707 square feet at the Briarcliff II property who is expected to take occupancy November 1, 2013, an executed lease to the U.S. GSA – ATF for 29,948 square feet at the Hilltop at Briarcliff property who is expected to take occupancy January 1, 2014, and an executed lease to CRB Engineers for 31,461 square feet at the Hilltop at Briarcliff property who has taken occupancy.

(3)
The Appraised Value / Per SF and Cut-off Date LTV are based on the “hypothetical as-if stabilized” appraised value of $84,000,000, which assumes all tenant improvement obligations associated with newly signed leases, or lease expansions, have been satisfied and all contracted tenants are paying rent.  At origination, the borrower escrowed $3,171,636 associated with five tenants, to satisfy outstanding tenant improvement and/or rent obligations.  The “as-is” appraised value is $81,000,000 and the corresponding Cut-of Date LTV is 70.7%.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)
The Maturity Date LTV has been calculated using the real estate only “hypothetical as-if stabilized” appraised value of $76,500,000, which excludes all ongoing revenues by way of payments in lieu of taxes (“PILOTS”) and economic activity taxes (“EATS” and together the “TIF Revenue”), and the mortgage loan net of a $1,920,000 TIF Sweep Reserve.

The Loan. The Briarcliff Office Portfolio loan has an outstanding principal balance of approximately $57.3 million and is secured by a first mortgage lien on a portfolio of four office properties and one single tenant early childhood development center totaling 417,512 square feet, which are located in Kansas City, Missouri.  The loan has a 10-year term and amortizes on a 27-year schedule.  A portion of the previous existing mortgage debt was securitized in MLMT 2005-MCP1.

The Borrowers. The borrowing entities for the loan are BDC Office Park, LLC and Hilltop SPE, LLC, each a Missouri limited liability company and a special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Briarcliff Office Portfolio

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Charles A. Garney and the Charles A. Garney Revocable Trust.  Charles A. Garney founded Briarcliff Development Company in 1994 for the purpose of constructing Briarcliff, a mixed-use master planned community.

The Properties. The Briarcliff Office Portfolio is a five-property portfolio located within the 600+ acre Briarcliff master planned community in Kansas City, Missouri. The portfolio totals 417,512 square feet and was approximately 95.8% leased to 36 tenants as of September 2013. The four office properties are leased to multiple tenants, while the fifth property is 100.0% occupied by a single tenant.  The United States General Services Administration leases 26.1% of the net rentable area of the portfolio under four separate leases for four separate departments: Justice Prisoner & Alien Transportation System (JPATS), managed by the U.S. Marshall Service; Bureau of Alcohol, Tobacco, Firearms and Explosives (ATF); Department of Homeland Security and the Federal Bureau of Investigation (FBI).  The properties were constructed between 1999 and 2009 by the sponsor, whose current cost basis in the portfolio is approximately $82.0 million.  Other developments within the master planned community, which are not part of the collateral include: a Courtyard by Marriott hotel, Briarcliff City Apartments, Ravello luxury condominiums, Briarcliff Village, a 150,000 square foot mixed-use lifestyle center, Briarcliff IV office building, Briarcliff Professional Plaza Condominium buildings, residential subdivisions, and McCrite Plaza Retirement Community which is currently under construction.

Hilltop at Briarcliff. The property is a nine-story, multi-tenant office building with a total of 219,325 square feet that was constructed in 2008. The property has 718 surface and covered garage spaces, resulting in a parking ratio of 3.27 spaces per 1,000 square feet of net rentable area. The property is currently 97.8% occupied by 20 tenants, the largest of which, CRB Engineers, leases 14.3% of the net rentable area of the property through May 2023.  CRB Engineers, founded in 1984, is a global design, construction and consulting firm in advanced technology industries and is headquartered at the mortgaged property.  According to the appraisal, market rent for the office space is currently $25.00 per square foot.  Underwritten weighted average base rent is $24.16 per square foot.

Briarcliff III. The property is a three-story, multi-tenant office building with a total of 90,513 square feet that was constructed in 2001. The property has 436 surface and garage spaces, resulting in a parking ratio of 4.82 spaces per 1,000 square feet of net rentable area. The property is currently 89.1% occupied by five tenants, the largest of which, Metropolitan Life Insurance Co., leases 53.4% of net rentable area of the property through November 2016.  Metropolitan Life Insurance Co. serves 90 million customers in over 50 countries.  Metropolitan Life Insurance Co. is rated Aa3, AA-, and A+, by Moody’s, S&P, and Fitch, respectively.  According to the appraisal, market rent for the office space is currently $23.00 per square foot.  Underwritten weighted average base rent is $21.82 per square foot.

Briarcliff I. The property is a three-story, multi-tenant office building with a total of 68,001 square feet that was constructed in 1999. The building has approximately 341 surface parking spaces, resulting in a parking ratio of 5.01 spaces per 1,000 square feet of net rentable area. The property is currently 100.0% occupied by two tenants, the largest of which, Gavilon Holdings, LLC (formerly DeBruce Grain; “Gavilon”), leases 58.2% of the net rentable area of the property through June 2019.  Gavilon operates a grain merchandising operation and feed ingredient business in the United States, distributing approximately 34 million metric tons of grain and eight million metric tons of ingredients annually.  Marubeni Corporation, the parent company of Gavilon is rated Baa2 and BBB by Moody’s and S&P, respectively.  According to the appraisal, market rent for the office space is currently $23.00 per square foot.  Underwritten weighted average base rent is $19.60 per square foot.

Briarcliff II. The property is a three-story, multi-tenant office building with a total of 32,903 square feet that was constructed in 2001. The building has approximately 127 surface parking spaces, resulting in a parking ratio of 3.86 spaces per 1,000 square feet of net rentable area. The property is currently 91.2% occupied by eight tenants, the largest of which, Regus (RGN-Kansas City I, LLC), a wholly-owned subsidiary of Regus Corporation, leases 38.6% of net rentable area of the property through September 2023. Regus Corporation, founded in Brussels and headquartered in Luxembourg, provides flexible workplaces to more than a million customers with more than 1,500 business centers throughout 100 countries.  Regus Corporation shares are traded on the London Stock Exchange. According to the appraisal, market rent is currently $22.00 per square foot for the office space and $28.00 per square foot for the drive-through bank branch.  Underwritten weighted average base rent is $22.99 per square foot.

Canterbury Academy. The property is a one-story, single tenant early childhood development center with a total of 6,770 square feet that was constructed in 2009. The building has approximately 40 surface and garage spaces, resulting in a parking ratio of 5.91 spaces per 1,000 square feet of net rentable area. The property is currently 100.0% occupied by one tenant, Canterbury Academy, which leases the property through April 2019.  Canterbury Academy is one of five Canterbury Schools located in the Kansas City metropolitan area.  According to the appraisal, market rent for the space is currently $23.50 per square foot.  Underwritten weighted average base rent is $23.56 per square foot.

The properties are located in Kansas City, Missouri, approximately five miles north of Kansas City’s central business district, at the intersection of Highway 169 and Highway 9.  Interstate 635 extends along the western border of the area and connects to both Interstate 70 and Interstate 35 to the southwest, and Interstate 29 at the northwest corner of the area which provides linkage to the Kansas City International Airport located nine miles to the north.  The Charles B. Wheeler Downtown airport is located 3.7 miles south of the properties off Highway 169.  According to CoStar, the properties are located in the Class A North of the River/I-35 Corridor submarket, which had a vacancy rate of 1.3% and average asking rents of $21.01 per square foot as of the second quarter of 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Briarcliff Office Portfolio

The comparables provided in the appraisal exhibit full service/modified gross rates ranging from $19.25 to $29.00 per square foot. The appraiser concluded a 4.0% vacancy for the portfolio.

Property Summary
Property	Year Built	Net Rentable Area (SF)	Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	Largest Tenant
Hilltop at Briarcliff	2008	219,325	$31,794,000	$46,650,000	$2,911,432	CRB Engineers
Briarcliff III	2001	90,513	12,063,000	17,700,000	954,113	Metropolitan Life Insurance Co.
Briarcliff I	1999	68,001	7,633,000	11,200,000	921,721	Gavilon Holdings, LLC
Briarcliff II	2001	32,903	4,669,000	6,850,000	409,792	Regus (RGN-Kansas City I, LLC)
Canterbury Academy	2009	6,770	1,091,000	1,600,000	144,728	Canterbury Academy(1)
Total		417,512	$57,250,000	$84,000,000	$5,341,786
(1)	The Canterbury Academy property is occupied by a single tenant.

Historical and Current Occupancy(1)
Property	Single Tenant (Yes/No)	2010	2011	2012	Current(2)
Hilltop at Briarcliff	No	99.1%	98.3%	99.1%	97.8%
Briarcliff III	No	100.0%	96.0%	98.6%	89.1%
Briarcliff I	No	100.0%	100.0%	100.0%	100.0%
Briarcliff II(3)	No	86.1%	82.8%	58.9%	91.2%
Canterbury Academy	Yes	100.0%	100.0%	100.0%	100.0%
Weighted Average		98.4%	96.9%	96.0%	95.8%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)
Current Occupancy is as of September 3, 2013 per the underwritten rent roll which includes an executed lease to Regus (RGN-Kansas City I, LLC) at the Briarcliff II property, however, the tenant has not yet taken occupancy of its space and an executed lease to the U.S. GSA – ATF at the Hilltop at Briarcliff property, however, the tenant has not yet taken occupancy of its space.

(3)
The drop in the 2012 occupancy at the Briarcliff II property was a result of McCormick Advertising vacating 11,611 square feet at the end of its lease term in September 2012.   A new lease to Regus (RGN-Kansas City I, LLC) for 12,707 square feet has subsequently been executed.

TIF Revenue. Briarcliff Development Company (“Developer” and “Property Manager”), an affiliate of the borrowers and sponsors, and the City of Kansas City, Missouri entered into the Briarcliff West Tax Increment Financing Plan, which encompasses 38 project areas in the Briarcliff master planned community which provides for the reimbursement of certified costs incurred by the Developer.  The Developer is owned by the sponsor, Charles A. Garney.  Five project areas are associated with the collateral for this loan: project areas 10, 16, and 17 (“Briarcliff I PA”), project area 7 (“Briarcliff II PA”), and project area 5 (“Briarcliff III PA”), with certified costs eligible for reimbursement to the Developer.  The Developer receives revenues by way of Payments in Lieu of Taxes (“PILOTS”), which are 100% of the incremental real property taxes generated by the development of the project areas, and Economic Activity Taxes (“EATS”, together the “TIF Revenues”) which are 50% of the incremental local taxes generated within the project areas by the development of the project areas (e.g., local sales taxes, earnings tax from Kansas City, Missouri, etc.).  TIF Revenues will continue to be collected in the Briarcliff I PA until December 11, 2021, the Briarcliff II PA until August 2, 2023 and the Briarcliff III PA until November 15, 2023, until all Developer’s certified reimbursable costs are reimbursed in full.  The Developer has assigned its rights to the first $9 million in TIF Revenues plus associated reimbursable interest generated by the collateral project areas, to the BDC Office Park, LLC borrower who gave a collateral assignment to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Briarcliff Office Portfolio

Tenant Summary(1)
Tenant	Property Name	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Metropolitan Life Insurance Co.(3)	Briarcliff III	Aa3 / AA- / A+	48,344	11.6%	$21.25	11/30/2016
Gavilon Holdings, LLC	Briarcliff I	Baa2 / BBB / NA	39,589	9.5%	$17.09	6/30/2019
CRB Engineers	Hilltop at Briarcliff	NA / NA / NA	31,461	7.5%	$19.00	5/31/2023
U.S. GSA – JPATS(4)	Hilltop at Briarcliff	Aaa / AA+ / AAA	30,828	7.4%	$22.59	7/31/2020
U.S. GSA – ATF(5)	Hilltop at Briarcliff	Aaa / AA+ / AAA	29,948	7.2%	$28.87	12/31/2028
U.S. GSA – Homeland Security(6)	Briarcliff I	Aaa / AA+ / AAA	28,412	6.8%	$23.09	11/22/2024
Tradebot Systems(7)	Hilltop at Briarcliff	NA / NA / NA	25,510	6.1%	$25.00	8/31/2018
FC Stone Group, Inc.	Hilltop at Briarcliff	NA / NA / NA	24,797	5.9%	$24.09	8/31/2015
U.S. GSA – FBI(8)	Briarcliff III	Aaa / AA+ / AAA	19,691	4.7%	$23.14	5/18/2015
Regus (RGN-Kansas City I, LLC)(9)	Briarcliff II	NA / NA / NA	12,707	3.0%	$20.50	9/30/2023
(1)	Based on the underwritten rent roll.
(2)	Certain ratings provided are those of the parent company of the entity listed in the “Tenant” column whether or not the parent company guarantees the lease.
(3)	Metropolitan Life Insurance Co. has the one-time right to terminate its lease on December 1, 2014 with nine months’ notice and payment of a termination fee.
(4)	U.S. GSA – JPATS has the right to terminate its lease, in whole or part, at any time after July 31, 2018 with 120 days’ notice.
(5)	U.S. GSA – ATF has the right to terminate its lease, in whole or part, at any time after the tenth lease year, which is estimated to be no earlier than December 31, 2023, with 90 days’ notice.
(6)	U.S. GSA – Homeland Security has the right to terminate its lease, in whole or part, at any time after November 22, 2017 with 90 days’ notice.
(7)	Tradebot Systems has the right to terminate its lease at any time with 12 months’ notice and payment of a termination fee.
(8)	U.S. GSA – FBI has the right to terminate its lease, in whole or part, at any time with 120 days’ notice.
(9)	Regus (RGN-Kansas City I, LLC) has the right to terminate its lease at the end of the 72nd month with 12 months’ notice and payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	17,571	4.2%	NAP	NAP	17,571	4.2%	NAP	NAP
2013 & MTM	2	5,501	1.3	$103,401	1.1%	23,072	5.5%	$103,401	1.1%
2014	4	14,914	3.6	354,576	3.9	37,986	9.1%	$457,977	5.0%
2015	9	64,849	15.5	1,548,183	17.0	102,835	24.6%	$2,006,159	22.0%
2016	1	48,344	11.6	1,027,310	11.3	151,179	36.2%	$3,033,469	33.2%
2017	2	3,049	0.7	63,917	0.7	154,228	36.9%	$3,097,387	33.9%
2018	7	69,068	16.5	1,770,597	19.4	223,296	53.5%	$4,867,984	53.3%
2019	4	53,011	12.7	992,750	10.9	276,307	66.2%	$5,860,734	64.2%
2020	1	30,828	7.4	696,279	7.6	307,135	73.6%	$6,557,012	71.8%
2021	0	0	0.0	0	0.0	307,135	73.6%	$6,557,012	71.8%
2022	1	7,075	1.7	172,276	1.9	314,210	75.3%	$6,729,288	73.7%
2023	3	44,942	10.8	876,442	9.6	359,152	86.0%	$7,605,730	83.3%
2024 & Beyond	2	58,360	14.0	1,520,723	16.7	417,512	100.0%	$9,126,453	100.0%
Total	36	417,512	100.0%	$9,126,453	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Briarcliff Office Portfolio

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,704,358	$8,510,929	$9,211,917	$8,566,924	$9,126,453	$21.86	84.9%
Vacant Income	0	0	0	0	395,027	0.95	3.7
Gross Potential Rent	$7,704,358	$8,510,929	$9,211,917	$8,566,924	$9,521,480	$22.81	88.5%
TIF Revenue	1,014,583	779,128	951,797	951,797	917,285	2.20	8.5
Other Income	22,758	72,426	58,178	59,193	58,649	0.14	0.5
Total Reimbursements	760,357	520,315	345,551	263,294	256,224	0.61	2.4
Net Rental Income	$9,502,056	$9,882,799	$10,567,443	$9,841,208	$10,753,638	$25.76	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(537,646)	(1.29)	(5.0)
Effective Gross Income	$9,502,056	$9,882,799	$10,567,443	$9,841,208	$10,215,993	$24.47	95.0%
Total Expenses	$3,892,959	$4,010,706	$3,915,598	$3,986,170	$3,928,055	$9.41	38.5%
Net Operating Income	$5,609,097	$5,872,093	$6,651,846	$5,855,039	$6,287,937	$15.06	61.5%
Total TI/LC, Capex/RR	1,921,968	1,116,409	736,772	267,086	946,151	2.27	9.3
Net Cash Flow	$3,687,129	$4,755,684	$5,915,074	$5,587,953	$5,341,786	$12.79	52.3%
(1)	TTM column represents the trailing twelve month period ending July 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place are higher than the TTM NOI as a result of an executed lease to Regus (RGN-Kansas City I, LLC) for 12,707 square feet at the Briarcliff II property who is expected to take occupancy November 1, 2013, an executed lease to the U.S. GSA – ATF for 29,948 square feet at the Hilltop at Briarcliff property who is expected to take occupancy January 1, 2014, and an executed lease to CRB Engineers for 31,461 square feet at the Hilltop at Briarcliff property who has taken occupancy.

Property Management. The portfolio is managed by an affiliate of the sponsor and the borrowers, Briarcliff Development Company.

Escrows and Reserves. At origination, the borrowers deposited into escrow $44,008 for immediate repairs, $1,203,202 for real estate taxes, $492,372 for rent abatement for the U.S. GSA - ATF lease, $290,884 for rent abatement for the Regus (RGN-Kansas City I, LLC) lease, $5,856 for the rent abatement for the Symphonic Financial lease, $5,558 for the rent abatement for the Sandweiss Koster, Inc. lease, $1,955,295 for outstanding tenant improvements under the U.S. GSA - ATF lease, $314,459 for outstanding tenant improvements under the Regus (RGN-Kansas City I, LLC) lease, $10,000 for outstanding tenant improvements under the Edward Jones lease, $40,359 for outstanding tenant improvements under the Symphonic Financial lease, $56,853 for outstanding tenant improvements under the Sandweiss Koster, Inc. lease, $34,793 for ongoing tenant improvement and leasing commissions and $6,959 for ongoing replacement reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $120,320.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrowers provide satisfactory evidence that the properties are insured under a blanket policy as set forth in the loan documents.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $6,959 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers will initially be required to deposit $34,793 (approximately $1.00 per square foot annually). The reserve is subject to a cap of $835,032 (approximately $2.00 per square foot).

TIF Sweep Reserves - From and after November 1, 2019, the borrowers are required to deposit all TIF revenues for the November 1, 2019 through October 31, 2021 time period until the reserve amount reaches $1,920,000. In lieu of funding or maintaining the reserve, the borrowers may obtain a letter of credit for all or part of the $1,920,000 required reserve amount in accordance with the loan agreement.

Lockbox / Cash Management. The loan is structured with a CMA lockbox.  The borrowers were required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. Upon a cash sweep event, all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. A cash sweep event is triggered upon any of the following:  (a) an event of default under the loan documents; (b) a bankruptcy, insolvency or similar action of or against any borrower or the property manager or (c) the debt service coverage ratio as calculated in the loan documents based on a trailing three-month period immediately preceding the determination date is less than 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Briarcliff Office Portfolio

Release of Properties. A borrower may obtain a release of a property or properties from the lien of the mortgages from the date that is two years after the securitization closing date through a voluntary defeasance of a portion of the loan. In connection with such partial defeasance and release, certain terms and conditions of the loan agreement must be satisfied including, but not limited to: (a) the delivery of defeasance collateral in an amount equal to the greater of 125% of the allocated release amount for such property or 80% of the proceeds from the sale of such property; (b) no event of default has occurred and is continuing; (c) the debt service coverage ratio for all of the remaining properties is no less than the greater of (i) the debt service coverage ratio existing at loan origination and (ii) the debt service coverage ratio for all of the mortgaged properties then subject to the liens of the mortgages immediately preceding the release of such property, each based on the trailing twelve-month period immediately preceding the release of such property; (d) the loan-to-value ratio is no greater than the lesser of (i) the loan-to-value ratio existing at loan origination and (ii) the loan-to-value ratio immediately preceding the release of such property, each based on any commercially reasonable method;  and (e) the debt yield for the remaining properties will be no less than the greater of (i) the debt yield at loan origination and (ii) the debt yield immediately preceding the release of such property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

369 Lexington Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

369 Lexington Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

369 Lexington Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$43,050,000	Title:	Fee
Cut-off Date Principal Balance:	$43,050,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.6%	Net Rentable Area (SF):	150,947
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	369 Lexington Borrower LLC and 369 Lexington Borrower II LLC	Year Built / Renovated:	1937 / N/A
		Occupancy:	100.0%
Sponsors:	Joseph Stavrach and Faraj Srour	Occupancy Date:	8/1/2013
Interest Rate:	5.05000%	Number of Tenants:	29
Note Date:	9/9/2013	2010 NOI:	$4,136,374
Maturity Date:	10/6/2023	2011 NOI:	$4,325,022
Interest-only Period:	30 months	2012 NOI:	$4,320,726
Original Term:	120 months	TTM NOI (as of 6/2013):	$5,004,545
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$7,815,410
Call Protection:	L(24),Grtr1%orYM(93),O(3)	UW Expenses:	$3,237,982
Lockbox(1):	Hard	UW NOI:	$4,577,428
Additional Debt(2):	Yes	UW NCF:	$4,182,144
Additional Debt Balance:	$18,450,000	Appraised Value / Per SF:	$77,200,000 / $511
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	5/28/2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$285
Taxes:	$560,548	$144,341	N/A	Maturity Date Loan / SF:	$250
Insurance:	$142,585	$10,968	N/A	Cut-off Date LTV:	55.8%
Replacement Reserves:	$160,000	$3,573	N/A	Maturity Date LTV:	48.9%
TI/LC:	$250,000	$56,125	$2,000,000	UW NCF DSCR:	1.50x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,050,000	70.0%	Payoff of Existing Debt	$59,007,029	95.9%
Mezzanine Loan	18,450,000	30.0	Upfront Reserves	1,113,133	1.8
			Closing Costs	745,078	1.2
			Return of Sponsor Equity	634,760	1.0
Total Sources	$61,500,000	100.0%	Total Uses	$61,500,000	100.0%
(1)	For a full description of the lockbox, please refer to “Lockbox / Cash Management” below.
(2)	For a full description of the additional debt, please refer to “Additional Debt” below.
(3)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The loan has an outstanding principal balance of approximately $43.1 million and is secured by a first mortgage lien on a 150,947 square foot office building located in New York, New York. The loan has a 10-year term, and subsequent to a 30-month interest-only period, amortizes on a 30-year schedule. The previously existing debt was securitized in the COMM 2006-C8 transaction.

The Borrowers. The borrowing entities for the loan are 369 Lexington Borrower LLC and 369 Lexington Borrower II LLC, both Delaware limited liability companies and special purpose entities. The borrowers own the property as tenants-in-common.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Joseph Stavrach and Faraj Srour. Mr. Stavrach and Mr. Srour have been real estate owners for over twenty years with the majority of their holdings in the New York City area. The sponsors acquired the property in April 2004.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

369 Lexington Avenue

The Property. The property is a 28-story, 150,947 square foot, Class B office building in the Grand Central submarket of Manhattan, New York. The property is located on the corner of Lexington Avenue and East 41st Street, one block south of Grand Central Station with access to subway lines 4, 5, 6, 7 and S and Metro North Railroad. In addition, the B, D, F and M subway lines are four blocks west at Bryant Park.

The art deco style building was constructed in 1937 and receives light on three sides due to its corner location and setbacks. Since 2004, approximately $8.2 million in capital improvements have been completed including approximately $740,000 on lobby and elevator renovations.

As of August 2013, the property was 100% leased to three retail tenants and 26 office tenants. The three retail spaces are 2,100, 3,744, and 14,039 square feet and are occupied by a bistro, a buffet style Cuban restaurant and a deli.  Office suites range in size from 1,922 to 10,006 square feet and average 4,369 square feet.  The office tenancy includes financial services, law, marketing and IT firms.

According to CoStar, as of the end of the second quarter of 2013, the Grand Central office submarket had an average overall vacancy rate of approximately 5.0% and average asking rents of $47.72 per square foot for Class B space.  Vacancy has been on an overall decline since it peaked at 6.7% in the second quarter of 2010, and has averaged 5.1% over the last six quarters. Rents for the second quarter of 2013 increased 1% over the prior quarter and 3.6% over the prior year. The appraiser identified 10 competitive properties ranging from 85,000 to 108,000 square feet that reported a weighted average occupancy of 95.5% and asking rents of $33.97 to $55.00 per square foot.

Historical Occupancy(1)
2010	2011	2012	Current(2)
94.8%	96.3%	N/A	100.0%
(1)	Historical Occupancies are as of December 31, 2010 and December 1, 2011. The year end 2012 rent roll was not provided by the borrowers.
(2)	Current Occupancy is as of August 1, 2013.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Everyday Gourmet Deli	NA / NA / NA	14,039	9.3%	$71.80	11/30/2021
Jay Suites II, LLC	NA / NA / NA	13,200	8.7%	$38.32	12/31/2020
Faruqi & Faruqi, LLP	NA / NA / NA	11,176	7.4%	$46.80	11/30/2015
Mycroft Inc.	NA / NA / NA	10,984	7.3%	$42.93	12/31/2014
Rottenberg Lipman Rich, P.C.	NA / NA / NA	10,006	6.6%	$43.05	3/31/2017
Ibec Language Institute, Inc.	NA / NA / NA	5,782	3.8%	$51.72	5/31/2017
Croatian Consulate	NA / NA / NA	5,588	3.7%	$50.17	7/31/2016
Rutherford & Christie, LLP	NA / NA / NA	5,588	3.7%	$44.88	2/28/2015
Links of London, Inc.	NA / NA / NA	5,588	3.7%	$44.13	12/27/2021
Panama Maritime Authority	NA / NA / NA	5,588	3.7%	$41.30	5/31/2015
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

369 Lexington Avenue

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2014	6	31,098	20.6	1,430,454	19.3	31,098	20.6%	$1,430,454	19.3%
2015	4	25,011	16.6	1,097,328	14.8	56,109	37.2%	$2,527,782	34.2%
2016	8	28,138	18.6	1,482,447	20.0	84,247	55.8%	$4,010,229	54.2%
2017	7	29,889	19.8	1,436,284	19.4	114,136	75.6%	$5,446,513	73.7%
2018	0	0	0.0	0	0.0	114,136	75.6%	$5,446,513	73.7%
2019	0	0	0.0	0	0.0	114,136	75.6%	$5,446,513	73.7%
2020	2	17,184	11.4	693,720	9.4	131,320	87.0%	$6,140,233	83.0%
2021	2	19,627	13.0	1,254,577	17.0	150,947	100.0%	$7,394,810	100.0%
2022	0	0	0.0	0	0.0	150,947	100.0%	$7,394,810	100.0%
2023	0	0	0.0	0	0.0	150,947	100.0%	$7,394,810	100.0%
2024 & Beyond	0	0	0.0	0	0.0	150,947	100.0%	$7,394,810	100.0%
Total	29	150,947	100.0%	$7,394,810	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$6,113,651	$6,467,003	$6,455,167	$7,066,912	$7,394,810	$48.99	89.9%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$6,113,651	$6,467,003	$6,455,167	$7,066,912	$7,394,810	$48.99	89.9%
Total Reimbursements	585,752	642,229	748,321	844,295	831,937	5.51	10.1
Net Rental Income	$6,699,402	$7,109,232	$7,203,488	$7,911,207	$8,226,748	$54.50	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(411,337)	(2.73)	(5.0)
Other Income	6,995	2,511	2,800	0	0	0.00	0.0
Effective Gross Income	$6,706,398	$7,111,744	$7,206,288	$7,911,207	$7,815,410	$51.78	95.0%

Total Expenses	$2,570,024	$2,786,721	$2,885,561	$2,906,662	$3,237,982	$21.45	41.4%

Net Operating Income	$4,136,374	$4,325,022	$4,320,726	$5,004,545	$4,577,428	$30.32	58.6%

Total TI/LC, Capex/RR	0	0	0	0	395,284	2.62	5.1
Net Cash Flow	$4,136,374	$4,325,022	$4,320,726	$5,004,545	$4,182,144	$27.71	53.5%
(1)	TTM represents the trailing twelve-month period ending June 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by 369 Lex Manager Corp., which is an affiliate of the borrowers.

Escrows and Reserves. At the origination of the loan, the borrowers deposited into escrow approximately $560,548 for real estate taxes, $250,000 for tenant improvements and leasing commissions reserves, $160,000 for replacement reserves and $142,585 for insurance premiums.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated real estate tax payments, which currently equates to approximately $144,341.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to approximately $10,968.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $3,573 (approximately $0.28 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow $56,125 (approximately $4.46 per square foot annually) for tenant improvements and leasing commissions reserves. The reserve is subject to a cap of $2,000,000 (approximately $13.25 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

369 Lexington Avenue

Sprinkler Work Reserve - A reserve (the “Sprinkler Work Reserve”) was established at closing for the anticipated costs and expenses required to upgrade the property in order to comply with the requirements of New York “Local Law 26” requiring the property to have an inspected and approved fire sprinkler system in operation no later than July 1, 2019 (the “Required Sprinkler Work”).  All excess cash flow will be swept into the Sprinkler Work Reserve until the earlier of (i) the balance of the Sprinkler Work Reserve equals $520,000 and (ii) the lien-free completion of the Required Sprinkler Work. Upon 10 days’ written notice from the lender (which notice may not be delivered prior to January 1, 2019), the borrowers will be required to deliver to the lender in immediately available funds or a letter of credit in an amount equal to the difference between the reasonably estimated cost to complete the Required Sprinkler Work and the funds then on deposit in the Sprinkler Work Reserve. The completion of the Required Sprinkler Work must occur no later than July 1, 2019. Failure to complete the Required Sprinkler Work by July 1, 2019 will constitute an event of default under the loan documents.

Lockbox / Cash Management. The loan is structured with a hard lockbox with in-place cash management.  The borrowers are required to send, or cause to be sent, tenant direction letters to tenants instructing them to deposit all revenues into the lockbox account controlled by the lender.  All funds in the lockbox account will be swept each business day to a cash management account under the control of the lender and disbursed during each period of the loan term in accordance with the loan documents.  To the extent that (i) there is an event of default under the loan document, (ii) the borrowers, the guarantors or the property manager become the subject of a bankruptcy or insolvency proceeding, (iii) the debt service coverage ratio falls below 1.30x, or (iv) the debt yield falls below 8.0%, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

The loan is fully-recourse to the borrowers and guarantors until such time as the lender-controlled lockbox account has been satisfactorily established and the tenant direction letters have been sent to the tenants, following which the loan will become non-recourse to the borrowers and guarantors subject to customary non-recourse carve-outs.

Additional Debt. A mezzanine loan of $18.45 million secured by the equity interests in the borrowers was provided by Starwood Property Mortgage, L.L.C. The mezzanine loan has a fixed interest rate of 8.71668%, a coterminous maturity with the mortgage loan, and subsequent to a 30-month interest-only period, amortizes on a 30-year schedule. The mezzanine loan and an additional $13.05 million mezzanine loan secured by the sponsor’s interest in the borrowers under the 2 West 46th Street loan (which is also included in the trust) are cross-defaulted and cross-collateralized. Based on the aggregate balance of the mortgage loans and the cross-collateralized and cross-defaulted mezzanine loans, the Cut-off Date LTV is 76.4%, the UW NCF DSCR is 0.93x and the UW NOI Debt Yield is 7.6%. During the initial 30-month interest-only period the total debt UW NCF DSCR is 1.06x. Please refer to “2 West 46th Street—Additional Debt” in this Term Sheet. The first mortgage on 369 Lexington Avenue and the first mortgage secured by the 2 West 46th Street property are not cross-defaulted or cross-collateralized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Regency Park Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Regency Park Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

Regency Park Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,000,000	Title:	Fee
Cut-off Date Principal Balance:	$42,000,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	3.5%	Number of Units:	528
Loan Purpose:	Refinance	Location:	Austin, TX
Borrower:	Regency Park Apartments, LLC	Year Built / Renovated:	2002 / N/A
Sponsor:	D. Richard Rothman	Occupancy:	97.2%
Interest Rate:	4.77780%	Occupancy Date:	8/19/2013
Note Date:	8/29/2013	Number of Tenants:	N/A
Maturity Date:	9/1/2018	2011 NOI:	$3,073,905
Interest-only Period:	12 months	2012 NOI:	$3,340,335
Original Term:	60 months	TTM NOI (as of 7/2013):	$3,558,747
Original Amortization:	360 months	UW Economic Occupancy:	87.1%
Amortization Type:	IO-Balloon	UW Revenues:	$6,994,357
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Expenses:	$3,556,141
Lockbox:	Soft	UW NOI:	$3,438,216
Additional Debt:	Yes	UW NCF:	$3,306,184
Additional Debt Balance:	$5,000,000	Appraised Value / Per Unit:	$63,600,000 / $120,455
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	8/9/2013

Escrows and Reserves(1)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$79,545
Taxes:	$950,685	$79,224	N/A	Maturity Date Loan / Unit:	$74,526
Insurance:	$91,496	$15,250	N/A	Cut-off Date LTV:	66.0%
Replacement Reserves:	$11,000	$11,000	N/A	Maturity Date LTV:	61.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.25x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,000,000	89.4%	Payoff Existing Debt	$32,471,505	69.1%
Mezzanine Loan	5,000,000	10.6	Return of Equity	12,612,318	26.8
Upfront Reserves	1,053,181	2.2
Closing Costs	862,996	1.8
Total Sources	$47,000,000	100.0%	Total Uses	$47,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Regency Park Apartments loan has an outstanding principal balance of $42.0 million and is secured by a first mortgage lien on a multifamily property totaling 528 units located in Austin, Texas. The loan has a five-year term, and subsequent to a 12-month interest-only period, amortizes on a 30-year schedule. The previously existing debt was securitized in the COMM 2004-LB3A transaction.

The Borrower. The borrowing entity for the loan is Regency Park Apartments, LLC, a Delaware limited liability company and a special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is D. Richard Rothman. Mr. Rothman is the Founder and President of Suburban Homes, Inc. (“Suburban Homes”), which was established as an affordable housing development company in 1975. Since then, Suburban Homes has built and developed over 1,500 apartments, townhomes and condominiums across Maryland, Pennsylvania and Colorado. Suburban Homes currently has projects under development in Broomfield, Thornton and Aurora, Colorado.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Regency Park Apartments

The Property. Regency Park Apartments is a 528-unit, Class A multifamily property located in Austin, Texas, that was built in 2002. As of August 19, 2013, the property was 97.2% leased. The property offers residents amenities including a fitness center, a business center, a sand volleyball court, two resort-style swimming pools and sun decks, a heated spa, a clubhouse and billiards room, a laundry facility and an 8,000 square foot dog park. The property also offers a total of 1,087 parking spaces, or 2.06 spaces per unit. The property is located along Little Texas Lane, less than one mile from Interstate 35 and Route 275/South Congress Avenue, both of which lead directly to downtown Austin to the north.

The sponsor acquired the property for approximately $43.5 million (approximately $82,400 per unit) in 2004, at which time the property was 92.0% leased. Since 2010, the sponsor has invested approximately $1.3 million ($2,490 per unit) in capital expenditures including upgrades to the swimming pool and clubhouse, parking lot repairs, replacement of the HVAC system, and unit upgrades including granite countertops and stainless steel appliances.

The property is located in the South submarket of Austin, Texas, approximately six miles southwest of downtown Austin and approximately 10 miles west of the Austin Bergstrom International Airport. Additionally, the property is located 7.5 miles south of the University of Texas at Austin campus. Austin has added over 23,500 jobs as of August 2013 across various industries such as technology, healthcare, venture capital and government. Austin is currently the headquarters of two Fortune 500 companies, Dell and Whole Foods Market, and several major companies have recently announced plans to relocate or open regional offices in Austin including Altera Corporation, Xeris Pharmaceuticals, ESPN Longhorn Network, mindWireless and Apple Computer. Austin is also referred to as the “Silicon Hills” due to the high concentration of technology companies including IBM, Samsung, National Instruments, AT&T Communications, Oracle and Cisco.

The appraisal identified six competitive properties for the portfolio ranging from 195 units to 352 units that were constructed between 1999 and 2009. The competitive set reported a weighted average occupancy of 93.5%, with average rents ranging from $819 to $1,188 per unit. According to the appraisal, there are six new or expansion projects with a total of 1,615 units currently under construction in the properties submarket. Of these six projects, three are considered to be competitive with Regency Park Apartments.

Historical and Current Occupancy(1)
2011	2012	TTM(2)	Current(3)
97.0%	97.5%	95.8%	97.2%
(1)	Historical Occupancies are the average for each respective year.
(2)	TTM Occupancy is as of July 31, 2013.
(3)	Current Occupancy is based on the August 19, 2013 rent roll.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF	Monthly Market Rent(3)	Monthly Market Rent PSF
1 BR – 1 BA	72	13.6%	71	98.6%	650	$850	$1.31	$840	$1.29
1 BR – 1 BA	36	6.8	35	97.2%	732	$871	$1.19	$860	$1.17
1 BR – 1 BA	12	2.3	12	100.0%	839	$955	$1.14	$955	$1.14
1 BR – 1 BA	96	18.2	93	96.9%	850	$1,012	$1.19	$1,000	$1.18
2 BR – 2 BA	88	16.7	86	97.7%	970	$1,081	$1.11	$1,070	$1.10
2 BR – 2 BA	96	18.2	94	97.9%	1,073	$1,160	$1.08	$1,150	$1.07
2 BR – 2 BA	24	4.5	23	95.8%	1,150	$1,266	$1.10	$1,250	$1.09
2 BR – 2BA / 3 BR – 3 BA	104	19.7	99	95.2%	1,266	$1,476	$1.17	$1,459	$1.15
Total / Wtd. Avg.	528	100.0%	513	97.2%	7,530	$1,118	$1.15	$1,108	$1.14
(1)	Based on the August 19, 2013 rent roll.
(2)	Average Monthly Rental Rates based on occupied units only.
(3)	Monthly Market Rent per the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Regency Park Apartments

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$6,486,833	$6,754,334	$6,925,335	$6,883,691	$13,037	88.8%
Vacant Income	0	0	0	214,609	406	2.8
Gross Potential Rent	$6,486,833	$6,754,334	$6,925,335	$7,098,300	$13,444	91.6%
Total Reimbursement	523,642	623,344	651,744	651,744	1,234	8.4
Net Rental Income	$7,010,475	$7,377,678	$7,577,079	$7,750,044	$14,678	100.0%
(Vacancy/Credit Loss)	(1,168,802)	(992,729)	(847,600)	(999,500)	(1,893)	(12.9)
Other Income	252,277	256,981	243,813	243,813	462	3.1
Effective Gross Income	$6,093,950	$6,641,930	$6,973,292	$6,994,357	$13,247	90.2%

Total Expenses	$3,020,045	$3,301,595	$3,414,545	$3,556,141	$6,735	50.8%

Net Operating Income	$3,073,905	$3,340,335	$3,558,747	$3,438,216	$6,512	49.2%

Total Capex/RR	0	0	0	132,032	250	1.9
Net Cash Flow	$3,073,905	$3,340,335	$3,558,747	$3,306,184	$6,262	47.3%
(1)	TTM represents the trailing twelve month period ending July 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the August 19, 2013 rent roll.

Property Management. The property is managed by Suburban Homes, Inc, an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $950,685 for real estate taxes, $91,496 for insurance and $11,000 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $79,224.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $15,250.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $11,000 ( $250 per unit annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a soft lockbox and in-place cash management. The borrower and property manager are required to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR as calculated in the loan documents based on the trailing three-month period falls below 1.05x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager (subject to certain qualifications set forth in the loan documents) becomes the subject of a bankruptcy, insolvency or similar action, all excess cash flow will be held as additional collateral for the loan.

Additional Debt. A mezzanine loan of $5.0 million secured by the equity interests in the borrower was provided by JPMCB and has been sold to a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 9.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 73.9%, the UW NCF DSCR is 1.07x and the UW NOI Debt Yield is 7.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

HPI – GSA Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

HPI – GSA Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

HPI – GSA Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

HPI – GSA Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$41,550,000	Title:	Fee
Cut-off Date Principal Balance:	$41,476,652	Property Type - Subtype:	Office - Various
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	547,214
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various
Sponsors(2):	Various	Occupancy:	99.8%
Interest Rate:	4.66350%	Occupancy Date:	4/30/2013
Note Date:	8/2/2013	Number of Tenants:	4
Maturity Date:	9/1/2018	2010 NOI(3):	$7,622,892
Interest-only Period:	None	2011 NOI(3):	$7,658,714
Original Term:	60 months	2012 NOI(3):	$8,221,220
Original Amortization:	300 months	UW Economic Occupancy:	94.8%
Amortization Type:	Balloon	UW Revenues:	$11,672,672
Call Protection:	L(25),Grtr1%orYM(29),O(6)	UW Expenses:	$4,815,483
Lockbox:	Hard	UW NOI:	$6,857,189
Additional Debt:	N/A	UW NCF:	$5,899,565
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$83,300,000 / $152
Additional Debt Type:	N/A	Appraisal Date:	June/July 2013

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$76
Taxes:	$801,794	$105,699	N/A	Maturity Date Loan / SF:	$67
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	49.8%
Replacement Reserves:	$11,400	$11,400	N/A	Maturity Date LTV:	44.1%
TI/LC:	$57,001	$57,001	N/A	UW NCF DSCR:	2.09x
Other:	$142,188	$0	N/A	UW NOI Debt Yield:	16.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$41,550,000	75.1%	Payoff Existing Debt	$52,693,937	95.2%
Sponsor Equity	13,811,936	24.9	Closing Costs	1,655,615	3.0
			Upfront Reserves	1,012,384	1.8
Total Sources	$55,361,936	100.0%	Total Uses	$55,361,936	100.0%
(1)	For a full description of the Borrowers, please refer to “The Borrowers” below.
(2)	For a full description of the Sponsors, please refer to “The Sponsors” below.
(3)	Represents April of the listed year until March of the following year.
(4)	The appraisals also concluded an aggregate “Hypothetical Market Value as Dark” of $32.5 million ($59 per square foot).
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The HPI - GSA Portfolio loan has an outstanding principal balance of approximately $41.5 million and is secured by a first mortgage lien on a portfolio of four office properties totaling 547,214 square feet that are located Dallas, Texas, Lakewood, Colorado, Albuquerque, New Mexico and Los Angeles, California.  The loan has a five-year term and amortizes on a 25-year schedule and currently has a full cash sweep in place, as described in “Cash Flow Sweep” below.

The Borrowers. The borrowing entities for the loan are HPI/GSA – 1A, L.L.C., HPI/GSA – 1E, L.L.C. and HPI/GSA – 1G, L.L.C., each a Delaware limited liability company and special purpose entity and HPI/GSA – 2B, L.P., HPI/GSA – 2C, L.P. and HPI/GSA – 2D, L.P., each a Delaware limited partnership and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Abbestate Holding, Inc., HPI/GSA Properties One, Inc.,  HPI-Ten Corporation and HPI-Eleven Corporation, each a Delaware corporation and HPI/GSA Properties Two, LLC, a Delaware limited liability company. The sponsors are affiliates of HPI Group, a real estate investment firm that currently owns or manages 18 buildings leased by the United States General Services Administration (“GSA”) and approximately 2.5 million square feet of non-GSA real estate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

HPI – GSA Portfolio

The Properties. The HPI - GSA Portfolio loan is backed by a portfolio of four office properties located in Dallas, Texas, Lakewood, Colorado, Albuquerque, New Mexico and Los Angeles, California. The portfolio totals 547,214 square feet of net rentable area and was 99.8% leased by four GSA tenants, as of April 2013. The buildings in the portfolio were constructed between 1951 and 1995 and range in size from 12,548 to 388,587 square feet.

SSA / HHS - Dallas. The property is a 13-story, Class B office building with a total of 388,587 square feet that was constructed in 1951 and expanded and renovated in 2007. The building has approximately 703 surface and garage spaces in a 10-story parking garage which results in a parking ratio of 1.81 spaces per 1,000 square feet of net rentable area.  The property is currently 99.8% leased by the GSA, which leases the property through two leases expiring in September and October 2017. The property serves as the region 6 headquarters for both the Social Security Administration (the “SSA”) and the Office of Health and Human Services (the “HHS”).

In 2007 the sponsor invested approximately $29.8 million to complete the addition of three floors of office containing 73,000 square feet and a 10-story structured parking garage. This allowed for the tenant to have additional space in order to consolidate the Office of the Inspector General to this secure location.

The property is located on Young Street in the Dallas central business district, just south of the AT&T headquarters and north of City Hall. The property is less than a mile from to Interstate 30 and 35, Woodall Rogers Freeway and the North Central Expressway. According to the appraisal, the Dallas’ central business district had a vacancy rate of 23.5% and average asking rents of $21.04 per square foot as of the first quarter of 2013.

The loan requires all excess cash flow be reserved as additional security for the loan until the GSA executes a new 10-year lease or lease extension at the property, subject to certain conditions in the loan documents. Please see “Cash Flow Sweep” below for additional details.

USDA Forest Service - Lakewood. The property is a three-story, Class B office building with a total of 97,167 square feet that was constructed in 1992. The building has approximately 325 parking spaces which results in a parking ratio of 3.34 spaces per 1,000 square feet of net rentable area.  The property is currently 100.0% leased by the GSA and is used by the USDA Forest Services department, which recently executed a lease extension for the property through June 2016.

The property was constructed in 1992 as a build-to-suit for USDA Forest Service. The USDA Forest Service currently uses the property as its Rocky Mountain regional headquarters, serving six different states across the western United States. The agency facilitates region wide activities including permits, land resource management, fires and grassland health, park enforcement, and coordinating the Rocky Mountain region’s fire-fighting activity.

The property is located in the city of Lakewood in the Union Square submarket approximately eight miles southwest of Denver’s central business district and 25 miles from the Denver International Airport. Regional access to the property is provided by State Highway 6. The Denver Federal Center is one of the larger presences in the area housing 28 different agencies in 44 federal buildings, totaling four million square feet of rentable space and occupying a 623-acre campus. The Denver Federal Center is currently in the process of a 20-year redevelopment. According to the appraisal, the Union Square submarket had a vacancy rate of 12.2% and average asking rents of $18.68 per square foot as of the first quarter of 2013.

USDA - Albuquerque. The property is a three-story, Class B office building with a total of 48,912 square feet that was constructed in 1994 as a build-to-suit for its current tenant. The building has approximately 204 parking spaces which results in a parking ratio of 4.17 spaces per 1,000 square feet of net rentable area. The property is currently 100.0% leased to the GSA, which uses the space for offices of the U.S. Department of Agriculture, which leases the property through December 2014. The property is located in the North Valley/I-25 submarket of Albuquerque, which according to the appraisal is the one of the largest employment areas in Albuquerque. Regional access to the area is provided by U.S. Highways 25 and 40. According to the appraisal, the Northeast Heights’ submarket had a vacancy rate of 20.4% and average asking rents of $18.36 per square foot as of the first quarter of 2013.

SSA - Los Angeles. The property is a one-story, Class B office building with a total of 12,548 square feet that was constructed in 1995 as a build-to-suit for its current tenant. The building has approximately 55 parking spaces which results in a parking ratio of 4.38 spaces per 1,000 square feet of net rentable area. The property is currently 100.0% leased to the GSA, which uses the space for offices for the Social Security Administration, which leases the property through September 2015. The property is located in the South Los Angeles submarket. The property is within close proximity to Interstates 110, 105 and 10 (Santa Monica Freeway). According to the appraisal, the South Los Angeles submarket had a vacancy rate of 10.8% and average asking rents of $23.95 per square foot as of the second quarter of 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

HPI – GSA Portfolio

Property Summary
Property	Year Built	Net Rentable Area (SF)	Allocated Cut-off Date Balance	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
SSA / HHS - Dallas	1951	388,587	$30,266,477	73.0%	$63,000,000	$4,372,329	74.1%
USDA Forest Service - Lakewood	1992	97,167	6,917,767	16.7	12,400,000	958,222	16.2
USDA - Albuquerque	1994	48,912	2,944,792	7.1	5,700,000	394,433	6.7
SSA - Los Angeles	1995	12,548	1,347,617	3.2	2,200,000	174,580	3.0
Total		547,214	$41,476,652	100.0%	$83,300,000	$5,899,565	100.0%

Historical and Current Occupancy(1)
Property	Single Tenant (Yes/No)	2010	2011	2012	Current(1)
SSA / HHS - Dallas	Yes	99.8%	99.8%	99.8%	99.8%
USDA Forest Service - Lakewood	Yes	100.0%	100.0%	100.0%	100.0%
USDA - Albuquerque	Yes	100.0%	100.0%	100.0%	100.0%
SSA - Los Angeles	Yes	100.0%	100.0%	100.0%	100.0%
Weighted Average		99.8%	99.8%	99.8%	99.8%
(1)	Current Occupancy is as of April 30, 2013.

Tenant Summary(1)(2)
Tenant Name	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% ofTotal NRA	Base Rent PSF	Lease Expiration Date
SSA / HHS (Dallas)(3)	Aaa / AA+ / AAA	387,712	70.9%	$20.63	9/30/2017
USDA Forest Service (Lakewood)	Aaa / AA+ / AAA	97,167	17.8%	$17.07	6/30/2016
USDA (Albuquerque)(4)	Aaa / AA+ / AAA	48,912	8.9%	$15.90	12/28/2014
SSA (Los Angeles)(5)	Aaa / AA+ / AAA	12,548	2.3%	$31.50	9/12/2015
(1)	All of the leases are to the United States General Services Administration (GSA).
(2)	Based on the underwritten rent roll.
(3)	72,063 square feet of the net rentable area listed for SSA / HHS (Dallas) is under a lease with an expiration of October 31, 2017.
(4)	USDA – Albuquerque may terminate its lease with 120 days notice.
(5)	SSA – Los Angeles may terminate its lease with notice.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	875	0.2%	NAP	NAP	875	0.2%	NAP	NAP
2013	0	0	0.0	$0	0.0%	875	0.2%	$0	0.0%
2014	1	48,912	8.9	777,701	7.2	49,787	9.1%	$777,701	7.2%
2015	1	12,548	2.3	395,268	3.7	62,335	11.4%	$1,172,969	10.8%
2016	1	97,167	17.8	1,658,481	15.3	159,502	29.1%	$2,831,450	26.1%
2017	2	387,712	70.9	7,996,939	73.9	547,214	100.0%	$10,828,390	100.0%
2018	0	0	0.0	0	0.0	547,214	100.0%	$10,828,390	100.0%
2019	0	0	0.0	0	0.0	547,214	100.0%	$10,828,390	100.0%
2020	0	0	0.0	0	0.0	547,214	100.0%	$10,828,390	100.0%
2021	0	0	0.0	0	0.0	547,214	100.0%	$10,828,390	100.0%
2022	0	0	0.0	0	0.0	547,214	100.0%	$10,828,390	100.0%
2023	0	0	0.0	0	0.0	547,214	100.0%	$10,828,390	100.0%
2024 & Beyond	0	0	0.0	0	0.0	547,214	100.0%	$10,828,390	100.0%
Total	5	547,214	100.0%	$10,828,390	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

HPI – GSA Portfolio

Operating History and Underwritten Net Cash Flow
	2010(1)	2011(1)	2012(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$10,396,755	$10,535,045	$10,540,933	$10,828,390	$19.79	88.0%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$10,396,755	$10,535,045	$10,540,933	$10,828,390	$19.79	88.0%
Total Reimbursements	1,367,420	1,384,483	1,956,707	1,481,829	2.71	12.0
Net Rental Income	$11,764,175	$11,919,528	$12,497,640	$12,310,219	$22.50	100.0%
(Vacancy/Credit Loss)	0	0	0	(637,547)	(1.17)	(5.2)
Other Income	162	180	0	0	0.00	0.0
Effective Gross Income	$11,764,337	$11,919,708	$12,497,640	$11,672,672	$21.33	94.8%

Total Expenses	$4,141,445	$4,260,994	$4,276,420	$4,815,483	$8.80	41.3%

Net Operating Income	$7,622,892	$7,658,714	$8,221,220	$6,857,189	$12.53	58.7%

Total TI/LC, Capex/RR	0	0	0	957,625	1.75	8.2
Net Cash Flow	$7,622,892	$7,658,714	$8,221,220	$5,899,565	$10.78	50.5%
(1)	Represents April of the listed year until March of the following year.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The portfolio is managed by Business Solutions Inc. and Ares LLC.

Escrows and Reserves. At closing, the borrowers deposited into escrow $801,794 for real estate taxes, $125,000 for ordinance fees, $57,001 for ongoing tenant improvement and leasing commissions, $17,188 for immediate repairs and $11,400 for ongoing replacement reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $105,699.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as the borrowers provide satisfactory evidence that the properties are insured under a blanket policy as set forth in the loan documents.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $11,400 (approximately $0.25 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow $57,001 (approximately $1.25 per square foot annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrowers were required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

Cash Flow Sweep. The loan is subject to a cash flow sweep implemented at closing (the “SSA / HHS – Dallas Sweep”). All excess cash flow will be reserved as additional security for the loan. The SSA / HHS – Dallas Sweep will remain in place until the following cure events have occurred: (i) no other cash flow sweep triggers have occurred and (ii) the GSA has signed a lease extension or renewal at the SSA / HHS – Dallas property, subject to lender approval, for a firm term of not less than 10 years at a rental rate equal to or greater than the then current rental rate. All cash swept prior to this cure would be maintained in the excess cash flow reserve and held as additional collateral for the loan, except (i) the borrower may request the use of such funds for work related to a supplemental lease agreement subject to certain requirements in the loan documents, including that the funds be repaid to the excess cash flow reserve upon payment by the tenant and (ii) in the event the GSA has signed a lease extension or renewal at the SSA / HHS – Dallas property, subject to lender approval, for a firm term of not less than 15 years at a rental rate equal to or greater than the then current rental rate, the borrowers may have up to $3.0 million released from the excess cash flow reserve to help pay for tenant improvements and leasing costs incurred in connection with the lease extension subject to the requirements described in the loan documents.

To the extent the borrowers cure the SSA / HHS – Dallas Sweep, an excess cash flow sweep would be triggered again upon the occurrence of any one of the following events: (i) the DSCR based on the immediately preceding trailing three month period falls below 1.80x, (ii) there is an event of default under the loan documents or (iii) the borrowers or property managers (subject to certain qualifications set forth in the loan documents) becomes the subject of a bankruptcy, insolvency or similar action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

HPI – GSA Portfolio

Release of Properties. The borrowers may release a property or properties from the collateral for the loan at any time after the payment date in October 2015 and prepay a portion of the loan subject to certain terms and conditions including, but not limited to: (a) payment of 130.0% of the allocated release amount and the applicable yield maintenance premium; (b) no event of default has occurred and is continuing; (c) the DSCR for all of the properties then remaining subject to the liens of the mortgages is equal to or greater than the greater of (i) 2.09x (subject to adjustments set forth in the loan documents) or (ii) the DSCR for all of the mortgaged properties (including the applicable property being released) then subject to the liens of the mortgages immediately preceding the release of the property based on the trailing twelve month period immediately preceding the release of the property and (d) the loan-to-value ratio based on the outstanding principal balance of the loan and the value of the remaining properties may not exceed 48.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Marriott Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Marriott Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Marriott Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$32,000,000	Title:	Various
Cut-off Date Principal Balance:	$32,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	2.7%	Rooms:	671
Loan Purpose:	Acquisition	Location:	Various
Borrowers:	Sky Harbor Fullerton, LLC, Sky Harbor Southfield, LLC and Sky Harbor Norcross, LLC	Year Built / Renovated:	1988, 1989 / 2005
		Occupancy:	76.8%
Sponsors:	Frank Yuan and Jerome Yuan	Occupancy Date:	8/31/2013
Interest Rate:	5.42500%	Number of Tenants:	N/A
Note Date:	9/23/2013	2010 NOI:	$3,114,799
Maturity Date:	10/6/2023	2011 NOI:	$3,579,542
Interest-only Period:	None	2012 NOI:	$4,465,275
Original Term:	120 months	TTM NOI (as of 8/2013):	$4,692,102
Original Amortization:	360 months	UW Economic Occupancy:	76.8%
Amortization Type:	Balloon	UW Revenues:	$23,525,697
Call Protection:	L(24),Def(91),O(5)	UW Expenses:	$20,162,353
Lockbox:	CMA	UW NOI:	$3,363,344
Additional Debt:	N/A	UW NCF:	$3,363,344
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$47,300,000 / $70,492
Additional Debt Type:	N/A	Appraisal Date:	July 2013

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$47,690
Taxes:	$249,419	$52,853	N/A	Maturity Date Loan / Room:	$39,741
Insurance:	$296,623	$28,723	N/A	Cut-off Date LTV:	67.7%
FF&E Reserves:	$0	5% of Gross Revenue	N/A	Maturity Date LTV:	56.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.56x
Other:	$6,499,998	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,000,000	67.1%	Acquisition Cost	$39,180,000	82.1%
Sponsor Equity	15,703,780	32.9	Upfront Reserves	7,046,040	14.8
			Closing Costs	1,477,740	3.1

Total Sources	$47,703,780	100.0%	Total Uses	$47,703,780	100.0%
(1)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The Marriott Portfolio loan has an outstanding principal balance of $32.0 million and is secured by first mortgage liens on three full service hotels located in Fullerton, California, Norcross, Georgia and Southfield, Michigan. The loan has a 10-year term and amortizes on a 30-year schedule.

The Borrowers. The borrowing entities for the loan are Sky Harbor Fullerton, LLC, Sky Harbor Norcross, LLC and Sky Harbor Southfield, LLC, each a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and non-recourse carve-out guarantors are Frank Yuan and Jerome Yuan. Frank Yuan is the Chairman, C.E.O. and founder of ASAP International Holdings, a holding company that operates real estate, provides investment banking services and consults for Chinese companies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Marriott Portfolio

The Properties. The Marriott Portfolio is comprised of three full service hotels located in Fullerton, California, Norcross, Georgia and Southfield, Michigan with a total of 671 keys.  Proceeds of the loan along with approximately $15.7 million of equity from the sponsors were used to acquire the portfolio for $39.2 million.  In connection with the acquisition, new franchise agreements were executed at each property with Marriott through 2026. The new franchise agreements included a property improvement plan (“PIP”) for each property that requires the upgrading of soft goods, lobbies, pools, restaurants and business centers and are expected to be completed by September 2018 at an anticipated aggregate cost of approximately $6.0 million. Please refer to “Property Improvement Plan” below for additional details.

The Fullerton Marriott. The Fullerton Marriott is located at 2701 Nutwood Avenue, Fullerton, California, approximately 30 miles from Los Angeles. The Fullerton Marriott has 224 guestrooms, with approximately 4,447 square feet of meeting space throughout its four meeting rooms. The property was built in 1988 and underwent a renovation in 2005. Amenities include a business center, a gift shop, room service, wheelchair access, a fitness center, free parking, a restaurant (Ha’ Penny Pub) and an outdoor pool and whirlpool.  The property is subject to a ground lease – as described under “Ground Lease” below.

The Fullerton Marriott is located across the street from the campus of California State Fullerton University (“CSU Fullerton”). The property is adjacent to SR-57 providing direct access to Angel Stadium and Downtown Anaheim, both within approximately seven miles. In addition, the property is approximately eight miles from I-5, the west coast’s major north-south thoroughfare, providing access north through Canada and south through the Mexican border.  The majority of the property’s demand is generated from CSU Fullerton, while additional demand comes from the Southern California College of Optometry, Fullerton College, Western State University College of Law and Hope International University.

The Norcross Marriott. The Norcross Marriott is located at 475 Technology Parkway, Norcross, Georgia, approximately 21 miles from Atlanta. The Norcross Marriott has 222 guestrooms, including four suites. The property was built in 1988 and was most recently renovated in 2005. Amenities include a bar/lounge, a fitness center, free parking, room service, wheelchair access, a business center, free high-speed internet, a gift shop, a restaurant (Chile Lime Restaurant) and an indoor pool and whirlpool.

The Norcross Marriott is located within the Technology Park development. The property is within approximately five miles of I-285 and major north-south thoroughfare I-85, connecting Norcross to Downtown Atlanta, approximately 21 miles to the south.  Demand for lodging in this location is driven by its location within Technology Park, a major suburban office park with numerous technology based companies totaling 7,000 plus tenants.  Nearby business generators include Wells Real Estate Funds, LXD, Inc., MES Technologies, Inc., Johnson Industries, HCA Healthcare, PRIMEDIA, Inc. and Fidelity Information Services, which all have locations in Technology Park.  The top three corporate accounts at the property are Macy’s, Fiserv (technology solutions) and ACI Worldwide (electronic payments).

The Southfield Marriott. The Southfield Marriott is located at 27033 Northwestern Highway, Southfield, Michigan, approximately 18 miles from Detroit. The Southfield Marriott has 225 guestrooms, with approximately 4,283 square feet of flexible meeting space in four meeting rooms. The property was built in 1989 and was most recently renovated in 2005. Amenities include a bar/lounge (Fire Iron Grille Lounge), a fitness center, a restaurant, an indoor pool and whirlpool, a gift shop, a business center, free parking, room service, wheelchair access and a rental car desk.

The Southfield Marriott is located in the Detroit submarket of Southfield, Michigan, which is considered the MSA’s business center.  The property is adjacent to I-696, which provides access to downtown Detroit and I-75.  Demand drivers within proximity of the property include the Village of Franklin, communities such as Birmingham and West Bloomfield, downtown Detroit and Detroit Metro Airport.  Nearby business generators include Chrysler, Ford and General Motors.  The top three corporate accounts at the property are Accenture, IBM and Federal Mogul.

Portfolio Summary
Property	State	Rooms	Year Built	Title	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
The Fullerton Marriott	CA	224	1988	Leasehold	$15,400,000	48.1%	$23,000,000	$1,740,524	51.7%
The Norcross Marriott	GA	222	1988	Fee	9,100,000	28.4	14,100,000	883,339	26.3
The Southfield Marriott	MI	225	1989	Fee	7,500,000	23.4	10,200,000	739,481	22.0
Total		671			$32,000,000	100.0%	$47,300,000	$3,363,344	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Marriott Portfolio

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			The Fullerton Marriott(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	71.5%	$101.42	$72.55	73.9%	$106.95	$79.00	103.3%	105.5%	108.9%
2012	75.2%	$103.11	$77.55	78.6%	$107.07	$84.18	104.5%	103.8%	108.5%
TTM(4)	75.7%	$103.86	$78.59	82.9%	$105.22	$87.19	109.6%	101.3%	110.9%
(1)
Data provided by a travel research report. The competitive set contains the following properties: Howard Johnson Fullerton, Chase Suites Brea, Best Western Plus Anaheim Orange County Hotel, Embassy Suites Anaheim North, Holiday Inn & Suites Anaheim Fullerton, Embassy Suites Brea North Orange County and Fairfield Inn Anaheim Placentia Fullerton.

(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by a travel research report for the competitive set and borrower provided operating statements for the property.
(4)	TTM represents the trailing twelve-month period ending August 31, 2013.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			The Norcross Marriott(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	68.8%	$81.91	$56.35	78.6%	$86.35	$67.90	114.3%	105.4%	120.5%
2012	69.1%	$83.84	$57.92	78.2%	$88.90	$69.51	113.2%	106.0%	120.0%
TTM(4)	71.0%	$85.00	$60.36	79.3%	$91.36	$72.46	111.7%	107.5%	120.0%
(1)
Data provided by a travel research report. The competitive set contains the following properties: Courtyard Atlanta Norcross Peachtree, Hilton Atlanta Northeast, Hyatt Place Atlanta Norcross Peachtree and Wingate by Wyndham Norcross.

(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by a travel research report for the competitive set and borrower provided operating statements for the property.
(4)	TTM represents the trailing twelve-month period ending August 31, 2013.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			The Southfield Marriott(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	62.4%	$86.56	$53.97	71.7%	$87.16	$62.45	115.0%	100.7%	115.7%
2012	65.2%	$92.23	$60.13	70.5%	$92.90	$65.48	108.1%	100.7%	108.9%
TTM(4)	64.1%	$98.49	$63.13	68.2%	$100.51	$68.56	106.4%	102.1%	108.6%
(1)
Data provided by a travel research report. The competitive set contains the following properties: Hilton Garden Inn Detroit Southfield, Baymont Inn & Suite Southfield, Westin Southfield Detroit, Courtyard Detroit Southfield and Embassy Suites Detroit Southfield.

(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by a travel research report for the competitive set and borrower provided operating statements for the property.
(4)	TTM represents the trailing twelve-month period ending August 31, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Marriott Portfolio

Competitive Hotels Profile(1)
			2012 Estimated Market Mix			2012 Estimated Operating Statistics
Property	Rooms	Year Built	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
The Fullerton Marriott	224	1988	43%	15%	42%	79%	$107.07	$84.18
Embassy Suites Brea	228	1990	50%	25%	25%	86%	$137.00	$117.82
Embassy Suites Anaheim North	222	1987	40%	20%	40%	80%	$124.00	$99.20
Holiday Inn Hotel & Suites Anaheim Fullerton	96	1989	45%	20%	35%	72%	$120.00	$86.40
Best Western Plus Anaheim Orange County Placentia	100	1989	45%	15%	40%	65%	$83.00	$53.95
Total	870

The Norcross Marriott	222	1988	55%	20%	25%	78%	$88.90	$69.51
Hilton Atlanta Northeast	272	1986	50%	35%	15%	64%	$98.00	$62.72
Courtyard by Marriott Atlanta Norcross Peachtree	131	1985	70%	15%	15%	60%	$75.00	$45.00
Hyatt Place Atlanta Norcross Peachtree	126	1996	70%	15%	15%	80%	$70.00	$56.00
Wingate Atlanta Norcross	118	1997	65%	15%	20%	60%	$59.00	$35.40
Total	869

The Southfield Marriott	225	1989	65%	15%	20%	71%	$92.90	$65.66
Embassy Suites Detroit Southfield	239	1987	60%	20%	20%	64%	$93.00	$59.52
Westin Southfield Detroit	388	1987	60%	20%	20%	70%	$107.00	$74.90
Total	852
(1)	Based on the appraisal.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	71.1%	74.7%	75.7%	76.8%	76.8%
ADR	$93.35	$93.41	$96.45	$99.08	$97.57
RevPAR	$66.34	$69.78	$73.05	$76.07	$74.91

Room Revenue	$16,246,599	$17,089,577	$17,940,991	$18,630,334	$18,630,334	$27,765	79.2%
Food and Beverage	4,584,123	4,472,816	4,759,994	4,462,539	4,462,539	6,651	19.0
Other Department Revenues	383,944	539,841	439,274	432,824	432,824	645	1.8
Total Revenue	$21,214,666	$22,102,234	$23,140,259	$23,525,697	$23,525,697	$35,061	100.0%

Room Expense	$4,494,276	$5,050,802	$5,237,312	$5,282,358	$5,282,358	$7,872	28.4%
Food and Beverage Expense	3,743,827	3,878,804	3,797,492	3,523,840	3,523,840	5,252	79.0
Other Departmental Expenses	365,767	417,364	443,190	453,619	453,619	676	104.8
Departmental Expenses	$8,603,870	$9,346,970	$9,477,994	$9,259,817	$9,259,817	$13,800	39.4%

Departmental Profit	$12,610,796	$12,755,264	$13,662,265	$14,265,880	$14,265,880	$21,261	60.6%

Operating Expenses	$7,379,151	$7,512,045	$7,640,687	$7,779,441	$7,762,423	$11,568	33.0%
Gross Operating Profit	$5,231,645	$5,243,219	$6,021,578	$6,486,439	$6,503,457	$9,692	27.6%

Fixed Expenses	$1,449,670	$999,889	$862,174	$1,088,606	$1,258,097	$1,875	5.3%
Management Fee	667,176	663,788	694,129	705,731	705,731	1,052	3.0
FF&E	0	0	0	0	1,176,285	1,753	5.0
Total Other Expenses	$2,116,846	$1,663,677	$1,556,303	$1,794,337	$3,140,113	$4,680	13.3%

Net Operating Income	$3,114,799	$3,579,542	$4,465,275	$4,692,102	$3,363,344	$5,012	14.3%
Net Cash Flow	$3,114,799	$3,579,542	$4,465,275	$4,692,102	$3,363,344	$5,012	14.3%
(1)	TTM column represents the trailing twelve-month period ending August 31, 2013.
(2)	Per Room values based on 671 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

Property Management. The Fullerton Marriott will be managed by The RIM Corporation. The agreement calls for a management fee of 2.0% of gross revenue in year one and a fee of 6.0% of gross operating profit thereafter.  The Norcross Marriott and the Southfield Marriott will be managed by Crestline Hotels & Resorts, LLC. The Norcross agreement calls for a management fee of 2.25% of gross revenues through the end of 2014 and 7.0% of gross operating profit thereafter (but not less than 2.0% of gross revenues nor more than 2.5% of gross revenues). The Southfield agreement calls for a management fee of 2.25% of gross revenues through the end of 2014, and 7.5% of gross operating profit thereafter (but not less than 2.0% of gross revenues nor more than 2.5% of gross revenues).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Marriott Portfolio

Franchise Agreements. In connection with the acquisition of the portfolio, new franchise agreements were executed at each property with Marriott through 2026.  The franchise agreements include a franchise fee equal to 6.0% of gross room revenue plus 3.0% of food and beverage sales and an FF&E reserve of 5.0% of gross revenue.

Property Improvement Plan. The franchise agreements included a PIP for each property that requires the upgrading of soft goods, lobbies, pools, restaurants and business centers and are expected to be completed by September 2018 at an anticipated aggregate cost of approximately $6.0 million.  The PIP funds will be allocated as follows: $2,509,070 for the Fullerton Marriott, $1,777,810 for the Southfield Marriott and $1,732,795 for the Norcross Marriott.  If the required renovations are not completed in accordance with a PIP, the franchisor would have the right to terminate the related franchise agreement after a cure period.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $6,019,675 for PIP reserves as described under “Property Improvement Plan” above, $409,250 for deferred maintenance, $296,623 for insurance, $249,419 for real estate taxes and $71,073 for ground rent reserves.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $52,853.

Insurance Escrows - The borrowers are required to escrow 1/12 of the annual estimated insurance payments monthly, which currently equates to a monthly payment of $28,723.

FF&E Reserves - The borrowers are required to escrow an amount equal to 1/12 of 5.0% of annual gross revenue for FF&E monthly, which currently equates to a monthly payment of $98,024.

Ground Rent Reserves - Upon the occurrence of and during the continuance of a Marriott Cash Sweep Event, the borrowers are required to escrow a monthly amount equal to the ground rent that will be payable under the Fullerton Ground Lease for the month in which such payment date occurs.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrowers and the property managers are required to deposit all revenues directly to the lockbox account. The funds are then returned to an account controlled by the borrowers until the occurrence of a Marriott Cash Sweep Event. During a Marriott Cash Sweep Event, all rents will be swept to a segregated cash management account set up at origination and held in trust for the benefit of the lender. The lender has a first priority security interest in the lockbox account and cash management account.

A “Marriott Cash Sweep Event” means: (i) the occurrence of an event of default; (ii) the DSCR as calculated in the loan documents based on the trailing twelve-month period immediately preceding the date of such determination falls below 1.20x; (iii) the borrowers fail to make a ground rent payment under the Fullerton Ground Lease; or (iv) the date October 6, 2022. Upon the occurrence of a Marriott Cash Sweep Event, all excess cash flow on deposit in the cash management account will be held as additional security for the loan.

Release of Properties. The borrowers may obtain the release of an individual property from the lien of the applicable mortgage provided that the following conditions, among others, are satisfied: (i) the borrowers are required to partially defease the loan in an amount equal to the greatest of (1) 120% of the allocated loan amount for such property, (2) an amount which would result in the DSCR on the then remaining balance of the loan for the property remaining after giving effect to the release being not less than 1.60x, (3) an amount which would result in the loan-to-value ratio on the then remaining balance of the loan for the property remaining after giving effect to the release being not greater than 67% (based on a third party appraisal), and (4) an amount which would result in the debt yield on the then remaining balance of the loan for the property remaining after giving effect to the release being not less than 11%; and (ii) title to the released property transferred to a person or entity other than the applicable borrower or an affiliate of such borrower.

Ground Lease. The Marriott Fullerton property is subject to a ground lease from the State of California through the Trustees of the California State University through December 2059 (as fully extended) to the Redevelopment Agency of the City of Fullerton (CA) (the “City”). The City then subleased its leasehold interest in the property to the applicable borrower pursuant to a sub-ground lease (the “Fullerton Ground Lease”). The Fullerton Ground Lease continues through December 2059 (as fully extended). The annual base rent payable under the Fullerton Ground Lease is equal to 4.0% of the annual gross room sales.

The borrowers and guarantors will be liable for losses resulting from failure to pay ground rent as required under the Fullerton Ground Lease.

A termination of the Fullerton Ground Lease due to a termination by the applicable borrower or default by the applicable borrower under the Fullerton Ground Lease is a springing full recourse event unless and until (i) the applicable borrower effectuates a partial defeasance of the Fullerton Marriott or (ii) within 60 days of such termination, lender receives a new ground lease from the ground lessor of the Fullerton Ground Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

2 West 46th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

2 West 46th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

2 West 46th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,450,000	Title:	Fee
Cut-off Date Principal Balance:	$30,450,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	141,626
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	2 West 46 Borrower LLC and 2 West 46 Borrower II LLC	Year Built / Renovated:	1926 / N/A
		Occupancy:	94.0%
Sponsors:	Joseph Stavrach and Faraj Srour	Occupancy Date:	8/1/2013
Interest Rate:	5.05000%	Number of Tenants:	108
Note Date:	9/9/2013	2010 NOI:	$3,509,908
Maturity Date:	10/6/2023	2011 NOI:	$3,593,123
Interest-only Period:	30 months	2012 NOI:	$3,186,778
Original Term:	120 months	TTM NOI (as of 6/2013):	$3,357,743
Original Amortization:	360 months	UW Economic Occupancy:	94.6%
Amortization Type:	IO-Balloon	UW Revenues:	$6,108,838
Call Protection:	L(24),Grtr1%orYM(93),O(3)	UW Expenses:	$2,739,876
Lockbox(1):	Hard	UW NOI:	$3,368,962
Additional Debt(2):	Yes	UW NCF:	$3,012,226
Additional Debt Balance:	$13,050,000	Appraised Value / Per SF:	$60,300,000 / $426
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	8/19/2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$215
Taxes:	$468,012	$120,513	N/A	Maturity Date Loan / SF:	$188
Insurance:	$23,779	$7,205	N/A	Cut-off Date LTV:	50.5%
Replacement Reserves:	$115,000	$3,054	N/A	Maturity Date LTV:	44.3%
TI/LC:	$200,000	$38,959	$1,000,000	UW NCF DSCR:	1.53x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,450,000	64.4%	Payoff of Existing Debt	$45,850,207	97.0%
Mezzanine Loan	13,050,000	27.6	Upfront Reserves	806,791	1.7
Sponsor Equity	3,756,236	7.9	Closing Costs	599,238	1.3
Total Sources	$47,256,236	100.0%	Total Uses	$47,256,236	100.0%
(1)	For a full description of the lockbox, please refer to “Lockbox / Cash Management” below.
(2)	For a full description of the additional debt, please refer to “Additional Debt” below.
(3)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The loan has an outstanding principal balance of approximately $30.5 million and is secured by a first mortgage lien on a 141,626 square foot office building located in New York, New York. The loan has a 10-year term, and subsequent to a 30-month interest-only period, amortizes on a 30-year schedule. The previously existing debt was securitized in the COMM 2006-C8 transaction.

The Borrowers. The borrowing entities for the loan are 2 West 46 Borrower LLC and 2 West 46 Borrower II LLC, both Delaware limited liability companies and special purpose entities. The borrowers own the property as tenants-in-common.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Joseph Stavrach and Faraj Srour. Mr. Stavrach and Mr. Srour have been real estate owners for over twenty years with the majority of their holdings in the New York City area. The sponsors acquired the property in December 2006.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

2 West 46th Street

The Property. The property is a 16-story, 141,626 square foot, Class B/C office building in the Times Square submarket of Manhattan, New York. The property is located on West 46th Street, near 5th Avenue and approximately two blocks from Rockefeller Center with access to the B, D, F and M subway lines along 6th Avenue, the 4, 5, 6, 7 and S subway lines and Metro North Railroad at Grand Central Terminal and the 1, 2, 3, N, Q and R subway lines at Times Square.

The property is one block south of the official Diamond District which is on 47th Street between 5th and 6th Avenue. According to the 47th Street Business Improvement District, the Diamond District is the world’s largest shopping district for all sizes and shapes of diamonds and fine jewelry. 90.0% of the diamonds that enter the United States go through New York City and most of them go through the Diamond District.

The building was constructed in 1926 and boasts a historic façade. Since 2006, $5.3 million in capital improvements have been completed including converting the mezzanine level to rentable office space, renovating the lobby and updating the elevators.

As of August 2013, the property was 94.0% leased to two retail tenants and 106 office tenants. The two retail tenants are a dollar store which occupies 11,990 square feet and restaurant space that totals 1,000 square feet and is divided into a coffee shop and a vegetarian restaurant. Office suites range in size from 175 to 10,776 square feet and average 1,063 square feet.  The office tenants are predominantly in the jewelry business.

According to CoStar, as of the end of the second quarter of 2013, the Times Square office market had an average overall vacancy rate of approximately 5.5% and average asking rents of $46.16 per square foot for Class B/C space.  Vacancy has been on an overall decline since it peaked at 10.7% in the first quarter of 2009, and has averaged 5.3% over the last six quarters. Rents for the second quarter of 2013 were relatively flat to the prior quarter and a 4.1% year over year increase. According to the appraisal, the numerous Class B/C office buildings between 5th and 6th Avenues, from 43rd through 48th Street, are almost all at mid‐90% to 100% occupancy.

According to the appraisal, the International Gem Tower, a 34‐story, 745,000 square foot office building consisting of condominium units with a 47th Street entrance (400,000 square feet) and “conventional” office space with a 46th Street entrance (345,000 square feet on the top 14 floors) was recently completed. According to a Wall Street Journal article, asking rents for the International Gem Tower are approximately $96 per square foot or 108% greater than the asking rent for Class B/C space in the Times Square office market as of the second quarter of 2013.

Historical Occupancy(1)
2010	2011	2012	Current(2)
N/A	93.9%	N/A	94.0%
(1)	Historical Occupancy is as of December 1, 2011. Year end 2010 and 2012 rent rolls were not provided by the borrowers.
(2)	Current Occupancy is as of August 1, 2013.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
5th Avenue Dollar LLC	NA / NA / NA	11,990	8.5%	$47.29	3/31/2022
Royal Chain, Inc.	NA / NA / NA	10,776	7.6%	$38.63	12/31/2014
Carelle Ltd.	NA / NA / NA	8,126	5.7%	$38.25	8/31/2020
Pomann Sound Production	NA / NA / NA	5,505	3.9%	$33.53	4/30/2016
Premium Office Suites Realty, LLC	NA / NA / NA	4,296	3.0%	$51.57	6/30/2024
Taba Casting	NA / NA / NA	3,577	2.5%	$35.69	6/30/2019
4 G’s Trading Corp.	NA / NA / NA	2,880	2.0%	$37.13	2/28/2015
United Color of Yael, LLC	NA / NA / NA	2,752	1.9%	$21.44	5/31/2014
Luccello Inc.	NA / NA / NA	2,694	1.9%	$49.03	2/28/2018
M.C.R. Trading	NA / NA / NA	2,592	1.8%	$40.00	5/31/2017
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

2 West 46th Street

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	8,500	6.0%	NAP	NAP	8,500	6.0%	NAP	NAP
2013 & MTM	8	5,237	3.7	$198,823	3.6%	13,737	9.7%	$198,823	3.6%
2014	30	34,214	24.2	1,315,512	23.6	47,951	33.9%	$1,514,335	27.2%
2015	28	23,484	16.6	993,632	17.9	71,435	50.4%	$2,507,967	45.1%
2016	12	13,139	9.3	516,248	9.3	84,574	59.7%	$3,024,215	54.3%
2017	17	17,277	12.2	694,612	12.5	101,851	71.9%	$3,718,827	66.8%
2018	10	10,786	7.6	459,730	8.3	112,637	79.5%	$4,178,557	75.1%
2019	1	3,577	2.5	127,670	2.3	116,214	82.1%	$4,306,227	77.4%
2020	1	8,126	5.7	310,824	5.6	124,340	87.8%	$4,617,051	82.9%
2021	0	0	0.0	0	0.0	124,340	87.8%	$4,617,051	82.9%
2022	2	12,990	9.2	727,680	13.1	137,330	97.0%	$5,344,731	96.0%
2023	0	0	0.0	0	0.0	137,330	97.0%	$5,344,731	96.0%
2024 & Beyond	1	4,296	3.0	221,536	4.0	141,626	100.0%	$5,566,267	100.0%
Total	110	141,626	100.0%	$5,566,267	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,193,457	$5,244,706	$5,072,849	$5,227,664	$5,566,267	$39.30	86.2%
Vacant Income	0	0	0	0	351,670	2.48	5.4
Gross Potential Rent	$5,193,457	$5,244,706	$5,072,849	$5,227,664	$5,917,937	$41.79	91.6%
Total Reimbursements	666,985	608,974	534,770	555,300	542,571	3.83	8.4
Net Rental Income	$5,860,442	$5,853,680	$5,607,619	$5,782,964	$6,460,508	$45.62	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(351,670)	(2.48)	(5.4)
Other Income	0	0	4,459	630	0	0.00	0.0
Effective Gross Income	$5,860,442	$5,853,680	$5,612,078	$5,783,594	$6,108,838	$43.13	94.6%

Total Expenses	$2,350,534	$2,260,557	$2,425,301	$2,425,852	$2,739,876	$19.35	44.9%

Net Operating Income	$3,509,908	$3,593,123	$3,186,778	$3,357,743	$3,368,962	$23.79	55.1%

Total TI/LC, Capex/RR	0	0	0	0	356,737	2.52	5.8
Net Cash Flow	$3,509,908	$3,593,123	$3,186,778	$3,357,743	$3,012,226	$21.27	49.3%
(1)	TTM represents the trailing twelve-month period ending June 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by 2 West 46th Street Management Corp., which is an affiliate of the borrowers.

Escrows and Reserves. At the origination of the loan, the borrowers deposited into escrow approximately $468,012 for real estate taxes, $200,000 for tenant improvements and leasing commissions reserves, $115,000 for replacement reserves and $23,779 for insurance premiums.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated real estate tax payments, which currently equates to approximately $120,513.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to approximately $7,205.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $3,054 (approximately $0.26 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow $38,959 (approximately $3.30 per square foot annually) for tenant improvements and leasing commissions reserves. The reserve is subject to a cap of $1,000,000 (approximately $7.06 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

2 West 46th Street

Sprinkler Work Reserve - A reserve (the “Sprinkler Work Reserve”) was established at closing for the anticipated costs and expenses required to upgrade the property in order to comply with the requirements of New York “Local Law 26” requiring the property to have an inspected and approved fire sprinkler system in operation no later than July 1, 2019 (the “Required Sprinkler Work”).  All excess cash flow will be swept into the Sprinkler Work Reserve until the earlier of (i) the balance of the Sprinkler Work Reserve equals $480,000 and (ii) the lien-free completion of the Required Sprinkler Work. Upon 10 days’ written notice from the lender (which notice may not be delivered prior to January 1, 2019), the borrowers will be required to deliver to the lender in immediately available funds or a letter of credit in an amount equal to the difference between the reasonably estimated cost to complete the Required Sprinkler Work and the funds then on deposit in the Sprinkler Work Reserve. The completion of the Required Sprinkler Work must occur no later than July 1, 2019. Failure to complete the Required Sprinkler Work by July 1, 2019 will constitute an event of default under the loan documents.

Lockbox / Cash Management. The loan is structured with a hard lockbox with in-place cash management.  The borrowers are required to send, or cause to be sent, tenant direction letters to tenants instructing them to deposit all revenues into the lockbox account controlled by the lender.  All funds in the lockbox account will be swept each business day to a cash management account under the control of the lender and disbursed during each period of the loan term in accordance with the loan documents.  To the extent that (i) there is an event of default under the loan document, (ii) the borrowers, the guarantors or the property manager become the subject of a bankruptcy or insolvency proceeding, (iii) the debt service coverage ratio falls below 1.30x, or (iv) the debt yield falls below 8.0%, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

The loan is fully-recourse to the borrowers and guarantors until such time as the lender-controlled lockbox account has been satisfactorily established and the tenant direction letters have been sent to the tenants, following which the loan will become non-recourse to the borrowers and guarantors subject to customary non-recourse carve-outs.

Additional Debt. A mezzanine loan of $13.05 million secured by the equity interests in the borrowers was provided by Starwood Property Mortgage, L.L.C. The mezzanine loan has a fixed interest rate of 8.71668%, a coterminous maturity with the mortgage loan, and subsequent to a 30-month interest-only period, amortizes on a 30-year schedule. The mezzanine loan and an additional $18.45 million mezzanine loan secured by the sponsor’s interest in the borrowers under the 369 Lexington Avenue loan (which is also included in the trust) are cross-defaulted and cross-collateralized. Based on the aggregate balance of the mortgage loans and the cross-collateralized and cross-defaulted mezzanine loans, the Cut-off Date LTV is 76.4%, the UW NCF DSCR is 0.93x and the UW NOI Debt Yield is 7.6%. During the initial 30-month interest-only period the total debt UW NCF DSCR is 1.06x. Please refer to “369 Lexington Avenue—Additional Debt” in this Term Sheet. The first mortgage on 2 West 46th Street and the first mortgage secured by the 369 Lexington Avenue property are not cross-defaulted or cross-collateralized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 116

Structural and Collateral Term Sheet	JPMBB 2013-C15

National Hotel Portfolio II

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		Barclays		Single Asset / Portfolio:	Portfolio
Original Principal Balance:		$24,420,000		Title:	Fee
Cut-off Date Principal Balance:		$24,340,443		Property Type - Subtype:	Hotel - Various
% of Pool by IPB:		2.0%		Rooms:	472
Loan Purpose(1):		Various		Location:	Various
Borrowers(2):		Various		Year Built / Renovated:	2000, 2002, 2009 / 2011, 2013
Sponsor:		Lightstone Value Plus REIT II LP		Occupancy:	66.1%
Interest Rate:		4.94000%		Occupancy Date:	5/31/2013
Note Date:		7/29/2013		Number of Tenants:	N/A
Maturity Date:		8/6/2018		2011 NOI:	$3,428,502
Interest-only Period:		None		2012 NOI:	$4,204,323
Original Term:		60 months		TTM NOI (as of 5/2013):	$4,337,335
Original Amortization:		300 months		UW Economic Occupancy:	65.7%
Amortization Type:		Balloon		UW Revenues:	$11,254,824
Call Protection:		L(26),Def(30),O(4)		UW Expenses:	$7,610,653
Lockbox:		CMA		UW NOI:	$3,644,171
Additional Debt:		N/A		UW NCF:	$3,644,171
Additional Debt Balance:		N/A		Appraised Value / Per Room:	$44,700,000 / $94,703
Additional Debt Type:		N/A		Appraisal Date:	June 2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$51,569
Taxes:	$39,570	$40,689	N/A	Maturity Date Loan / Room:	$45,984
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.5%
FF&E Reserve(3):	$0	Various	N/A	Maturity Date LTV:	48.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.14x
Other:(4)	$971,532	Various	N/A	UW NOI Debt Yield:	15.0%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,420,000	99.6%	Acquisition	$12,100,000	49.4%
Sponsor Equity	90,421	0.4	Payoff Existing Debt	11,086,480	45.2
			Upfront Reserves	1,011,101	4.1
			Closing Costs	312,840	1.3
Total Sources	$24,510,421	100.0%	Total Uses	$24,510,421	100.0%
(1)
The Sponsor is refinancing the TownePlace Suites Metairie and SpringHill Suites Peabody properties and is recapitalizing the two remaining properties, TownePlace Suites Fayetteville/Springdale and TownePlace Suites Little Rock, which were acquired in an all-cash transaction in June 2013. The total cost basis for the four properties is approximately $37.1 million.

(2)
The borrowing entities for the loan are LVP TPS Fayetteville LLC, LVP TPS Fayetteville Holding Corp., LVP TPS Little Rock LLC, LVP TPS Little Rock Holding Corp., LVP SHS Peabody LLC, LVP SHS Holding Corp., LVP TPS Metairie LLC and LVP Metairie Holding Corp.

(3)
5.0% of gross revenues will be collected monthly for FF&E reserves for each property with the exception of the TownePlace Suites Metairie property, for which 4.0% of gross revenues will be collected monthly.

(4)
Initial Other reserves include a property improvement plan (“PIP”) reserve of $650,756, a seasonality reserve of $224,963, a deferred maintenance reserve of $88,813 and an environmental reserve of $7,000. The seasonality reserve amount is an amount (the “Minimum Balance”) for any given calendar month reasonably deemed to be sufficient to pay monthly taxes, monthly insurance premiums, the monthly debt service payment, the monthly FF&E reserve deposit, cash management bank fees and expenses and servicing fees, for the next succeeding calendar month. During a cash sweep period, the lender can apply the reserve amount to any of the monthly amounts above as well as payments to the PIP reserve fund and the required repair fund. At the expiration of any cash sweep period, the borrowers are required to deposit into the seasonality reserve fund such funds necessary to maintain the Minimum Balance.

The Loan. The National Hotel Portfolio II loan has an outstanding principal balance of approximately $24.3 million and is secured by a first mortgage lien on a portfolio of four hotels located in Louisiana, Massachusetts and Arkansas. The five-year loan amortizes on a 25-year schedule. The sponsor acquired the National Hotel Portfolio II properties between 2011 and 2013 for a total purchase price of approximately $33.4 million and has expended approximately $3.8 million for required PIP plans, resulting in an estimated total cost basis of $37.1 million. Based on the estimated total cost basis, upfront reserves and closing costs, the borrowers have approximately $14.1 million of equity remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

National Hotel Portfolio II

The Sponsor. The sponsor and non-recourse carve-out guarantor, Lightstone Value Plus REIT II LP, is 99.01% owned by Lightstone Value PLUS REIT II, Inc. (“Lightstone REIT II”) and 0.99% owned by Lightstone Value Plus REIT II LLC (the REIT advisor). Lightstone REIT II is a public, non-traded REIT managed by the Lightstone Group. The Lightstone Group, headquartered in New York City, owns and manages a portfolio of industrial, office, retail, multifamily and hospitality properties located throughout the United States. In 2007, the Lightstone Group led a consortium of investors in connection with the acquisition of Extended Stay Hotels. Following the market downturn in 2008, Lightstone Group elected to place Extended Stay Hotels under Chapter 11 bankruptcy protection in June 2009, see “Description of the Mortgage Pool—Mortgaged Property Considerations—Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

The Properties. The properties, comprised of the TownePlace Suites Metairie, SpringHill Suites Peabody, TownePlace Suites Little Rock and TownePlace Suites Fayetteville/Springdale, are extended stay and limited service hotels that were constructed in 2000, 2002, 2009 and 2009, respectively, and contain an aggregate of 472 rooms. Located in New Orleans, Louisiana, the TownePlace Suites Metairie is a four-story, 124-room extended stay hotel built in 2000 and renovated in 2011 with amenities that include an outdoor pool, fitness center, business center, on-site guest laundry facilities, sundry shop, complimentary breakfast and complimentary high speed internet. Located in Peabody, Massachusetts, the SpringHill Suites Peabody is a six-story, 164-room limited service hotel built in 2002 and renovated in 2013 with amenities that include a fitness center, indoor pool and 4,500 square feet of meeting space. Located in Little Rock, Arkansas, the TownePlace Suites Little Rock is a four-story, 92-room extended stay hotel built in 2009 with amenities that include a fitness center, outdoor pool and business center. Located in Johnson, Arkansas, the TownePlace Suites Fayetteville/Springdale is a four-story, 92-room extended stay hotel built in 2009 with amenities that include a fitness center, outdoor pool, a business center and 1,400 square feet of meeting space.

Below is a chart showing the historical performance of the TownePlace Suites Metairie versus its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			TownePlace Suites Metairie(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	76.4%	$88.18	$67.37	68.6%	$100.13	$68.66	89.8%	113.6%	101.9%
2012	81.2%	$99.91	$81.16	79.4%	$105.22	$83.54	97.8%	105.3%	102.9%
TTM(4)	76.1%	$103.05	$78.40	79.3%	$109.24	$86.60	104.2%	106.0%	110.5%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: La Quinta Inns & Suites New Orleans Causeway, Hampton Inn Suites New Orleans Elmwood Clearview, Extended Stay America New Orleans Metairie, Hampton Inn Metairie and Sleep Inn & Suites Metairie.

(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrowers for the property.
(4)	TTM represents the trailing twelve-month period ending May 31, 2013.

Below is a chart showing the historical performance of the SpringHill Suites Peabody versus its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			SpringHill Suites Peabody(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	47.8%	$88.36	$42.22	61.8%	$98.06	$60.57	129.3%	111.0%	143.5%
2012	48.9%	$96.15	$46.97	64.4%	$102.14	$65.74	131.7%	106.2%	140.0%
TTM(4)	59.9%	$107.73	$64.48	59.9%	$102.60	$61.47	100.0%	95.2%	95.3%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Holiday Inn & Suites Boston Peabody, Comfort Inn North Shore, Courtyard Boston Danvers and Hampton Inn Boston Peabody.

(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrowers for the property.
(4)	TTM represents the trailing twelve-month period ending May 31, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

National Hotel Portfolio II

Below is a chart showing the historical performance of the TownePlace Suites Little Rock versus its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			TownePlace Suites Little Rock(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	59.3%	$92.70	$54.93	70.7%	$78.46	$55.48	119.2%	84.6%	101.0%
2012	60.3%	$92.48	$55.80	63.8%	$83.18	$53.08	105.8%	89.9%	95.1%
TTM(4)	63.8%	$93.23	$59.51	64.1%	$85.40	$54.78	100.5%	91.6%	92.1%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Courtyard Little Rock West, Residence Inn Little Rock, Hampton Inn Suites West Little Rock, Wingate By Wyndham Little Rock, Holiday Inn Express & Stes Little Rock West, Candlewood Suites West Little Rock and Comfort Suites Little Rock.

(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrowers for the property.
(4)	TTM represents the trailing twelve-month period ending May 31, 2013.

Below is a chart showing the historical performance of the TownePlace Suites Fayetteville/Springdale versus its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			TownePlace Suites Fayetteville/Springdale(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	50.6%	$86.25	$43.68	57.8%	$70.71	$40.86	114.2%	82.0%	93.5%
2012	57.9%	$89.51	$51.81	56.5%	$78.25	$44.20	97.6%	87.4%	85.3%
TTM(4)	60.3%	$94.16	$56.76	61.2%	$77.89	$47.66	101.5%	82.7%	84.0%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Ascend Collection Hotel Inn @ The Mill, Hampton Inn Suites Springdale, Doubletree Club Springdale, Residence Inn Springdale, Fairfield Inn & Suites Springdale, Staybridge Suites Fayetteville University of Arkansas, Candlewood Suites Fayetteville University of Arkansas and Homewood Suites Fayetteville.

(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrowers for the property.
(4)	TTM represents the trailing twelve-month period ending May 31, 2013.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Room	% of Total Revenue(2)
Occupancy	64.5%	66.7%	66.1%	65.7%
ADR	$89.55	$95.62	$96.93	$96.92
RevPAR	$57.74	$63.75	$64.10	$63.71

Room Revenue	$9,828,939	$11,013,021	$10,938,248	$10,975,925	$23,254	97.5%
Food and Beverage	97,231	104,140	85,183	87,068	184	0.8
Other Revenue	177,923	235,473	189,762	191,831	406	1.7
Total Revenue	$10,104,093	$11,352,634	$11,213,193	$11,254,824	$23,845	100.0%

Room Expense	2,662,782	2,916,946	2,697,447	2,719,161	5,761	24.8
Food and Beverage Expense	29,740	22,587	19,960	20,522	43	23.6
Other Departmental Expenses	102,968	126,706	129,770	131,870	279	68.7
Departmental Profit	$7,308,603	$8,286,395	$8,366,016	$8,383,272	$17,761	74.5%

Operating Expenses	2,472,633	2,544,053	2,407,646	2,484,225	5,263	22.1
Gross Operating Profit	$4,835,970	$5,742,342	$5,958,370	$5,899,047	$12,498	52.4%

Fixed Expenses	390,039	383,617	336,891	648,942	1,375	5.8
Management Fee	356,630	337,793	264,412	355,156	752	3.2
Franchise Fee	470,737	612,532	832,894	727,141	1,541	6.5
FF&E	190,061	204,077	186,838	523,638	1,109	4.7
Total Other Expenses	$1,407,468	$1,538,019	$1,621,035	$2,254,876	$4,777	20.0%

Net Operating Income	$3,428,502	$4,204,323	$4,337,335	$3,644,171	$7,721	32.4%
Net Cash Flow	$3,428,502	$4,204,323	$4,337,335	$3,644,171	$7,721	32.4%
(1)	TTM column represents the trailing twelve-month period ending May 31, 2013.
(2)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

National Hotel Portfolio II

Franchise Agreements. The TownePlace Suites Metairie property has a franchise agreement with Marriott International, Inc. (“Marriott”), for use of the TownePlace Suites flag through June 2025 with no extension options. The SpringHill Suites Peabody property has a franchise agreement with Marriott for use of the SpringHill Suites flag through August 2032 with no extension options. The TownePlace Suites Little Rock property has a franchise agreement with Marriott for use of the TownePlace Suites flag through September 2029 with no extension options. The TownePlace Suites Fayetteville/Springdale property has a franchise agreement with Marriott for use of the TownePlace Suites flag through January 2029 with no extension options.

Release of Properties. The borrowers may obtain the release any individual property from the lien of the applicable mortgage from the date two years from the closing date provided that, among other things, (i) no event of default exists; (ii) defeasance collateral of 125% of the applicable allocated loan amount is delivered; (iii) after giving effect to the release for the applicable individual property, the DSCR as calculated in the loan documents for the properties then remaining based on a trailing twelve-month period immediately preceding the release of the applicable individual property is at least equal to the greater of (a) the DSCR for the twelve months immediately preceding the origination date or (b) the DSCR for all of the then-remaining properties, including the property to be released and (iv) after giving effect of the release for the applicable individual property, the LTV as calculated in the loan documents for the properties then remaining based on the trailing twelve-month period immediately preceding the release of the applicable individual property is equal to the lesser of (a) the LTV immediately preceding the origination date or (b) the LTV for all of the then-remaining properties (including property to be released) for the twelve months immediately preceding the release of the individual property.

Additional Debt. The holder of the direct equity interests in the transferee of a single individual property, two individual properties or all of the properties can pledge its equity interests in the borrowers (or the mezzanine borrowers, as applicable) to a qualified transferee in connection with a mezzanine loan made by such qualified transferee to such direct equity holder provided that certain terms and conditions are satisfied, including, but not limited to, the following: (i) no event of default exists; (ii) the LTV as calculated in the loan documents of the mortgage and mezzanine loans does not exceed 65% based on a recent appraisal and (iii) the DSCR as calculated in the loan documents is not less than 1.90x (taking into account the mezzanine loan).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

MHPI Manufactured Housing Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type - Subtype:	Manufactured Housing
% of Pool by IPB:	1.8%	Number of Pads:	878
Loan Purpose:	Refinance	Location:	Various
Borrowers:	Chancellor Farms Property LLC, Byrnes Mill Property LLC and Oak Lane Property LLC	Year Built / Renovated:	Various / N/A
Sponsors:	James W. Soboleski and Deborah Soboleski	Occupancy:	81.9%
		Occupancy Date:	9/11/2013
Interest Rate:	4.71000%	Number of Tenants:	N/A
Note Date:	9/17/2013	2010 NOI:	$1,888,534
Maturity Date:	10/1/2018	2011 NOI:	$1,932,778
Interest-only Period:	12 months	2012 NOI:	$2,014,488
Original Term:	60 months	TTM NOI (as of 7/2013):	$1,964,227
Original Amortization:	336 months	UW Economic Occupancy:	82.1%
Amortization Type:	IO-Balloon	UW Revenues:	$3,384,816
Call Protection:	L(24),Def(33),O(3)	UW Expenses:	$1,383,781
Lockbox:	CMA	UW NOI:	$2,001,035
Additional Debt:	Yes	UW NCF:	$1,957,135
Additional Debt Balance:	$3,000,000	Appraised Value / Per Pad:	$28,215,000 / $32,136
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	June 2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$23,918
Taxes:	$146,706	$24,382	N/A	Maturity Date Loan / Pad:	$22,175
Insurance:	$8,550	$4,275	N/A	Cut-off Date LTV:	74.4%
Replacement Reserves:	$3,662	$3,662	N/A	Maturity Date LTV:	69.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.45x
Other(1)(2):	$0	Various	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	86.3%	Payoff Existing Debt	$23,706,417	97.5%
Mezzanine Loan	3,000,000	12.3	Closing Costs	459,608	1.9
Sponsor Equity	324,943	1.3	Upfront Reserves	158,918	0.7
Total Sources	$24,324,943	100.0%	Total Uses	$24,324,943	100.0%
(1)    Monthly Mezzanine Loan Reserve deposits are required to be made in an amount equal to the mezzanine loan interest-only payments due from November 1, 2013 through October 1, 2014.  Thereafter, in addition to the mezzanine loan interest, the borrowers will deposit the lesser of $3,400 per month or available cash flow.
(2)    Monthly Byrnes Mill Reserve deposits are required to be made in an amount equal to the excess cash flow, as based on borrowers’ certified budget, from the Byrnes Mill property.  The borrowers’ obligation to make such monthly deposits will cease when the Byrnes Mill property’s physical occupancy equals or exceeds 85%.

The Loan. The MHPI Manufactured Housing Portfolio loan has an outstanding balance of $21.0 million and is secured by a first mortgage lien on an 878-pad portfolio of three manufactured housing communities located south of Chicago, Illinois and southwest of St. Louis, Missouri.  The loan has a five-year term and, after a 12-month interest-only period, amortizes on a 28-year schedule. The sponsors and nonrecourse carve-out guarantors are James W. and Deborah Soboleski, who formed MHPI, Inc. in 1990 and now own interests in 44 mobile home communities.

The Properties. MHPI Manufactured Housing Portfolio is a three-property, 878-pad, manufactured housing community portfolio with properties located in the Chicago and St. Louis MSAs.  Portfolio occupancy as of September 11, 2013 was 81.9%.  An affiliate of the borrowers owns a total of 213 mobile homes across the three properties, of which, 167 are under a lease-to-purchase option in which the tenant makes the debt payments on the mobile home and pays pad rent for the term of the agreement after which the tenant can receive title to the mobile home for $1.00.  The pads under the 213 affiliate-owned homes are master leased to the borrowers’ affiliate at market-based rents and the master leases are guaranteed by the sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

MHPI Manufactured Housing Portfolio

Oak Lane.  Oak Lane is a 222-pad manufactured housing community located on approximately 14.8 acres at the southwest corner of 177th Street and South Homan Avenue in Marrionette Park, Illinois, approximately 17 miles south of the Chicago CBD.  The property, built in 1959, consists of 222 single-wide pad sites, one single-family residence occupied by the resident manager, a brick garage building as well as another building for leasing, management and maintenance.  Amenities at the property include a laundry room in the leasing office building.  Occupancy as of September 11, 2013 was approximately 96.8%.  Comparable properties in a five-mile radius of Oak Lane show an average occupancy rate of 96.5% and an average monthly rent of $534 for single-wide pads.

Chancellor Farms.  Chancellor Farms is a 284-pad manufactured housing community located on approximately 57.5 acres in Fenton, Missouri, approximately 21 miles southwest of downtown St. Louis. The property, which consists of 241 single-wide and 43 double-wide style pads, was built in 1988 and also includes an office/clubhouse, a swimming pool and a playground. Occupancy as of September 11, 2013 was approximately 87.7%.  Comparable properties in the market have an average occupancy of 83.9% with average monthly rent for single-wide pad sites of $346 and average monthly rent for double-wide pad sites of $349.

Byrnes Mill.  Byrnes Mill is a 372-pad manufactured housing community located on approximately 72.6 acres in House Springs, Missouri, approximately 27 miles southwest of downtown St. Louis.  The property, which consists of 326 single-wide and 46 double-wide pad sites, was built in 1986. Amenities at the property include a clubhouse located in the leasing office building, park areas and a swimming pool. Occupancy as of September 11, 2013 was approximately 68.5%.  Comparable properties in the market have an average occupancy of 83.9% with average monthly rent for single-wide pad sites of $346 and average monthly rent for double-wide pad sites of $349.

Property Summary
Property	Location	Pads	Occupancy	Year Built	Appraised Value	Underwritten Net Cash Flow
Oak Lane	Merrionette Park, IL	222	96.8%	1959	$11,200,000	$774,220
Chancellor Farms	Fenton, MO	284	87.7%	1988	8,800,000	641,060
Byrnes Mills	House Springs, MO	372	68.5%	1986	8,215,000	541,855
Total / Weighted Average		878	81.9%		$28,215,000	$1,957,135

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Pad	%(2)
Rents in Place	$3,104,493	$3,085,457	$3,186,716	$3,205,470	$3,334,572	$3,798	83.7%
Vacant Income	0	0	0	0	650,973	741	16.3
Gross Potential Rent	$3,104,493	$3,085,457	$3,186,716	$3,205,470	$3,985,545	$4,539	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$3,104,493	$3,085,457	$3,186,716	$3,205,470	$3,985,545	$4,539	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(714,155)	(813)	(17.9)
Other Income	108,280	124,826	107,427	106,707	113,426	129	2.8
Effective Gross Income	$3,212,773	$3,210,283	$3,294,143	$3,312,177	$3,384,816	$3,855	84.9%

Total Expenses	$1,324,239	$1,277,505	$1,279,657	$1,347,949	$1,383,781	$1,576	40.9%

Net Operating Income	$1,888,534	$1,932,778	$2,014,488	$1,964,227	$2,001,035	$2,279	59.1%

Total Capex/RR	0	0	0	0	43,900	50	1.3
Net Cash Flow	$1,888,534	$1,932,778	$2,014,488	$1,964,227	$1,957,135	$2,229	57.8%

Occupancy(3)	82.8%	77.1%	78.8%	81.9%	82.1%
(1)	TTM column represents the trailing twelve-month period ending July 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Historical Occupancy reflects the average for each respective year.

Additional Debt. A mezzanine loan of $3.0 million secured by the equity interests in the borrowers was provided by RMEZZ MHPI, LLC. The mezzanine loan has a coterminous maturity with the mortgage loan, has a fixed interest rate of 12.50000%, and is interest-only for the first 12 months. Commencing in loan year two, fixed monthly amortization payments will begin in the amount of $3,400 to the extent cash flow is available. Any unpaid amortization payments will not constitute an event of default but will continue to accrue along with any unpaid interest.  Including the mezzanine loan, the aggregate Cut-off Date LTV is 85.1%, the aggregate UW NCF DSCR is 1.13x and the aggregate UW NOI Debt Yield is 8.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

B/E Aerospace

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,500,000	Title:	Leasehold
Cut-off Date Principal Balance:	$19,500,000	Property Type - Subtype:	Industrial - Flex
% of Pool by IPB:	1.6%	Net Rentable Area (SF):	240,500
Loan Purpose:	Refinance	Location:	Everett, WA
Borrower:	Capstone PF2 LLC	Year Built / Renovated:	2013 / N/A
Sponsors:	Kirk Johnson and Mike Hubbard	Occupancy:	100.0%
Interest Rate:	4.91000%	Occupancy Date:	10/1/2013
Note Date:	9/13/2013	Number of Tenants:	1
Maturity Date:	10/1/2023	2010 NOI(1):	N/A
Interest-only Period:	36 months	2011 NOI(1):	N/A
Original Term:	120 months	2012 NOI(1):	N/A
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$2,410,950
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$349,184
Lockbox:	CMA	UW NOI:	$2,061,766
Additional Debt:	N/A	UW NCF:	$1,956,703
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$29,600,000 / $123
Additional Debt Type:	N/A	Appraisal Date:	6/4/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$81
Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF:	$72
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	65.9%
Replacement Reserves(3):	$0	Springing	N/A	Maturity Date LTV:	58.2%
TI/LC(4):	$0	Springing	N/A	UW NCF DSCR:	1.57x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,500,000	100.0%	Payoff Existing Debt	$17,015,429	87.3%
			Funds to Borrower	2,229,333	11.4
			Closing Costs	255,238	1.3
Total Sources	$19,500,000	100.0%	Total Uses	$19,500,000	100.0%
(1)    The property was constructed in 2013 and, as such, historical financials are not available.
(2)    Monthly collections will commence upon the occurrence of certain conditions, including: (i) the B/E Aerospace senior unsecured corporate credit rating falls below “B-“; (ii) B/E Aerospace is the subject of a bankruptcy proceeding; (iii) an event of default under the loan; (iv) the B/E Aerospace lease does not require the tenant to pay taxes and insurance premiums directly, and B/E Aerospace fails to pay all taxes and insurance premiums prior to their due date; (v) lender does not receive copies of all tax bills and premiums of insurance, as well as satisfactory evidence of payment and (vi) the B/E Aerospace lease is no longer in full force and effect.
(3)   Monthly collections of $1,002.08 will commence upon the occurrence of the following conditions: (i) B/E Aerospace fails to timely pay all rents and other payments owed by it pursuant to the lease; (ii) an event of default or (iii) the B/E Aerospace lease is no longer in full force and effect.
(4)   If the B/E Aerospace senior unsecured credit rating falls below: (i) “B-“, monthly collections will commence equal to $20,041.67 or (ii) “BB-“, monthly collections will commence equal to $10,020.83.  This reserve is capped at $2,405,000.

The Loan. The B/E Aerospace loan has an outstanding principal balance of $19.5 million and is secured by a first mortgage lien on a newly constructed, built-to-suit 240,500 square foot industrial building that is 100.0% leased to B/E Aerospace (Nasdaq: BEAV).  The property was developed by the sponsors for a reported cost of approximately $26.5 million.  Proceeds of the loan were used to refinance a construction loan provided by KeyBank. The sponsors and non-recourse carveout guarantors are Kirk Johnson and Mike Hubbard, co-founders and principals of Capstone Partners LLC (“Capstone”). With offices in Seattle, Washington and Portland, Oregon, Capstone is a real estate investment, development and advisory firm specializing in the healthcare, multifamily, office, industrial and retail sectors.

The Property. The property is a single-story industrial-flex property designed to allow three local operating divisions of B/E Aerospace to consolidate into a single build-to-suit location.  The property contains 240,500 square feet of net rentable area comprised of warehouse space (46.1%), assembly/lab space (27.9%) and office space (26.0%), and features 28’ clear ceiling heights and 10 dock high doors and two ramped drive-through doors.  In addition, the building was designed to allow for the addition of 64,750 square feet of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

B/E Aerospace

mezzanine office space for potential future expansion.  The property is 100.0% leased to B/E Aerospace on a 20-year net lease which expires in May 2033, and allows for three 10-year and five 5-year extension options.  Furthermore, the property is subject to a 50-year ground lease with Snohomish County, a not-for-profit entity, which expires on May 3, 2062 and provides for five 5-year renewal options. Ground rent due under the ground lease is currently $269,633.64 annually and increases after the first five years and every third year thereafter.  Pursuant to its lease, B/E Aerospace is obligated to pay base rent and all ground rent due under the ground lease to the borrower on a monthly basis.

B/E Aerospace is a manufacturer of aircraft passenger cabin interior products for the commercial and business jet aircraft markets, as well as a global distributor of aerospace fasteners.  B/E Aerospace operates in three segments: commercial aircraft, consumables management and business jet, and serves virtually all of the world’s airlines, aircraft manufacturers and leasing companies.  As of the six months ended June 30, 2013, B/E Aerospace had revenues of approximately $1.69 billion, an increase of $177.1 million or 11.7% as compared with the prior year period.  Net earnings for the six months ending June 30, 2013 were $182.3 million, an increase of $42.3 million or 30.2% as compared with the prior year period.  As of October 2, 2013, B/E Aerospace had a total market capitalization of approximately $7.96 billion.

The Market. The property is located at the south end of Paine Field (aka Snohomish County Airport) in unincorporated Snohomish County just southwest of Everett, Washington.  Paine Field is home of The Boeing Company, the world’s largest aerospace company and manufacturer of commercial aircraft, and Aviation Technical Services which operates the largest aerospace maintenance facility in North America, as well as 50 other aerospace businesses.  Access to the larger Puget Sound and Washington state aerospace clusters is provided to the south by SR 525 and to the east by SR 526, both leading to Interstate 5.  Interstate 5 is the principal north / south corridor on the eastern side of Puget Sound along with Interstate 405, a north / south corridor which provides access to the east of Lake Washington.  According to the Regional Economic Strategy for the Central Puget Sound Region dated July 2012, it was estimated that the Puget Sound aerospace cluster contained approximately 585 aerospace related firms with estimated annual sales of $39.5 billion and employment of over 87,000 people.  The property is located within the South Everett / Harbor Point Industrial submarket, which as of the second quarter 2013, contained approximately 25.4 million square feet of industrial space with a vacancy rate of 3.2% and quoted annual rental rates of $9.37 per square foot.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	Lease Expiration Date
B/E Aerospace	Ba1 / BB+ / NA	240,500	100.0%	$9.13	5/31/2033
(1)	Based on the underwritten rent roll.
(2)
The Base Rent PSF will increase annually by the percentage increase occurring in the cost of living as indicated by the Consumer Price Index.  In no event will such annual increase be more than 2.5% or less than 2.0%.

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place	$2,195,880	$9.13	86.5%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,195,880	$9.13	86.5%
Total Reimbursements	341,962	1.42	13.5
Net Rental Income	$2,537,842	$10.55	100.0%
(Vacancy/Credit Loss)	(126,892)	(0.53)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$2,410,950	$10.02	95.0%

Total Expenses(2)	$349,184	$1.45	14.5%

Net Operating Income	$2,061,766	$8.57	85.5%

Total TI/LC, Capex/RR	105,063	0.44	4.4
Net Cash Flow	$1,956,703	$8.14	81.2%

Occupancy	95.0%
(1)   Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)   The B/E Aerospace lease is absolute net, whereby tenant is responsible for all expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Shelby West Manufactured Housing Community

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,125,000	Title:	Fee
Cut-off Date Principal Balance:	$19,102,870	Property Type - Subtype:	Manufactured Housing
% of Pool by IPB:	1.6%	Number of Pads:	644
Loan Purpose(1):	Refinance	Location:	Shelby Township, MI
Borrower:	Shelby West LLC	Year Built / Renovated:	1988 / N/A
Sponsors(2):	Various	Occupancy:	97.0%
Interest Rate:	5.20300%	Occupancy Date:	8/28/2013
Note Date:	8/30/2013	Number of Tenants:	N/A
Maturity Date:	9/6/2023	2010 NOI:	$2,179,888
Interest-only Period:	None	2011 NOI:	$2,191,942
Original Term:	120 months	2012 NOI:	$2,131,076
Original Amortization:	360 months	TTM NOI (as of 6/2013):	$2,229,202
Amortization Type:	Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$3,125,053
Lockbox:	CMA	UW Expenses:	$871,507
Additional Debt:	N/A	UW NOI:	$2,253,545
Additional Debt Balance:	N/A	UW NCF:	$2,221,345
Additional Debt Type:	N/A	Appraised Value / Per Pad:	$26,770,000 / $41,568
		Appraisal Date:	7/17/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:		$29,663
Taxes:	$12,447	$12,447	N/A	Maturity Date Loan / Pad:		$24,573
Insurance:	$0	Springing	N/A	Cut-off Date LTV:		71.4%
Replacement Reserves:	$0	$2,683	N/A	Maturity Date LTV:		59.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:		1.76x
Other:	$0	$0	N/A	UW NOI Debt Yield:		11.8%

Sources and Uses
Sources	Proceeds	% of Total		Uses	Proceeds	% of Total
Mortgage Loan	$19,125,000	100.0%		Return of Equity(1)	$18,975,769	99.2%
				Closing Costs	136,784	0.7
				Upfront Reserves	12,447	0.1
Total Sources	$19,125,000	100.0%		Total Uses	$19,125,000	100.0%
(1) The Shelby West Manufactured Housing Community was previously unencumbered.
(2) Sponsors are Dominic Moceri, Catherine M. Lombardo-Jaraczewski and Michael A. Chirco.

The Loan. The Shelby West Manufactured Housing Community loan has an outstanding principal balance of approximately $19.1 million and is secured by a first mortgage lien on a 644-pad, Class A manufactured housing community located in Shelby Township, Michigan. The loan has a 10-year term and amortizes based on a 30-year schedule. The loan’s sponsors and non-recourse guarantors are Dominic Moceri, Catherine M. Lombardo-Jaraczewski and Michael A. Chirco. The combined net worth and liquidity of the sponsors are approximately $202.1 million and $3.5 million, respectively.

The Property. Shelby West Manufactured Housing Community is a 644-pad, Class A manufactured housing community located on approximately 160 acres in Shelby Township, Michigan, a northern suburb of Detroit, approximately 15 miles north of the city. The property was developed in 1988 by the sponsors and consists solely of double wide homes. Amenities at the property include a 3,500 square foot community center with an outdoor pool and exercise facilities, a 36-acre nature preserve and a five-acre lake. Since 2004 the property has had an average occupancy of 95.9% and a minimum occupancy of 94.3%. Occupancy as of August 2013 was approximately 97.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Shelby West Manufactured Housing Community

The Market. The property is located within the Macomb County market. The major employers in the area are comprised of an industry mix of healthcare, government and education, including the Detroit Medical Center, City of Detroit, Henry Ford Health System and Detroit Public Schools. According to the appraisal, currently, the Macomb County market includes 13,241 pad sites in 27 manufactured housing communities and had a total occupancy of 74.0% with an average rental rate of $421 per pad site. The appraisal identified six competitive properties built between 1971 and 1996 that range in size from 132 pad sites to 798 pad sites and have a weighted average occupancy of 81.1%.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Pad	%(2)
Rents in Place	$3,040,657	$3,070,036	$3,072,192	$3,086,550	$3,147,780	$4,888	95.7%
Vacant Income	0	0	0	0	95,532	148	2.9
Other Income	40,558	56,824	32,555	46,217	46,217	72	1.4
Gross Potential Rent	$3,081,215	$3,126,860	$3,104,747	$3,132,767	$3,289,529	$5,108	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$3,081,215	$3,126,860	$3,104,747	$3,132,767	$3,289,529	$5,108	100.0%
(Vacancy/Credit Loss)	(13,634)	(10,574)	(7,142)	(11,081)	(164,476)	(255)	(5.0)
Effective Gross Income	$3,067,581	$3,116,286	$3,097,605	$3,121,686	$3,125,053	$4,853	95.0%

Total Expenses	$887,693	$924,344	$966,529	$892,484	$871,507	$1,353	27.9%

Net Operating Income	$2,179,888	$2,191,942	$2,131,076	$2,229,202	$2,253,545	$3,499	72.1%

Total Capex	0	0	0	0	32,200	50	1.0
Net Cash Flow	$2,179,888	$2,191,942	$2,131,076	$2,229,202	$2,221,345	$3,449	71.1%
(1) TTM column represents the trailing twelve-month period ending June 30, 2013.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Northwest Houston Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$18,000,000	Title:	Fee
Cut-off Date Principal Balance:	$18,000,000	Property Type - Subtype:	Industrial - Flex
% of Pool by IPB:	1.5%	Net Rentable Area (SF):	201,851
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrowers:	AKF2 Bammel, LLC and AKF2 Legacy, LLC	Year Built / Renovated:	Various / N/A
		Occupancy(1):	95.3%
Sponsor:	Akrea Master Holdco, LLC	Occupancy Date:	Various
Interest Rate:	4.48000%	Number of Tenants:	21
Note Date:	8/26/2013	2010 NOI:	$617,135
Maturity Date:	9/1/2018	2011 NOI:	$761,296
Interest-only Period:	36 months	2012 NOI:	$1,332,185
Original Term:	60 months	TTM NOI (as of 6/2013):	$1,674,623
Original Amortization:	360 months	UW Economic Occupancy:	93.0%
Amortization Type:	IO-Balloon	UW Revenues:	$2,918,825
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Expenses:	$1,047,513
Lockbox:	Springing	UW NOI:	$1,871,312
Additional Debt:	N/A	UW NCF:	$1,652,415
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$25,050,000 / $124
Additional Debt Type:	N/A	Appraisal Date:	6/26/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$89
Taxes:	$279,881	$31,098	N/A	Maturity Date Loan / SF:	$86
Insurance:	$19,699	$9,849	N/A	Cut-off Date LTV:	71.9%
Replacement Reserves:	$2,524	$2,524	N/A	Maturity Date LTV:	69.6%
TI/LC:	$12,616	$12,616	$302,784	UW NCF DSCR:	1.51x
Other(2):	$666,070	$0	N/A	UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	67.5%	Acquisition Cost	$25,000,000	93.8%
Sponsor Equity	8,648,259	32.5	Upfront Reserves	980,790	3.7
			Closing Costs	667,470	2.5
Total Sources	$26,648,259	100.0%	Total Uses	$26,648,259	100.0%
(1)	Occupancy includes Check 6, which has signed a lease and is expected to take occupancy in November 2013.
(2)	Initial Other Reserves includes an outstanding TI reserve of $558,282 to cover outstanding tenant improvements for RJ Global Wika and Check 6, and a free rent reserve in the amount of $107,787.

The Loan. The Northwest Houston Industrial Portfolio loan has an outstanding principal balance of approximately $18.0 million and is secured by a first mortgage lien on two industrial buildings totaling 201,851 square feet that are located in Houston, Texas. The loan has a five-year term, and subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. Proceeds of the loan along with sponsor equity were used to acquire the properties by Adler Kawa Real Estate Advisors Fund II (“Adler Kawa”), an affiliate of the sponsor, for approximately $25.0 million. Adler Kawa, a joint venture between Miami-based Adler Group, Kawa Capital Partners and Ganot Capital, is a closed-end, discretionary fund specializing in multi-tenant commercial real estate with a focus on office and industrial properties across the southern and eastern United States. Adler Kawa currently owns and operates five office/flex properties in Houston, Texas totaling approximately 644,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Northwest Houston Industrial Portfolio

The Properties. The properties, comprised of Bammel Business Park and Legacy Park, were constructed in 2008 and 2001, respectively, and contain an aggregate 201,851 square feet. As of June 2013, the properties were 95.3% leased by 21 tenants.

Bammel Business Park is an 110,400 square foot warehousing and office facility located on North Sam Houston Parkway West in Houston, Texas. The property includes two, one-story buildings with 17 semi-dock doors, four dock-well doors, 16-foot clear ceiling heights and 254 parking spaces resulting in a parking ratio of 2.30 spaces per 1,000 square feet of net rentable area. Of the total property square footage, approximately 69.0% of the net rentable area is office space. The property was 100.0% leased as of June 1, 2013 to ten tenants, the largest of which include Malvern Instruments, Inc. (20.4% of the net rentable area with a lease expiration in May 2022), NWN Corporation (16.6% of the net rentable area with a lease expiration in April 2017) and Board of Regents of the University of Texas (11.9% of the net rentable area with a lease expiration in February 2019). In addition, Bammel Business Park recently signed a lease with Check 6 that commenced in August 2013 and represents 13.0% of the net rentable area.

Legacy Park is a 91,451 square foot warehousing and office facility located on West Sam Houston Parkway North in Houston, Texas. The property includes two, one-story buildings with 21 dock-high doors, 12 semi-dock doors, 18-20 foot clear ceiling heights and 229 parking spaces resulting in a parking ratio of 2.50 spaces per 1,000 square feet of net rentable area. Of the total property square footage, approximately 60.0% of the net rentable area is office space. The property was 89.7% leased as of June 13, 2013 to 11 tenants, the largest of which include RJ Global Wika (23.5% of the net rentable area with a lease expiration of March 2024), Enterprise Systems (12.6% of the net rentable area with a lease expiration of March 2020) and Flowserve Corporation (10.1% of the net rentable area with a lease expiration of November 2014).

The Market. The properties are both located within the northwest portion of Houston, Texas, within the Houston-Sugar Land-Baytown MSA. Legacy Park is located in the Northwest submarket, the largest industrial submarket in Houston with over 125 million square feet of industrial space as of first quarter 2013. According to the appraisal, the Houston area is characterized by the recent consolidation of employers in the energy industry, with Chevron recently announcing that it would move 800 jobs to the metro area. Top employers in Houston include the University of Texas, Wal-Mart Stores Inc., Administaff, ExxonMobil Corp. and Continental Airlines Inc. According to the appraisal, the overall Houston industrial market vacancy rate as of first quarter 2013 was 4.9%, with net absorption of approximately 1.9 million square feet. The appraiser identified five competitive properties within the Northwest Houston Industrial Portfolio’s submarkets, with occupancies ranging from 71.0% to 100.0% and rental rates ranging from $9.47 per square foot to $12.00 per square foot.

Tenant Summary(1)

Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Malvern Instruments, Inc.	Bammel	NA / NA / NA	22,493	11.1%	$11.87	5/31/2022
RJ Global Wika	Legacy	NA / NA / NA	21,526	10.7%	$8.41	3/31/2024
NWN Corporation	Bammel	NA / NA / NA	18,376	9.1%	$10.56	4/30/2017
Check 6(3)	Bammel	NA / NA / NA	14,331	7.1%	$13.25	8/31/2018
Board of Regents of the University of Texas(4)	Bammel	NA / NA / NA	13,137	6.5%	$13.75	2/28/2019
Enterprise Systems	Legacy	Baa2 / A- / A-	11,550	5.7%	$10.44	3/31/2020
The Lincoln Electric Company	Bammel	NA / NA / NA	9,335	4.6%	$11.86	2/28/2023
Flowserve Corporation	Legacy	Baa2 / BBB- / BBB	9,200	4.6%	$11.60	11/30/2014
M/I Homes of Houston, LLC.	Legacy	B3 / B / B	7,875	3.9%	$12.00	9/30/2017
Documentation of East Texas, Inc.	Bammel	NA / NA / NA	7,776	3.9%	$12.33	3/31/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Check 6 is scheduled to take possession in November 15, 2013, and is expected to be fully operational by December 1, 2013. We cannot assure you that Check 6 will take possession as expected or at all.
(4)	The lease for the Board of Regents of the University of Texas has a termination option for lack of appropriations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Northwest Houston Industrial Portfolio

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$885,273	$1,272,808	$1,734,523	$1,813,262	$2,175,858	$10.78	69.3%
Vacant Income	0	0	0	0	89,775	0.44	2.9
Gross Potential Rent	$885,273	$1,272,808	$1,734,523	$1,813,262	$2,265,633	$11.22	72.2%
Total Reimbursements	364,610	371,212	635,849	704,885	872,436	4.32	27.8
Net Rental Income	$1,249,883	$1,644,020	$2,370,372	$2,518,147	$3,138,069	$15.55	100.0%
(Vacancy/Credit Loss)	(9,739)	(223,870)	(170,329)	(7,594)	(219,244)	(1.09)	(7.0)
Other Income	271	1,383	3,863	63,863	0	0.00	0.0
Effective Gross Income	$1,240,415	$1,421,533	$2,203,906	$2,574,416	$2,918,825	$14.46	93.0%
Total Expenses	$623,280	$660,237	$871,721	$899,793	$1,047,513	$5.19	35.9%
Net Operating Income	$617,135	$761,296	$1,332,185	$1,674,623	$1,871,312	$9.27	64.1%
Total TI/LC, Capex/RR	0	0	0	0	218,896	1.08	7.5
Net Cash Flow	$617,135	$761,296	$1,332,185	$1,674,623	$1,652,415	$8.19	56.6%
Occupancy	50.4%	73.9%	92.9%	95.3%	93.0%
(1)	TTM represents the trailing twelve month period ending June 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Rents steps up to and including February 1, 2014 were considered for underwriting purposes. Check 6 was underwritten in an amount of $13.25 per square foot per the recent lease agreement and will begin occupying the space in November 2013.

Release of Properties. The borrowers may release either individual property from the collateral for the loan provided that, among other things: (i) no event of default exists, (ii) the borrowers pay a release premium of 115% of the applicable allocated loan amount plus the applicable yield maintenance premium, (iii) after giving effect to the release for the applicable individual property, the DSCR as calculated under the terms of the loan agreement for the property then remaining based on the twelve month period immediately preceding the release is equal to or greater than the greater of (a) 1.51x and (b) the DSCR as calculated under the loan agreement for both properties immediately preceding the release and (iv) after giving effect to the release for the applicable property, the LTV for the property then remaining is equal to or less than 72.0%.

Additional Debt. A mezzanine loan may be obtained by the borrowers’ affiliates, provided certain terms and conditions are satisfied, including, but not limited to: (i) no event of default exists, (ii) the LTV of the mortgage and the mezzanine loans does not exceed 72.0% based on a recent appraisal, (iii) the DSCR (taking into account the mezzanine loan and as calculated in the loan documents) is not less than 1.45x, (iv) the maturity date of the mezzanine loan is no earlier than the final maturity date of the mortgage loan and (v) the borrowers deliver a rating agency confirmation with respect to the mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C15

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Jonathan Strain Managing Director	jonathan.m.strain@jpmorgan.com	(212) 834-5022

Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Michael Brunner Executive Director	michael.j.brunner@jpmorgan.com	(404) 264-2520

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Vice President	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 526-4223

David Kung Director	david.kung@barclays.com	(212) 528-7374

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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